UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
TEREX CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TEREX®

2026 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

TEREX
Genie
R24

Terex Corporation, 301 Merritt 7, Norwalk, Connecticut 06851
DEAR FELLOW STOCKHOLDERS
April 29, 2026
It is my pleasure, along with our Board of Directors, to invite you to the 2026 Annual Meeting of Stockholders of Terex Corporation (“Terex” or the “Company”), which will be held virtually on June 25, 2026, at 10:00 a.m. Eastern Time (the “Annual Meeting”). Details regarding the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders (“Notice”).
On behalf of the management team and our Board of Directors, I want to thank you for being a Terex stockholder. Due to the efforts of our talented team members and the loyalty of our customers, Terex was able to achieve net sales of $5.4 billion and adjusted operating margins of over 10% in 2025. Terex successfully integrated the Environmental Solutions Group, which it acquired in October 2024, and has now completed a transformational merger with REV Group, Inc., which closed in February 2026. This merger establishes Terex as a large-scale specialty equipment manufacturer with complementary, leading brands in attractive, low cyclical, highly resilient and growing end markets.
We value your investment and your input. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly by following the instructions provided in the Notice.
Thank you for your continued support. We hope that you can join us at the Annual Meeting.
Sincerely,

David A. Sachs Non-Executive Chairman of the Board of Directors

Genie
Hybrid

HEIL
RevAMP
MACK

LEVEL
LEVEL
VOLUNTEER
FIRE CO.

FINLAY
C-1550

TEREX

ADVANCE
A TEREX BRAND
ADVANCE

Terex Corporation, 301 Merritt 7, Norwalk, Connecticut 06851

NOTICE OF ANNUAL MEETING	MEETING INFORMATION
OF STOCKHOLDERS	June 25, 2026 10:00 a.m. Eastern Time Virtual Meeting www.virtualshareholdermeeting.com/terex2026

April 29, 2026
This year’s Annual Meeting of Stockholders of Terex Corporation will be held on Thursday, June 25, 2026, at 10:00 a.m. Eastern Time. We are pleased to announce that this year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted live via the internet. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/terex2026.
At the Annual Meeting we will consider the matters listed under “Agenda”, which are described more fully in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The Board of Directors of the Company has fixed the close of business on April 27, 2026 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.
On or about April 29, 2026, we will be mailing our Notice of Internet Availability of Proxy Materials to most of our stockholders, which contains instructions for our stockholders’ use of this process, including how to access our 2026 Proxy Statement and 2025 Annual Report, and how to vote online. If you received only a Notice of Internet Availability of Proxy Materials this year, the Notice contains instructions on how you may receive a paper copy of the Proxy Statement and Annual Report.
Every stockholder’s vote is important. While all stockholders are invited to attend the Annual Meeting virtually via the internet, we urge you to vote whether or not you will be present at the Annual Meeting. You may vote by telephone, mobile device or via the internet. If you received a paper copy of the proxy card by mail, you may complete, date and sign the proxy card and return it in the envelope provided. No postage is required if the proxy card is mailed in the United States. You may withdraw your proxy or change your vote at any time before your proxy is voted, either by voting at the Annual Meeting, by later-dated proxy, by telephone or mobile device or via the internet.

AGENDA

1.To elect twelve (12) directors of the Company to hold office for one year or until their successors are duly elected and qualified.
2.To hold an advisory vote to approve the compensation of the Company’s named executive officers.
3.To approve the Terex Corporation 2026 Omnibus Incentive Plan.
4.To ratify the selection of KPMG LLP as the independent registered public accounting firm for the Company for 2026.
5.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,
Scott Posner Senior Vice President, Secretary and General Counsel

PLEASE VOTE YOUR SHARES:
We encourage shareholders to vote promptly, as this will save the expense of additional proxy solicitation. You may vote in the following ways:

BY INTERNET Vote online at www.ProxyVote.com	BY TELEPHONE Call the number included on your proxy card or notice	BY MAIL Mail your signed proxy or voting instruction form	BY MOBILE DEVICE Scan this QR code to vote with your mobile device

PROXY SUMMARY
2026 ANNUAL MEETING OF STOCKHOLDERS INFORMATION

Date: Thursday, June 25, 2026	Record Date: April 27, 2026
Time: 10:00 a.m. Eastern Time	Stock Symbol: TEX
Location: Live via the internet at	Stock Exchange: New York Stock Exchange (NYSE)
www.virtualshareholdermeeting.com/terex2026	Corporate Website: www.terex.com
This proxy summary is intended to provide important information related to the Annual Meeting (as defined below). As this is only a summary, Terex Corporation (“Terex” or the “Company”) encourages you to read the entire Proxy Statement for more information prior to voting.
Terex is a global leader in specialized equipment solutions, serving essential sectors such as emergency services, waste and recycling, utilities, and construction. Our diversified portfolio positions us in resilient, high-demand markets with strong long-term growth potential. We design and manufacture advanced specialty vehicles—including fire, ambulance, and recreational vehicles—alongside waste collection vehicles, materials processing machinery, mobile elevating work platforms, and equipment for the electric utility industry. Through our global dealer, parts and service network and true value-creating digital solutions, we deliver best-in-class lifecycle support, helping customers maximize return on investment. With a strong manufacturing footprint in the United States and operations across Europe, India, and Asia Pacific, Terex combines global reach with local expertise to capture opportunities worldwide. Our strategy is clear: exceed customer expectations, invest in innovation, leverage our diversified portfolio, and deliver consistent, profitable growth for our shareholders.

QUICK FACTS AND FINANCIAL HIGHLIGHTS*

Incorporated in 1986	2025 Net Sales by Geography North America: 72% Western Europe: 14% Asia Pacific: 8% Rest of World: 6%	Significant Manufacturing & Distribution Locations EOY 2025 19 North America 10 Western Europe 5 Asia Pacific	Worldwide Headquarters Norwalk, CT, USA
2025 Net Sales $5.4 B	Returned to Shareholders in 2025 (via share repurchases and dividends) $98 M	2025 Adjusted Earnings Per Share** $4.93	2025 Adjusted Operating Margin** 10.4%
* 2025 information does not incorporate REV Group, Inc., which merger was completed in February 2026.
** Adjusted Earnings Per Share and Adjusted Operating Margin are non-GAAP measures. Refer to Appendix A for definitions and reconciliations to comparable GAAP measures.

CORPORATE GOVERNANCE HIGHLIGHTS

✓ All Terex directors are independent other than the CEO
✓ Non-Executive Chairman structure
✓ Regular independent director executive sessions
✓ Comprehensive Code of Ethics and Conduct
✓ Thorough director onboarding process
✓ Annual Board and Committee self-evaluations

✓ Board oversight of AI and Cybersecurity
✓ Robust stock ownership guidelines for directors and executive officers
✓ Clawback policy and additional clawback provisions in our incentive compensation plan/agreements
✓ No poison pill
✓ Policy prohibiting pledging and hedging

WE HAVE AN ENGAGED, DIVERSE AND INDEPENDENT BOARD OF DIRECTORS
The Board of Directors (“Board”) is committed to ethical conduct and good corporate governance. Our Board oversees the strategic direction of the Company, promotes the long-term interests of our shareholders, and drives management accountability. Directors are selected to serve on our Board based on their integrity, independence, skills, experiences, sound judgment in areas relevant to the Company’s businesses, and willingness to commit the time required to the Board. Our directors are diverse in their skills and experiences, offering perspectives from different industries, operations, financial roles, international exposures and other attributes.

2026 PROXY STATEMENT	1

PROXY SUMMARY

Director Nominees at a Glance*
Name & Primary Occupation	Age	Director Since	Independent	Other Public Boards	Committee Memberships
					Audit	Compensation and Human Capital	Governance, Nominating and Corporate Responsibility
David A. Sachs « Partner of Ares Management Corporation	66	1992	✓	3
Jean Marie “John” Canan Ì Retired SVP, Global Controller and Chief Accounting Officer of Merck & Co., Inc.	69	2026	✓	0
David Dauch Chairman and CEO of Dauch Corporation	61	2026	✓	1
Donald DeFosset Retired Chairman, President and CEO of Walter Industries, Inc.	77	1999	✓	1
Charles Dutil President and CEO of Manac Inc.	60	2026	✓	0
Simon Meester President and CEO of Terex Corporation	56	2024	CEO	0
Maureen O’Connell Retired EVP, Chief Administrative Officer and CFO of Scholastic Corp.	64	2026	✓	2
Sandie O’Connor Ì Retired Chief Regulatory Affairs Officer of JPMorgan Chase	59	2020	✓	1
Srikanth Padmanabhan Retired EVP and President-Operations of Cummins, Inc.	61	2025	✓	1
Andra Rush Founder, Chair and CEO of the Rush Group	65	2017	✓	0
Seun Salami EVP and CFO of Nuveen	48	2023	✓	0
Kathleen Steele Retired Managing Director of Equity Group Investments	50	2026	✓	0
Director Emeritus
Paula H. J. Cholmondeley Principal of The Sorrel Group	78	2004	✓	2
* Information provided is as of April 1, 2026 and has been furnished to the Company by the nominees.

«	Non-Executive Chairman	Ì	Vice Chair	Committee Chair	Committee Member	Audit Committee Financial Expert

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PROXY SUMMARY

TEREX PURPOSE, MISSION, VISION, VALUES AND SUSTAINABILITY

Our Purpose
To help improve the lives of people around the world.
Our Mission
To provide solutions to our machinery and industrial product customers that yield superior productivity and return on investment.

Our Vision
Customer: to be the most customer responsive company in the industry as determined by our customers. Financial: to be the most profitable company in the industry as measured by ROIC. Team Member: to be the best place to work in the industry as determined by our team members.

THE TEREX WAY VALUES
We are committed to recruiting, engaging, developing, and retaining team members at all levels of our global workforce. We encourage, value, and support team members of every race, gender, age, ability, religion, orientation, identity, and experience. We firmly believe that different backgrounds, thoughts, and experiences cultivate innovation and better decision-making. Our culture is defined by our Terex Way Values - Integrity, Respect, Improvement, Servant Leadership, Courage and Citizenship. Our values are the driving force behind our commitment to maintain an inclusive, supportive, non-discriminatory, and safe workplace for all team members. We are committed to creating a culture of inclusion, which starts with the tangible, intentional actions that all Terex team members - regardless of title or tenure - must take to ensure our team members feel safe, supported, and valued.

SUSTAINABILITY AT TEREX
Our Board oversees sustainability, including risks, opportunities, and how sustainability informs and influences our Company’s strategy. The Terex executive leadership team updates the Board, through its committees, periodically throughout the year on many aspects of sustainability. Our sustainability strategy has three objectives: (i) designing products and offering solutions that enable our customers to operate in safe and sustainable ways; (ii) fostering a workplace culture of safety, inclusion and well-being; and (iii) implementing sustainable practices in our operations that strive to minimize negative impacts on the environment and on society. For more information on our sustainability strategy, refer to our 2025 Sustainability Report, which is available on the Company’s website, www.terex.com.
For the third year in a row, in 2025, Terex was named one of America’s Most Responsible Companies.

The U.S. News & World Report named Terex to its published list of the 2025-2026 Best Companies to Work For in the Manufacturing and Agriculture industry.
In May 2025, Terex sites in Northern Ireland were recognized as “Highly Commended” for the Sustainable Team of the Year category at the Business Eye Sustainability & Environmental Social Governance Awards.
Terex Materials Processing sites in the United Kingdom earned the 2025 Gold Award from the Royal Society for the Prevention of Accidents (RoSPA), recognizing our world-class health and safety practices.

2026 PROXY STATEMENT	3

PROXY SUMMARY

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
This Proxy Statement is furnished to stockholders of Terex in connection with the solicitation of proxies by and on behalf of the Board for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. Eastern Time, on June 25, 2026, virtually via the internet at www.virtualshareholdermeeting.com/terex2026 and at any adjournments or postponements thereof (collectively, the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).
During the Annual Meeting, the Company will also give stockholders the opportunity to submit questions for the Company’s Compensation and Human Capital Committee chairperson and provide feedback on the Company’s executive compensation program.
As of April 27, 2026, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had outstanding 114,216,576 shares of common stock, $.01 par value per share (“Common Stock”).
Under rules and regulations of the United States Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner of our Common Stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the internet and providing a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) by mail to all of our stockholders, other than to stockholders who previously elected to receive a printed copy of the proxy materials. Those stockholders that previously elected to receive printed proxy materials will each receive such materials by mail. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Internet Notice. Instead, the Internet Notice will provide instructions on how you may access and review all of the important information contained in the proxy materials over the internet. The Internet Notice also instructs you on how you may submit your proxy via telephone, mobile device or the internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Internet Notice.

We are mailing the Internet Notice to our stockholders on or about April 29, 2026.
Each share of Common Stock is entitled to one vote per share for each matter to be voted on at the Annual Meeting. Nominees for the Board will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present online or represented by proxy and entitled to vote at the Annual Meeting. Approval of the Terex Corporation 2026 Omnibus Incentive Plan will require the affirmative vote of a majority of the shares present online at the virtual meeting or by proxy and entitled to vote at the Annual Meeting, provided that the total votes cast on this proposal represent over 50% of the total number of shares entitled to vote on this proposal. Each other matter to be voted upon at the meeting requires the affirmative vote of a majority of the shares of Common Stock present online at the virtual meeting or represented by proxy and entitled to vote.
A quorum of stockholders is constituted by the presence, online at the virtual meeting or by proxy, of holders of record of Common Stock representing a majority of the aggregate number of votes entitled to be cast. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. With respect to all matters to be voted upon at the Annual Meeting, abstentions will have the effect of a negative vote and broker non-votes will not be considered as votes cast and thus will have no effect on the outcome of the vote.
Proxy solicitations by the Board will be made by mail, by phone, via the internet or by personal interviews conducted by officers or employees of the Company. All costs of solicitations, including (a) printing and mailing of the Internet Notice, (b) the printing and mailing of this Proxy Statement and accompanying material, (c) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Company’s stock, and (d) supplementary solicitations to submit proxies, if any, will be borne by the Company.

E-DELIVERY
We encourage all stockholders to voluntarily elect to receive proxy materials electronically. This helps reduce the paper mailed to you and supports our goals of reducing waste and negative impacts on the environment. E-delivery also provides you with immediate and convenient access to the materials. You may sign up for e-delivery at www.ProxyVote.com. Please have your control number available.

4	WWW.TEREX.COM

PROXY SUMMARY

HOW TO VOTE

In order that your shares of Common Stock may be represented at the Annual Meeting, you are requested to vote your proxy using one of the following methods:

using the internet at www.ProxyVote.com	call the number included on your proxy card or notice	mail your signed proxy or voting instruction form	scan this QR code to vote with your mobile device
Brokers may not vote your shares on the election of directors, regarding the compensation of the Company’s named executive officers, or regarding the Terex Corporation 2026 Omnibus Incentive Plan in the absence of your specific instructions as to how to vote. The Company encourages you to provide instructions to your broker regarding the voting of your shares.
If you vote via the internet, by telephone, with your mobile device or by mailing a proxy card, we will vote your shares as you direct. For each item being submitted for stockholder vote, you may vote “for” or “against” the proposal or you may abstain from voting.
If you submit a proxy via the internet, by telephone, with your mobile device or by mailing a proxy card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board as stated in this Proxy Statement and in the Internet Notice, specifically in favor of our nominees for directors, in favor of the compensation of the Company’s named executive officers, in favor of the Terex Corporation 2026 Omnibus Incentive Plan, and in favor of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Internet Notice, we know of no other matters to be presented at the Annual Meeting.
Revocation of Proxies – Any stockholder giving a proxy has the right to attend the Annual Meeting to vote his or her shares of Common Stock (thereby revoking any prior proxy). Any stockholder also has the right to revoke the proxy at any time by executing a later-dated proxy, by telephone, via the internet or by written revocation received by the Secretary of the Company prior to the time the proxy is voted. All properly executed and unrevoked proxies delivered pursuant to this solicitation, if received at or prior to the Annual Meeting, will be voted at the Annual Meeting.
NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Voting Recommendation:	Page Reference (for more detail):
Proposal 1: Election of directors	FOR	6
Proposal 2: Advisory vote to approve the compensation of the named executive officers	FOR	25
Proposal 3: Approval of the Terex Corporation 2026 Omnibus Incentive Plan	FOR	58
Proposal 4: Ratify the selection of KPMG LLP as the independent registered public accounting firm for the Company for 2026	FOR	59

2026 PROXY STATEMENT	5

DIRECTORS AND GOVERNANCE

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, twelve (12) directors of the Company are to be elected to hold office until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Each director shall be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present online or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, the proxies received by the Company will be voted FOR the election of the twelve (12) nominees listed below, all of whom are presently members of the Board.
Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. However, should any of the nominees for director decline or become unable to serve if elected, it is intended that the Board will appoint such other person as director as it shall designate. The Company has no reason to believe any nominee will decline or be unable to serve if elected.
In the event of an uncontested election, as is the case this year, any nominee for director who is a current director and receives less than a majority of the votes cast online or by proxy at the Annual Meeting shall offer to resign from the Board. While the Board does not believe that in each such case a director should necessarily leave the Board, this presents an opportunity for the Board, through its Governance, Nominating and Corporate Responsibility Committee, to consider the resignation offer.

The information set forth below has been furnished to the Company by the nominees and sets forth for each nominee, as of April 1, 2026, such nominee’s name, business experience for at least the past five years, other directorships held and age. There is no family relationship between any nominee and any other nominee or executive officer of the Company. For information regarding the beneficial ownership of the Common Stock by the current directors of the Company, see “Security Ownership of Certain Beneficial Owners and Management.”
The Governance, Nominating and Corporate Responsibility Committee of the Board has nominated each of the following individuals based on various criteria, including, among others, a desire to maintain a balanced experience and knowledge base within the Board, the nominees’ personal integrity, independence, skills, experience, sound judgment and willingness to devote necessary time and attention to properly discharge the duties of director, and the ability of the nominees to make positive contributions to the leadership and governance of the Company. All the nominees have been directors since last year’s annual meeting, with the exception of Messrs. Padmanabhan, Canan, Dauch and Dutil and Mses. O’Connell and Steele. Mr. Padmanabhan, who joined the board in December of 2025, was recommended by a third-party search firm that the Governance, Nominating and Corporate Responsibility retained to identify suitable director candidates. Messrs. Canan, Dauch and Dutil and Mses. O’Connell and Steele all joined the Board in February 2026 upon the completion of the merger with REV Group, Inc. (“REV”).

The Board recommends that the stockholders vote FOR the following nominees for director.

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DIRECTORS AND GOVERNANCE

Director Nominees for Election at the Annual Meeting

David A. Sachs

Business Experience: David A. Sachs is a Partner and Vice Chair of Ares Management Corporation (“Ares”) and co-founder of the firm. He serves as a Director and Chairman of the Board of Ares Dynamic Credit Allocation Fund, Inc., Trustee and Chair of CION Ares Diversified Credit Fund and Trustee of the Ares Private Markets Fund. Additionally, Mr. Sachs also serves as a member of the Ares Real Estate Global and Real Estate Debt Investment Committees, the Ares Private Equity Group's Energy Opportunities, Extended Value, and Asia Investment Committees. Mr. Sachs was Ares’ first portfolio manager and headed up Ares’ first investment activities as Head and Co-Head of the Ares Capital Markets Group (now Liquid Credit) until early 2009. Since 2009, Mr. Sachs has assisted the Ares Corporate Strategy Group with numerous strategic initiatives. Prior to joining Ares, Mr. Sachs was a Principal of Onyx Partners, Inc., where he focused on merchant banking and related capital raising activities in the private equity and mezzanine debt markets. Previously, he also worked with Taylor & Co., an investment manager providing investment advisory and consulting services. Mr. Sachs is on the Executive Committee and Board of Trustees of Northwestern University, as well as various advisory committees at its Kellogg School of Management and McCormick Engineering School.

Age: 66 Director Since: 1992 ______________________________________ Non-Executive Chairman Committee Memberships: GNCRC
Qualifications: Mr. Sachs has extensive knowledge of global capital markets and is valuable to the Board’s discussions of the Company’s capital and liquidity needs. Mr. Sachs has been a member of the Board since 1992 and accordingly has an extensive knowledge of the Company. As a result, Mr. Sachs provides vital insight to the Board on many issues, including capital markets, treasury and liquidity related matters.

Jean Marie “John” Canan

Business Experience: Jean Marie “John” Canan retired from Merck & Co., Inc. (“Merck”) in 2014 as Senior Vice President, Global Controller and Chief Accounting Officer. Mr. Canan first joined Merck in 1990 and held numerous positions of increasing responsibility including senior roles in finance, strategy development, business development and operations. Mr. Canan also provided operational oversight for most of the Merck group’s joint ventures, including DuPont-Merck, Johnson and Johnson-Merck, Astra-Merck, and Schering-Plough-Merck. Prior to joining Merck, Mr. Canan began his career at PricewaterhouseCoopers (PwC) where he worked in both the Montreal office and Hong Kong office. Mr. Canan currently serves on the Board of Molycop, Inc, a private mining consumables entity. Mr. Canan was previously a member of the Board of Directors of Lectra SA from 2021 to 2024, where he sat on the Audit, Remuneration and Strategy committees, and he previously served as a director of Acasti Pharma from 2021 until 2023. Mr. Canan was also the Chair of the Board of REV Group, Inc. from 2016 through 2026.

Age: 69 Director Since: 2026 _______________________________________ Vice Chair Committee Memberships: Audit CHCC

Qualifications: Mr. Canan brings extensive strategic, business development and financial leadership experience to the Board. Mr. Canan’s significant experience in these areas, combined with his vast international experience, offers the Board vital insights regarding business strategy and financial matters.

2026 PROXY STATEMENT	7

DIRECTORS AND GOVERNANCE

David Dauch

Business Experience: David Dauch currently serves as Chairman of the Board and Chief Executive Officer of Dauch Corporation (“Dauch”), previously American Axle & Manufacturing Holdings, Inc., a Global Tier 1 Automotive Supplier, which role he has served in since 2013. Mr. Dauch is responsible for developing and implementing Dauch’s operating and strategic objectives, as well as for overseeing the global day-to-day operations of Dauch. Since joining Dauch in 1995, Mr. Dauch served in several positions of increasing responsibility prior to his current role, including President & Chief Executive Officer and President & Chief Operating Officer. Prior to joining Dauch, Mr. Dauch started his career at the former Chrysler Corporation and Collins & Aikman Products Company. Mr. Dauch has served on the Board of Directors of Dauch since 2009. He also currently serves on the Board of Amerisure Mutual Insurance Company and Amerisure Companies, and on the Board of the National Association of Manufacturers (NAM). Mr. Dauch also served as a director of REV Group, Inc. from 2024 through 2026.

Age: 61 Director Since: 2026 _______________________________________ Committee Memberships: CHCC

Qualifications: Mr. Dauch has extensive experience as a chief executive officer of a large international industrial manufacturing company. Mr. Dauch is a highly experienced leader and offers the Board significant insight into global strategic and operational imperatives. Mr. Dauch also provides the Board with a deep understanding of the complexities of operating a large multi-national manufacturing business.

Donald DeFosset

Business Experience: Donald DeFosset retired in 2005 as Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset served since November 2000 as President and CEO, and since March 2002 as Chairman, of Walter Industries. Previously, he was Executive Vice President and Chief Operating Officer of Dura Automotive Systems, Inc. (“Dura”), a global supplier of engineered systems, from October 1999 through June 2000. Before joining Dura, Mr. DeFosset served as a Corporate Executive Vice President, President of the Truck Group and a member of the Office of Chief Executive Officer of Navistar International Corporation from October 1996 to August 1999. Mr. DeFosset also serves as a director of ITT Corporation. Previously, Mr. DeFosset served as a director of James Hardie Industries N.V. from 2006 through 2008, Enpro Industries, Inc. from 2008 through 2011, Regions Financial Corporation from 2006 through 2022 and National Retail Properties Inc. from 2008 through 2022.

Age: 77 Director Since: 1999 _______________________________________ Committee Memberships: CHCC (Chair)

Qualifications: Mr. DeFosset has considerable experience as a chief executive of a large diversified industrial company and as a senior executive of an international machinery manufacturer. Mr. DeFosset has been a member of the Board since 1999 and accordingly has an extensive knowledge of the Company. As a result, Mr. DeFosset provides the Board with key knowledge and insights into the Company’s manufacturing, operational and financial matters.

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DIRECTORS AND GOVERNANCE

Charles Dutil

Business Experience: Charles Dutil currently serves as President and Chief Executive Officer of Manac Inc., a North American manufacturer of specialty semi-trailers. Mr. Dutil has held this position since 2002. Mr. Dutil previously served in various other senior positions at Manac Inc., including Executive Vice President and Vice President of Marketing. Mr. Dutil also served as a director of REV Group, Inc. from 2016 through 2026.

Qualifications: Mr. Dutil has extensive experience as a chief executive officer of a manufacturing company and as a business leader. Mr. Dutil provides the Board with key knowledge and insights into manufacturing and operational matters, particularly those related to specialty vehicle manufacturers.

Age: 60 Director Since: 2026 _______________________________________ Committee Memberships: GNCRC

Simon Meester

Business Experience: Simon Meester was appointed President and Chief Executive Officer of Terex Corporation and a member of the Company’s Board of Directors, effective January 1, 2024. Previously, Mr. Meester served as the President of Aerial Work Platforms since May 2023, the President of Genie since August 2021, and Chief Operating Officer of Genie since June 2020. Mr. Meester initially joined Terex in 2018 as Vice President, Global Sales and Marketing Administration for Aerial Work Platforms. Prior to joining Terex, Mr. Meester was Vice President and General Manager of the Industrial Control Division at Eaton Corporation. Earlier, he spent 14 years in progressively senior roles at Caterpillar, Inc., before becoming President, Sandvik Mining and Construction in India.

Age: 56 Director Since: 2024 _______________________________________ President and Chief Executive Officer
Qualifications: Mr. Meester is an effective leader with considerable experience in senior roles across various industrial manufacturers. He has managed global teams and operations for more than 20 years, based in seven countries. Based on his current role as CEO of the Company, Mr. Meester provides the Board with skillful leadership and insight into the Company’s global operations.

Maureen O’Connell

Business Experience: Maureen O’Connell’s career spans 30 years of progressive experience in finance and operations management at several global public companies. From 2007 to 2017, Ms. O’Connell served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Scholastic Corp., where she was responsible for finance, operations, supply chain, technology, human resources and legal at the company. Prior to this, Ms. O’Connell served as President and Chief Operating Officer at Gartner and chief financial officer of Barnes & Noble. Ms. O’Connell currently serves as a director at Northwest Healthcare Properties REIT and Acacia Research Corporation. Ms. O’Connell also served as a director of REV Group, Inc. from 2023 through 2026.

Qualifications: Ms. O’Connell is a seasoned business leader with extensive experience in finance, operations, and broad oversight of companies across multiple industries. Ms. O’Connell is a National Association of Corporate Directors (“NACD”) certified Director and holds the CERT certificate in cyber-risk oversight from NACD. Ms. O’Connell’s diversity of experience across finance, operations, supply chain and technology matters gained at multiple public companies offers the Board a valuable broad perspective on various topics.

Age: 64 Director Since: 2026 _______________________________________ Committee Memberships: Audit (Chair)

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Sandie O’Connor

Business Experience: Sandie O’Connor retired as the Chief Regulatory Affairs Officer for JPMorgan Chase, a global financial services firm. In this capacity, she set the firm’s comprehensive regulatory strategy and led engagement with G-20 policymakers regarding evolving regulation and legislation. Using her extensive market expertise and deep understanding of capital flows, balance sheets and market liquidity, she provided meaningful perspectives on impact on clients, business activity and economic growth. She was a member of the firm’s Executive Committee, Chair of the JPMorgan Chase Foundation Investment Committee and served on multiple firm-wide governance committees. Prior to this role, she held several leadership positions spanning corporate functions as well as client facing businesses including Global Treasurer and head of Prime Services. Ms. O’Connor joined JPMorgan in 1988 and over a 30-year career, held positions of increasing responsibility within the company’s Investment Bank and Corporate divisions. Ms. O’Connor has served on several public/private teams to support the integrity and efficiency of markets including as Chair of the Federal Reserve Board’s Alternative Reference Rates Committee and as a former member of the Treasury Markets Practices Group sponsored by the Federal Reserve Bank of NY. Ms. O’Connor served on a Task Force on Financial Stability, as well as on the Financial Research Advisory Committee for the Office of Financial Research. She continues to serve on the FDIC Systemic Resolution Advisory Committee and is a member of the Economic Club of NY. Ms. O’Connor also serves as a director of The Bank of New York Mellon Corporation.

Age: 59 Director Since: 2020 _______________________________________ Vice Chair Committee Memberships: Audit GNCRC (Chair)

Qualifications: Ms. O’Connor is a recognized financial industry expert and leader with unique insights on how evolving market structure impacts behaviors of financial institutions, corporations and government. She has deep capital markets, balance sheet and risk management expertise as well as global business building experience. As a result of these professional experiences, Ms. O’Connor brings diverse leadership and business experiences and global perspectives which are important for the Board. She provides vital insight on many issues, including capital markets, treasury and liquidity related matters, enterprise risk and business strategy and transformation.

Srikanth Padmanabhan

Business Experience: Srikanth Padmanabhan recently retired as Executive Vice President and President – Operations of Cummins, Inc., a global power solutions company. During his 34 years at Cummins, Mr. Padmanabhan held various roles in business and operations leadership. As president of the Engine Business, the largest of Cummins’ business segments, Mr. Padmanabhan drove customer-focused innovation to position Cummins as a leading powertrain supplier in the transition to a net zero future. He also held global leadership positions in Cummins’ Components and Power Generation businesses. Early in his career he held manufacturing and plant leadership roles across North America. His career spans the U.S., U.K., Mexico, and India. Mr. Padmanabhan also serves as a director of Leggett & Platt Incorporated.

Age: 61 Director Since: 2025 _______________________________________ Committee Memberships: GNCRC

Qualifications: Mr. Padmanabhan has significant experience as an executive of a large international manufacturing company. Mr. Padmanabhan is a highly experienced executive with a proven track record of driving significant business growth and value. Mr. Padmanabhan brings manufacturing, operations, and strategy experience, as well as leadership skills, to the Company. Additionally, having been born and raised in India, and having worked across various international regions, Mr. Padmanabhan provides the Board with valuable, diverse experience, global perspectives and a deep understanding of the operational complexities of a large multi-national business.

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Andra Rush

Business Experience: Andra M. Rush is the founder, chair and CEO of the Rush Group family of companies, which includes Dakkota Integrated Systems. Dakkota is one of the largest Native American woman-owned and led companies in the United States and manages supply chain complexity for customers, specializing in component manufacturing, complex assembly and sequencing, and supply chain management. She also founded and served as the chair and CEO of Rush Trucking Company, and the chair, CEO and managing member of Rush Supply Chain Management until 2020. Ms. Rush previously served two terms on the U.S. Manufacturing Council, the principal private sector panel that advises the U.S. Commerce Secretary on government policies and programs and their impact on the manufacturing sector. She also served on supplier advisory boards for Chrysler and General Motors.

Age: 65 Director Since: 2017 _______________________________________ Committee Memberships: CHCC

Qualifications: Ms. Rush is an accomplished executive officer of businesses that specialize in manufacturing components, complex assembly and sequencing, as well as supply chain management, logistics and freight distribution. Ms. Rush’s extensive knowledge and significant experience in supply chain and logistics is particularly valuable to the Company when handling any complicated sourcing matters. Additionally, as a result of her professional experiences, and as Ms. Rush is a Native American female, she brings diverse perspectives and experiences, which are important for the Board.

Seun Salami

Business Experience: Seun Salami currently serves as the Executive Vice President and Chief Financial Officer of Nuveen, a global asset management firm. Mr. Salami joined TIAA, Nuveen's parent company, in May of 2018 as Corporate Controller, and later served as both TIAA's Chief Accounting Officer and principal financial officer of TIAA Real Estate Account. Prior to joining TIAA/Nuveen, Mr. Salami was Executive Vice President and Global Controller, Corporate Solutions at Jones Lang LaSalle Inc. (JLL), a Fortune 500 global real estate company. Prior to JLL, he spent over eleven years at Deloitte serving Fortune 500 clients.

Qualifications: Mr. Salami is an executive with a successful track record of leading multifunctional finance and operations teams to deliver strong results for global organizations. Mr. Salami has significant experience and a deep understanding of financial and accounting matters and can provide the Board with key insights in these areas. Additionally, as a result of his international education and work experience, his life membership in the Council on Foreign Relations, and as an African American male raised in Nigeria, Mr. Salami brings valuable, diverse experiences and global perspectives to the Board.

Age: 48 Director Since: 2023 _______________________________________ Committee Memberships: Audit

Kathleen Steele

Business Experience: Kathleen Steele currently serves as an Advisor to Equity Group Investments (EGI), an organization she joined in July 2000, and at which she most recently served as a Managing Director through June 2023. Prior to joining EGI, Ms. Steele worked in the investment banking division of Merrill Lynch, Pierce, Fenner & Smith Incorporated, where she worked on mergers and acquisitions and capital raising transactions, primarily in the industrial sector. Ms. Steele served as a director of REV Group, Inc. from 2024 through 2026.

Qualifications: Ms. Steele has extensive knowledge in capital markets, capital allocation, investment management, and financial leadership. Ms. Steele’s expertise in such areas, coupled with her broad experience, provides the Board with valuable insight particularly in relation to capital markets, treasury and liquidity matters, and driving value creation.

Age: 50 Director Since: 2026 _______________________________________ Committee Memberships: Audit CHCC

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Director Emeritus

Paula H. J. Cholmondeley

Business Experience: Paula H. J. Cholmondeley is currently principal of The Sorrel Group, a consulting company founded by Ms. Cholmondeley in 2004 which focuses on corporate strategy and corporate governance matters. Ms. Cholmondeley served as Vice President and General Manager of Sappi Fine Paper, North America from 2000 through 2004, where she had profit and loss responsibility for their Specialty Products division. Ms. Cholmondeley held senior positions with various other companies from 1980 through 1998, including Owens Corning, The Faxon Company, Blue Cross of Greater Philadelphia, and Westinghouse Elevator Company, and also served as a White House Fellow assisting the U.S. Trade Representative during the Reagan administration. Ms. Cholmondeley, a former certified public accountant, is an alumnus of Howard University and received a Master’s Degree in Accounting from the University of Pennsylvania, Wharton School of Finance. Ms. Cholmondeley is also a director at Bank OZK and Lexeo Therapeutics. Previously, Ms. Cholmondeley served as a director of Ultralife Corporation from 2004 through 2010, Albany International Corporation from 2005 to 2013, Minerals Technologies Inc. from 2005 to 2014, Dentsply International Inc. from 2001 to 2016, and Kapstone Paper and Packaging Corporation from 2016 to 2018 and an independent trustee of Nationwide Mutual Funds from 2000 to 2022.

Age: 78 Director Since: 2004 _______________________________________ Director Emeritus

Qualifications: Ms. Cholmondeley has significant financial and operations experience with several international manufacturing companies, has held executive positions where she was responsible for operating manufacturing based businesses and leading strategic planning and was involved in preparing financial statements as the chief financial officer of a large insurance company. She also has been heavily involved in technology development, as well as building, growing and selling manufacturing operations. Ms. Cholmondeley also currently serves as a part-time faculty member for the NACD. She is a NACD Board Leadership Fellow, was selected in 2015 to NACD Directorship 100, was elected as one of the 24 commissioners for the NACD 2023 Blue Ribbon Commission Report, is a NACD Certified Director and also holds the CERT certificate in cyber-risk oversight from NACD. As a result of these professional and other experiences, and as Ms. Cholmondeley is an African American female raised in the Caribbean, she brings diverse perspectives and experiences, which provides the Board with greater insight into the Company’s financial, operational and governance matters.

Recent Changes in Board Membership
We routinely assess the Board’s composition to ensure we have the right mix of attributes, experiences, perspectives, qualifications, and skills to maximize our Board’s potential. We believe the Company, our team members, stockholders and all other stakeholders benefit from continuity of longer-tenured directors complemented by the fresh perspectives of newer directors. The table below reflects the changes to the Board since the beginning of 2023 through the date of this Proxy Statement.

2023	2024	2025	2026
Additions
Seun Salami	Simon Meester	Srikanth Padmanabhan	John Canan David Dauch Charles Dutil Maureen O’Connell Kathleen Steele
Departures
John L. Garrison. Jr.	Thomas J. Hansen		Christopher Rossi Paula Cholmondeley*
*Paula Cholmondeley is currently serving as a Director Emeritus.

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Summary of Director Skills, Experience & Attributes

	David Sachs	John Canan	David Dauch	Don DeFosset	Charles Dutil	Simon Meester	Maureen O’Conn ell	Sandie O’Connor	Srikanth Padmanabhan	Andra Rush	Seun Salami	Kathleen Steele
Director Skills and Experience
Business Development and Strategy: Experience overseeing strategic planning and priorities, business development and portfolio restructuring and/or integration.	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Manufacturing: Experience in the manufacturing industry or end markets served by Terex.		✔	✔	✔	✔	✔			✔	✔		✔
Risk Management: Experience identifying, managing, and mitigating significant business risks and/or overseeing risk management procedures.	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Technology: Expertise or oversight experience with information systems, data management/analytics, innovative technologies, digital solutions or cybersecurity.	✔	✔	✔	✔	✔	✔	✔	✔	✔		✔
CEO: Leadership experience in a chief executive officer role.			✔	✔	✔	✔				✔
Financial Expert: Qualification as an “audit committee financial expert” under applicable SEC rules.	✔	✔			✔		✔	✔			✔	✔
International Business: Experience with global operations, multinational companies or international markets.	✔	✔	✔	✔		✔	✔	✔	✔	✔	✔	✔
Corporate Governance: Experience as a board member of another public company, as well as knowledge of current corporate governance trends and practices.	✔	✔	✔	✔	✔		✔	✔	✔			✔

Director Onboarding and Continuous Education
All new directors participate in a comprehensive orientation that includes meeting with committee chairs and senior corporate leaders to learn about the Company’s businesses, operations, end markets, strategy, governance, functional areas, internal controls, policies, procedures, talent, and culture, which provides new directors with a strong foundation and accelerates their effectiveness to fully engage in Board deliberations.
Directors have the opportunity to visit Company facilities at periodic site visits arranged by the Company. In 2025, the Board visited Company facilities in Alabama and India as

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part of regularly scheduled Board and Committee meetings. Directors also have complete access to management and the Company’s outside advisors.
It is important for our directors to stay current and informed on developments in corporate governance best practices. Our directors are provided updates on corporate governance developments at regularly scheduled board meetings. All of our directors are members of the National Association of Corporate Directors (NACD), are encouraged to participate in continuing director education programs and are reimbursed for their expenses associated with such participation.

Board, Committee and Director Evaluations
The Board believes that the periodic assessment of director performance is an important governance principle and aligns with the Board’s commitment to continuous improvement. The directors engage in an annual survey, rating the performance of the Board and its committees. This process is overseen by the Governance, Nominating and Corporate Responsibility Committee. In addition, on a periodic basis, individual director evaluations are conducted by the Chairman and/or the Non-Executive Chairman/Lead Director. The annual self-evaluation process of the Board and its committees allows the Board to reflect on its effectiveness. This honest and direct feedback enables the Board and its committees to continue to improve its policies, procedures and processes.

Director Independence
It is the Company’s policy that the Board consists of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of any other applicable regulatory authority, including the SEC. The Board annually reviews the relationship of each director with the Company, and only those directors who the Board affirmatively determines have no material relationship with the Company are deemed to be independent directors. The Company’s Governance Guidelines (the “Guidelines”), specifically define what is deemed to be a material relationship between the Company and an independent director. The following are the relationships that the Board considers in making its independence determination:
(i)whether the director or any of his or her immediate family members is or was within the past five years an officer of the Company;
(ii)whether the director is or was within the past five years an employee of the Company;
(iii)whether the director or any of his or her immediate family members is or was during the past five years affiliated with, or employed by, any past or present auditor of the Company (or an affiliate thereof);
(iv)whether the director or any of his or her immediate family members is or was within the past five years part of an interlocking directorate in which an executive officer of the Company serves or served on the compensation committee of a company that concurrently employs or employed the director or any of his or her immediate family members;
(v)whether the director is an executive officer, a partner, or beneficial owner of more than ten percent (10%) of the equity interest of a customer of, or a supplier of goods or services to the Company where the amount involved in the current fiscal year or the prior fiscal year in such relationship exceeds the greater of (x) two percent (2%) of the Company’s consolidated gross revenues for its most recently completed fiscal year, (y) two percent (2%) of the customer’s or supplier’s consolidated gross revenues for its most recently completed fiscal year or (z) $1 million;
(vi)whether the director is an executive officer, a partner or beneficial owner of more than ten percent (10%) of the equity interest of a company to which the Company was indebted at the end of any fiscal quarter during the Company’s most recently completed fiscal year or current fiscal year in an amount in excess of five percent (5%) of the Company’s total consolidated assets at the end of such fiscal year;
(vii)whether the director is an executive officer, a partner or beneficial owner of more than ten percent (10%) of the equity interest of a company which was indebted to the Company, other than in the ordinary course of business of the Company and such other company and on arms-length terms, at the end of any fiscal quarter during the Company’s most recently completed fiscal year or current fiscal year in an amount in excess of $120,000 at the end of such fiscal year;
(viii)whether the director or any of his or her immediate family members was indebted to the Company, other than in the ordinary course of business of the Company and the business of the director or the member of his or her immediate family, and on arms-length terms, at the end of any fiscal quarter during the Company’s most recently completed fiscal year or

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current fiscal year in an amount in excess of $120,000 at the end of such fiscal year;
(ix)whether the director is an executive officer or partner of any investment banking firm or other financial advisor or consultant that has performed services for the Company during the most recently completed fiscal year or current fiscal year in which the amount of fees paid to the investment banking firm or other financial advisor or consultant exceeds five percent (5%) of the gross revenues of the investment banking firm or other financial advisor or consultant for that firm’s most recently completed fiscal year;
(x)whether the director is a member or of counsel to a law firm that the Company has retained during the most recently completed fiscal year or current fiscal year in which the amount of fees paid to the law firm exceeds five percent (5%) of the law firm’s gross revenues for that firm’s most recently completed fiscal year;
(xi)whether the director is affiliated with a tax-exempt entity that receives the greater of (x) $1 million or (y) two percent (2%) of its total annual contributions from the Company (based on the tax-exempt entity’s most recently completed fiscal year);
(xii)whether the director or any of his or her immediate family members is during the current fiscal year or was during the most recently completed fiscal year a party to a transaction or series of similar transactions with the Company or its subsidiaries (excluding director fees, stock options and other director compensation), other than on arm’s-length terms where the amount involved is not material to either party;
(xiii)whether the director or any of his or her immediate family members received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service within the past three years; and
(xiv)whether the director has any other relationships with the Company or the members of management of the Company that the Board has determined to be material and which are not described in (i) through (xiii) above.
After consideration of all applicable matters, the Board determined, based on the above criteria, that none of the directors have a material relationship with the Company other than as a director or as a stockholder except for Mr. Meester, who is not an independent director. The Board also considered that Mr. Sachs was a member of Ares, which in the ordinary course of business held a small amount of the Company’s debt. It was noted that the amount of debt was less than 0.1% of the Company’s total consolidated assets as of December 31, 2025, less than 0.1% of the Company’s debt as of December 31, 2025 and less than 0.01% of the committed capital managed by Ares. Accordingly, the Board has determined that all of the nominees for director are independent directors except for Mr. Meester, who has been nominated to serve on the Board as a result of his position as President and Chief Executive Officer of the Company.

Corporate Governance Principles
The Board and the Governance, Nominating and Corporate Responsibility Committee annually review the Company’s corporate governance policies and practices and the Guidelines. The Board believes that the Guidelines effectively assist the Board in the exercise of its duties and responsibilities and serve the best interests of the Company. These Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to achieving strategic objectives of the Company while enhancing stockholder value over the long term. The Board and the Governance, Nominating and Corporate Responsibility Committee will continue to review the Guidelines annually and may make changes as they determine are necessary and appropriate, including changes that may be necessary to comply with new or proposed laws, rules or regulations issued by the SEC and the NYSE. A copy of the Guidelines is available on the Company’s website, www.terex.com, under “Investors” – “Governance” – “Corporate Governance Documents.” In
addition, a copy of the Guidelines is available in print, without charge, to any stockholder who requests these materials from the Company.
Directors have complete access to management and the Company’s outside advisors, and senior officers and other members of management frequently attend Board and committee meetings at the discretion of the Board or committee, as applicable. It is the policy of the Board that non-management directors also meet privately in executive sessions without the presence of any members of management at each regularly scheduled meeting of the Board and at such other times as the Board shall determine. In addition, the Board may retain and have access to independent advisors of its choice with respect to any issue relating to its activities, and the Company pays the expenses of such advisors.

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Code of Ethics and Conduct
The Company has adopted a code of ethics and conduct that applies to all of its directors and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer, among others. The Terex Code of Ethics and Conduct is a set of written standards reasonably designed to deter wrongdoing and to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the code. The
Company periodically reviews, updates and revises its code of ethics and conduct when it considers appropriate. A copy of the current Terex Code of Ethics and Conduct, which was last updated and released in September 2025, is available at the Company’s website, www.terex.com, under “Investors” – “Governance” – “Corporate Governance Documents.” In addition, a copy of the Terex Code of Ethics and Conduct is available in print, without charge, to any stockholder who requests this material from the Company.

Board Meetings
The Board met 14 times in 2025 at regularly scheduled and special meetings. All of the directors in office during 2025 attended at least 75% of the meetings of the Board and their respective Board committees during the time they served as directors in 2025. It is the Company’s policy that each director is expected to attend the annual meeting of stockholders. All of the directors then in office attended the Company’s previous annual meeting of stockholders held on May 14, 2025.

Board Leadership Structure
The Board recognizes that no single leadership structure is right for all companies at all times, and accordingly the Board periodically reviews its leadership structure. The Company had a combined Chairman and Chief Executive Officer position from 2018 through 2023, which the Board believed was an appropriate structure at such time because the Board believed the Company’s Chief Executive Officer was best situated to serve as Chairman as he was the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Company separated the Chairman and Chief Executive Officer positions following the retirement of John L. Garrison, Jr. at the end of 2023.
As Mr. Meester has been the Chief Executive Officer for less than three years, the Board believes it is desirable to have Mr. Meester continue to focus on the management and operation of the Company’s business without the additional responsibilities of Chairman. Upon the retirement of Mr. Garrison, Mr. Sachs was elected by the Board as Non-Executive Chairman, allowing the Board to benefit from Mr. Sachs’ prior experience as the Company’s Lead Director and, previously, as the Non-Executive Chairman. However, as the Board periodically reviews its leadership structure, it is possible that the positions could be combined in the future as Mr. Meester gains seniority in the role as Chief Executive Officer of the Company.

Communicating with the Board of Directors
Any stockholder or other interested party may communicate with the Board, any committee of the Board or any director by writing to: Terex Corporation, c/o Secretary and General Counsel, 301 Merritt 7, 4th floor, Norwalk, CT 06851. The Secretary has the discretion to disregard inappropriate or irrelevant communications such as advertisements, solicitations, and product inquiries. All relevant communications to the Board will be delivered to the Non-Executive Chairman. The Secretary will recommend whether it is appropriate for the communications to be provided to the full Board, a
Committee of the Board or a select group of members of the Board.
Any stockholder or other interested party wishing to ask questions or raise concerns with any director of the Board may also file a report through The Terex Helpline online, at www.ethicspoint.com, or by telephone, at 1-866-493-1856 or 1-866-ETHICSP. The Terex Helpline is a confidential and, upon request, anonymous reporting system available 24/7 that is administered by an independent third-party provider.

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Board’s Role in Risk Oversight
Management is responsible for identifying key risks and for developing and implementing processes for mitigating and monitoring risks. Management provides enterprise risk management assessments to the Board that describe the most significant risks facing the Company, measures the relative magnitude of the risks, identifies the key drivers for the risks, describes the control measures in place for the risks and discusses the outlook for the risks. The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through direct presentations and committee reports about such risks. In addition, management engages in an in-depth review and dialogue with the Board with respect to the most significant risks facing the Company on a rotating basis throughout the year. The below chart details the primary oversight framework of the Board and the committees.

BOARD OVERSIGHT FRAMEWORK

	Board	GNCRC	CHCC	Audit
Enterprise Risk Management Assessment	✓			
Corporate Development/M&A Strategy	✓			
Management Succession	✓			
Board/Committee Size & Composition		✓		
Director Qualifications, Independence & Succession Planning		✓		
Corporate Governance & Guidelines		✓		
Board, Committee & Director Evaluation/Performance Assessment		✓		
HSE/Ethics & Compliance/Legal Liability		✓		
Compensation & Benefits Programs & Equity Plans Design Review			✓	
Management Review & Evaluation, Compensation Risk Analysis			✓	
Stock Ownership Guidelines & Clawback Policies			✓	
Human Capital Management Practices and Culture			✓	
Independent Registered Public Accounting Firm/Audit Engagement & Oversight				✓
Internal Audit Reporting, Compliance & Controls				✓
Financial Statements, Disclosures & Data Accuracy Review				✓
Cybersecurity, Technology & AI Risks				✓
Review of Related Party Transactions & Conflicts of Interest				✓
Capital Strategy/Treasury Risk				✓

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Board Committees
The Board has an Audit Committee, Compensation and Human Capital Committee, and Governance, Nominating and Corporate Responsibility Committee.

Board Committee Membership and Roster

Name of Director	Audit Committee	Compensation and Human Capital Committee	Governance, Nominating and Corporate Responsibility Committee
David A. Sachs «
Jean Marie “John” Canan Ì
David Dauch
Donald DeFosset
Charles Dutil
Maureen O’Connell
Sandie O’Connor Ì
Srikanth Padmanabhan
Andra Rush
Seun Salami
Kathleen Steele

«	Non-Executive Chairman	Ì	Vice Chair	Committee Chair	Committee Member	Audit Committee Financial Expert

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Audit Committee

MEMBERS: Maureen O’Connell (Chair) John Canan Sandie O’Connor Seun Salami Kathleen Steele	11 Meetings in 2025	• • • • • Independence 5 / 5

ROLES AND RESPONSIBILITIES:
•Meet regularly with the Company’s independent registered public accounting firm and operating and financial management personnel;
•Appoint, set compensation for, and oversee the Company’s independent registered public accounting firm;
•Review audit performed by the Company’s independent registered public accounting firm;
•Review annual financial statements and all material financial reports and disclosures provided to stockholders;
•Review the Company’s internal auditing, accounting and financial controls;
•Oversee controls/procedures related to the Company’s publicly reported sustainability metrics;
•Oversee cybersecurity, technology and AI risks;
•Review related party transactions and any other matters pertaining to potential conflicts of interest or adherence to the Company’s standards of business conduct;
•Review capital strategy and treasury risk; and
•Complete annual Audit Committee performance self-assessment.
Each member of the Audit Committee is required to be financially literate or must become financially literate within a reasonable time after appointment to the Audit Committee, and at least one member of the Audit Committee must have accounting or related financial management expertise. The Board, in its business judgment, believes that each of the current members of the Audit Committee is financially literate or has accounting or financial management expertise: Ms. O’Connell through her education, training and financial experience gained through multiple finance roles at public companies, including as a former chief financial officer; Mr. Canan through his education, experience as a retired Canadian Chartered Accountant and extensive business experience in financial roles including as global controller and chief accounting officer of a public company; Ms. O’Connor through her extensive market expertise and deep understanding of capital flows, balance sheets and market liquidity and business experience as a chief regulatory affairs officer and treasurer for a global financial services firm; Mr. Salami through his education, business experience as a controller and chief accounting officer, and current role as chief financial officer of a global asset management firm; and Ms. Steele through her education and extensive investment management and financial leadership expertise including her experience as managing director of a private investments and private equity firm. The Board has determined that each member of the Audit Committee is an “audit committee financial expert,” as such term is defined under the regulations of the SEC.
The Audit Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the SEC and the NYSE. A copy of the Audit Committee Charter is available at the Company’s website, www.terex.com, under “Investors” – “Governance” – “Corporate Governance Documents.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests this material from the Company. This charter sets out the responsibilities, authority and duties of the Audit Committee.
See “Audit Committee Report” for a discussion of the Audit Committee’s review of the audited financial statements of the Company for the Company’s fiscal year ended December 31, 2025.
SERVICE PRE-APPROVAL:
The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. On a periodic basis, the Chief Financial Officer of the Company provides the Audit Committee an estimate for the services needed and seeks pre-approval of such services from the Audit Committee. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm. Requests for pre-approval for services must be detailed as to the services to be provided and the estimated total cost and must be submitted to the Company’s Chief Financial Officer. The Chief Financial Officer then determines whether the services requested fall within the guidance of the Audit Committee as to the services that have been pre-approved. If the service was not of a type that was already pre-approved or the estimated cost would exceed the amount already pre-approved, then the Chief Financial Officer seeks pre-approval of the Audit Committee on a timely basis, which may include an interim pre-approval by the Audit Committee chair.

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Audit Committee (Cont.)

RELATED PARTY TRANSACTIONS:
Related party transactions must be approved by the Audit Committee, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Audit Committee will consider all relevant factors, including: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

Compensation and Human Capital (CHC) Committee

MEMBERS: Donald DeFosset (Chair) John Canan David Dauch Andra Rush Kathleen Steele	9 Meetings in 2025	• • • • • Independence 5 / 5

ROLES AND RESPONSIBILITIES:
•Review the compensation of the Company’s senior executives and outside directors;
•Review the Company’s compensation, benefits and equity plans, programs and policies;
•Work with the Board to oversee the review and evaluation of the Company’s management;
•Conduct annual risk assessment of the Company’s compensation policies and practices, including executive compensation;
•Review stock ownership guidelines and clawback policies;
•Oversee the Company’s human capital management practices, including management development and retention and culture policies/initiatives; and
•Complete annual CHC Committee performance self-assessment.
Each CHC Committee member must have a basic understanding of the components of executive compensation and the role of each component as part of a comprehensive program linking compensation to corporate and individual performance in support of the Company’s objectives.
The CHC Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the SEC and the NYSE. A copy of the CHC Committee Charter is available at the Company’s website, www.terex.com, under “Investors” – “Governance” – “Corporate Governance Documents.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests this material from the Company. This charter sets out the responsibilities, authority and duties of the CHC Committee. The charter does not provide for any delegation of the CHC Committee’s duties.
See “Compensation Discussion and Analysis” for a description of the Company’s executive compensation philosophy and executive compensation program, including a discussion of how the compensation of the Company’s executive officers was determined.
COMPENSATION RISK ASSESSMENT:
The Company conducted a risk assessment of its compensation policies and practices for its employees, including those related to its executive compensation programs. The findings of the risk assessment were discussed with the CHC Committee. Based upon the assessment, the Company believes that its compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.
INTERLOCKS AND INSIDER PARTICIPATION:
No member of the CHC Committee served as one of the Company’s officers or employees during 2025 or was formerly an officer of the Company. None of the Company’s executive officers served as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board or CHC Committee during 2025. None of the Company’s executive officers served as a member of the board of directors of any other company that has an executive officer serving as a member of the CHC Committee during 2025.

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Governance, Nominating and Corporate Responsibility (GNCR) Committee

MEMBERS: Sandie O’Connor (Chair) Charles Dutil Srikanth Padmanabhan David Sachs	4 Meetings in 2025	• • • • Independence 4 / 4

ROLES AND RESPONSIBILITIES:
•Develop long-range plans for size and composition of Board;
•Board succession planning;
•Develop and implement procedures for identifying, screening and nominating qualified Board candidates;
•Review director independence;
•Recommend the structure and composition of committees;
•Recommend corporate governance guidelines and actions to improve corporate governance;
•Oversee the Company’s health, safety and environmental program;
•Oversee the Company’s ethics and compliance program;
•Oversee legal liabilities of the Company;
•Develop and oversee an assessment/evaluation of the Board, its committees and each director’s performance at least annually; and
•Complete annual GNCR Committee performance self-assessment, including with respect to the nomination process.
The GNCR Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the SEC and the NYSE. A copy of the GNCR Committee Charter is available at the Company’s website, www.terex.com, under “Investors” – “Governance” – “Corporate Governance Documents.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests this material from the Company. This charter sets out the responsibilities, authority and duties of the GNCR Committee.
DIRECTOR NOMINATION/SELECTION:
In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the GNCR Committee applies the criteria set forth in the Guidelines and gives consideration to a wide range of factors. These criteria include the candidate’s independence, integrity, diversity of skills and experiences, sound judgment in areas relevant to the Company’s businesses, and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. Maintaining a balanced experience and knowledge base within the total Board includes considering whether the candidate: (i) is a senior operating executive in a company engaged in the capital and industrial goods industries; (ii) has significant executive management experience for multinational business operations; (iii) has extensive knowledge and experience in financial services and capital markets; (iv) has substantial knowledge of the Company and its business; and (v) has unique knowledge and experience and can provide significant contributions to the Board’s effectiveness. The Board does not have a formal policy regarding director diversity, but considers how the differences in its directors’ backgrounds broaden its business perspective. All candidates for director are reviewed in the same manner, regardless of the source of the recommendation. For details on how stockholders may submit nominations for directors, see “Other Important Information.”

Certain Relationships and Related Transactions
The Company intends that all transactions with affiliates are to be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating their terms and provisions as are appropriate in light of the Board’s fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of independent directors. Pursuant to the terms of the written Audit Committee Charter, one of the responsibilities of the Audit Committee is to review related party transactions. See “Audit Committee: Related Party Transactions.”

Director Compensation
The objectives of the Company’s compensation program for outside directors are to: (i) attract and retain independent, high caliber outside directors who are not affiliated with the Company and who provide a balanced

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experience and knowledge base within the Board; (ii) require a meaningful stock ownership in the Company to align the interests of the outside directors with those of the stockholders; and (iii) provide a total compensation opportunity that approximates the 50th percentile of the Benchmark Companies (as defined below).
In 2024, the Compensation and Human Capital Committee reviewed the Company’s outside directors’ compensation program and approved certain changes for 2025 to better align the compensation program with the Benchmark Companies. In considering changes to the 2025 compensation for the Board, the Compensation and Human Capital Committee noted that the Company’s outside director annual retainer had not changed since 2022. As a part of its review, the Compensation and Human Capital Committee retained its independent compensation consultant to prepare a report analyzing the Company’s outside directors’ compensation program in comparison with the Benchmark Companies. As a result of such comparison and analysis, the Compensation and Human Capital Committee determined that, effective in 2025, the Non-Executive Chairman retainer should be increased from $150,000 to $170,000 and the director compensation should be increased from $240,000 to $270,000, as further detailed below. Later in 2025, when the Compensation and Human Capital Committee reviewed the Company’s outside directors’ compensation program for 2026, it was determined that no additional changes in compensation were necessary for 2026.
The compensation program for outside directors has two principal components: (i) an annual retainer for service as a Board member; and (ii) an annual retainer for service on a committee or as Non-Executive Chairman/Lead Director. The program is designed to encourage outside directors to receive a significant portion of their annual retainer for Board service in the Company’s Common Stock, to enable directors to defer receipt of their fees and to satisfy the Company’s Common Stock ownership objective for outside directors. The program does not include the payment of additional fees per meeting, as each director is expected to prepare for and participate in all meetings during the year and provide a continuous year-round effort regardless of the formal meeting calendar.
Directors who are employees of the Company receive no additional compensation by virtue of being directors of the
Company. All directors of the Company are reimbursed for travel, lodging and related expenses incurred by attending Board meetings, committee meetings and other activities in furtherance of their responsibilities as members of the Company’s Board.
In 2025 and 2026 each director has, or will, receive the equivalent of $270,000 for service as a Board member (or a prorated amount if a director’s service began other than on the day of last year’s annual meeting). Each director may elect to receive their fee in (i) shares of Common Stock currently, which may be deferred into the stock fund of the Company’s Deferred Compensation Plan, (ii) cash, (iii) cash deferred into the bond fund of the Company’s Deferred Compensation Plan, or (iv) a combination of the two preceding alternatives. If a director elects to receive shares of Common Stock currently without deferral into the stock fund of the Company’s Deferred Compensation Plan, then a portion of this amount can be paid in cash to offset the tax liability related to such election. For purposes of calculating the number of shares of Common Stock into which any fixed sum translates, Common Stock is valued at its per share closing price on the NYSE on the day immediately preceding the grant date.
Each director is expected to accumulate (for a new director, over the first four years of Board service), the number of shares of Common Stock that is equal in market value to three times the annual retainer for Board service ($810,000 for 2025 and 2026). Once this ownership objective is achieved, the director is expected to maintain such minimum ownership level. The intent is to encourage acquisition and retention of Common Stock by directors, evidencing the alignment of their interests with the interests of stockholders. Until such time as a director achieves the ownership objective or if a director shall at any time fall below the ownership objective, directors are expected to invest at least half of their annual retainer in shares of Common Stock until the director has satisfied the ownership objective.
Each director who serves as Non-Executive Chairman/Lead Director or on a committee of the Board receives an annual committee retainer as set forth in the table below:

Committee/Board Position*	Retainer in 2025	Retainer in 2026
Non-Executive Chairman	$170,000	$170,000
Lead Director	N/A	N/A
Audit Committee Chair	$35,000	$35,000
Compensation and Human Capital Committee Chair	$35,000	$35,000
Governance, Nominating and Corporate Responsibility Committee Chair	$25,000	$25,000
Audit Committee Member	$10,000	$10,000
Compensation and Human Capital Committee Member	$10,000	$10,000
Governance, Nominating and Corporate Responsibility Committee Member	$10,000	$10,000

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*A Committee Chair shall only receive a committee chair retainer and not a committee member retainer as a result of chairing a committee. In the event the Non-Executive Chairman/Lead Director serves on any committees as either a committee chair or committee member, the Non-Executive Chairman/Lead Director will be eligible to receive a committee retainer in addition to the Non-Executive Chairman/Lead Director retainer.
The retainers listed above are payable in cash and may be deferred into the bond fund of the Company’s Deferred Compensation Plan. For a director whose service begins other than on the day of the annual meeting, any retainer is prorated. If the Company does not hold an annual meeting by the end of June in any year, then any retainer that is scheduled to be paid following the annual meeting shall begin to be paid on the last business day of June.
A director who leaves the Board at any time during the year, for any reason, will retain any retainer payments already received for such year. The Compensation and Human Capital Committee has discretion to authorize the payment of additional fees to any director under extraordinary circumstances. It is the expectation of the Compensation and Human Capital Committee that it will review the outside director compensation policy and the outside director compensation programs of the Benchmark Companies every two to four years, although it may review them more frequently as circumstances warrant.
The compensation paid to the Company’s outside directors in 2025 is summarized in the following table:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compens-ation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Paula H. J. Cholmondeley	$307,500	$0	$0	$0	$0	$0	$307,500
Donald DeFosset	$307,500	$0	$0	$0	$0	$0	$307,500
Sandie O’Connor	$35,000	$270,000	$0	$0	$0	$0	$305,000
Srikanth Padmanabhan	$0	$151,644	$0	$0	$0	$0	$151,644
Christopher Rossi	$20,000	$270,000	$0	$0	$0	$0	$290,000
Andra Rush	$282,500	$0	$0	$0	$0	$0	$282,500
David A. Sachs	$180,000	$270,000	$0	$0	$0	$0	$450,000
Seun Salami	$20,000	$270,000	$0	$0	$0	$0	$290,000
(1)See Note K – “Stockholders’ Equity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a detailed description of the assumptions that the Company used in determining the dollar amounts recognized for financial statement reporting purposes of its stock awards.
(2)The grant date fair value of each stock award computed in accordance with FASB ASC Topic 718 is the following: Ms. O’Connor, $270,000 (annual retainer paid on May 15, 2025); Mr. Padmanabhan, $151,644 (pro rated annual retainer paid on December 17, 2025); Mr. Rossi, $270,000 (annual retainer paid on May 15, 2025); Mr. Sachs, $270,000 (annual retainer paid on May 15, 2025); and Mr. Salami, $270,000 (annual retainer paid on May 15, 2025).

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DIRECTORS AND GOVERNANCE

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, by each director, by each director nominee, by each executive officer of the Company named in the summary compensation table, and by all directors and executive officers as a group, as of April 27, 2026 (unless otherwise indicated below). Each person named in the following table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of Common Stock that any person has a right to acquire within 60 days after April 27, 2026, pursuant to an exercise of options or otherwise, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	13,399,925(4)	11.7%
FMR LLC 245 Summer Street, Boston, MA 02210	9,703,803(5)	8.5%
John Canan	64,456	*
David Dauch	6,867	*
Donald DeFosset	187,935	*
Charles Dutil	46,754	*
Simon Meester	328,370	*
Maureen O’Connell	16,353	*
Sandie O’Connor	43,395	*
Srikanth Padmanabhan	2,866	*
Andra Rush	25,428	*
David A. Sachs	421,286(6)	*
Seun Salami	12,947	*
Kathleen Steele	12,523	*
Julie Beck	48,868	*
Patrick Carroll	102,143	*
Kieran Hegarty	178,971	*
Jennifer Kong-Picarello	87,614	*
Scott Posner	84,418	*
All directors and executive officers as a group (20 persons)	1,846,986	1.6%
*Amount owned does not exceed one percent (1%) of the class so owned.
(1)Unless indicated otherwise, each person’s principal address is c/o Terex Corporation, 301 Merritt 7, 4th Floor, Norwalk, CT 06851.
(2)Certain executive officers and directors maintain margin securities accounts, and the positions held in such margin accounts, which may from time to time include shares of Common Stock, are pledged as collateral security for the repayment of debt balances, if any, in the accounts. At April 27, 2026, no executive officer or director had a debt balance in such accounts.
(3)As of April 27, 2026, the Company had 114,216,576 shares of common stock outstanding.
(4)BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A on April 24, 2026, disclosing the beneficial ownership of 13,399,925 shares of Common Stock. This includes BlackRock having sole voting power over 13,121,626 shares of Common Stock and sole dispositive power over 13,399,925 shares of Common Stock.
(5)FMR LLC (“FMR”) filed a Schedule 13G/A on May 12, 2025, disclosing the beneficial ownership of 9,703,803 shares of Common Stock. This includes FMR having sole voting power over 9,695,376 shares of Common Stock and sole dispositive power over 9,703,803 shares of Common Stock.
(6)Includes 8,300 shares of Common Stock owned by Mr. Sachs’ wife. Mr. Sachs disclaims the beneficial ownership of such shares. Includes 137,500 shares of Common Stock owned by a family limited liability company.

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COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Pursuant to rules under the Dodd-Frank Act, the Board is asking the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules.
The Board remains committed to sound corporate governance practices and shares the interest of stockholders in maintaining effective performance-based executive compensation programs at the Company. The Board believes that the Company’s executive compensation programs have a proven record of effectively aligning pay with performance and attracting and retaining highly talented executives. The Board strongly encourages you to review the Compensation Discussion and Analysis and compensation tables in this Proxy Statement for detailed information on the extensive processes and factors the Committee considered when establishing performance and pay targets and in making decisions regarding actual payouts under the Company’s short and long-term performance based incentive plans.
Accordingly, the Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Board. Although non-binding, the Board and the Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation programs.

The Board recommends a vote FOR the approval of the advisory resolution on executive compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Overview
In this Compensation Discussion and Analysis (“CD&A”), we describe key principles and approaches used to determine elements of compensation paid or awarded to and earned by the following Named Executive Officers whose compensation is set forth in the “Summary Compensation Table”:
•Simon Meester, President and Chief Executive Officer;
•Jennifer Kong-Picarello, Senior Vice President and Chief Financial Officer;
•Julie A. Beck, Former Senior Vice President and Chief Financial Officer;
•Scott J. Posner, Senior Vice President, General Counsel and Secretary;
•Kieran Hegarty, President, Materials Processing; and
•Patrick Carroll, President, Environmental Solutions.
This CD&A should be read in conjunction with the accompanying compensation tables, corresponding footnotes and narrative discussion, as they provide information and context to the compensation disclosures. Additionally, this CD&A should be read in conjunction with our advisory vote on executive compensation, which can be found under “Proposal 2: Advisory Vote to Approve the Compensation of the Named Executive Officers.”
The Compensation and Human Capital Committee of the Board (for the purposes of this CD&A, the “Committee”) continually reviews the compensation programs for the Company’s executive officers, including the Named Executive Officers (as defined in the Executive Compensation Tables section below), to ensure they achieve the desired goals of aligning the executive compensation structure with the Company’s stockholders’ interests and current market practices. The Company’s executive compensation programs are based on the following core principles:
•be competitive with peers to effectively attract and retain talented executives;
•achieve a balance between short-term and long-term compensation;

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COMPENSATION
•foster an ownership culture through the use of equity awards in order to align the interests of executives and stockholders;
•avoid excessive or unnecessary risk taking; and
•take into account the volatility and cyclicality of the Company’s business and industry.

What We Do
✓ We link a substantial portion of total executive compensation directly to performance.
✓ We utilize a mix of performance measures in our incentive plans that align with value creation.
✓ We use quantifiable and measurable performance metrics and goals that are clearly disclosed.
✓ We benchmark compensation against practices in similarly-sized general industry companies.
✓ We target compensation at market median for comparable positions.
✓ We provide significant upside and downside potential for superior and low performance.
✓ We establish threshold levels of performance and we cap payouts at 200% of the target award.
✓ We maintain minimum vesting requirements for our time-based equity awards.
✓ We maintain rigorous stock ownership guidelines for our executive officers.
✓ We have a stand-alone clawback policy and maintain additional clawback provisions in our incentive compensation plan and award agreements.
✓ We have an independent Compensation and Human Capital Management Committee which is advised by an independent external compensation consultant.
✓ We engage with stockholders on executive compensation matters each year.
✓ We conduct an annual say-on-pay vote and consider the results when evaluating our executive compensation arrangements.

What We Don’t Do
☒ No repricing or exchange of any equity awards without shareholder approval.
☒ No excessive perquisites.
☒ No excise tax gross-ups on any change-in-control benefits.
☒ No single-trigger accelerated vesting in change-in-control agreements (double-trigger provisions).
☒ No guaranteed compensation or guaranteed increases.
☒ No employment agreements with executive officers, except where legally required, in which case they follow market norms.
☒ No severance payments to executive officers who retire.
☒ No dividends paid on unvested restricted share units or performance share units until such awards vest.

Key Highlights - Paying for Performance
The Company’s results in 2025 (which do not include REV) and actions taken by the Committee since January 1, 2025 demonstrate the Committee’s commitment to paying for performance. Key highlights include the following:
•Full-year sales of $5.4 billion.
•Full-year adjusted earnings per share of $4.93.1
•Full-year adjusted operating margins of 10.4%.1
•The Company returned $98 million to its shareholders, including $53 million in share repurchases and $45 million in dividends.
•The Company generated $325 million of free cash flow.1
1Adjusted earnings per share, adjusted operating margin and free cash flow are non-GAAP measures. Refer to Appendix A for definitions and reconciliations to comparable GAAP measures.

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•The Company’s five year total stockholder return (2021-2025) was approximately 63%.
•The compensation granted in 2025 to the current Named Executive Officers was predominantly performance-based and/or linked to the Company’s equity performance.

CEO’s 2025 Total Direct Compensation Mix	Other NEO’s 2025 Total Direct Compensation Mix

☐ Base Salary
☐ Bonus/Performance-based annual incentive compensation
☐ Long-term incentive compensation (performance-based and time-based restricted stock awards)
☐ Compensation that is at risk
•Our executive compensation program design has resulted in a strong correlation between the Company’s total stockholder return and the total realized compensation of the Company’s CEO during the last three fiscal years.

*    Total Realized Compensation represents: Total compensation, as determined under applicable SEC rules, minus (1) the aggregate grant date fair value of performance-based restricted stock awards that have either been forfeited or whose performance has not yet been achieved and (2) the year-over-year change in pension value and nonqualified deferred compensation earnings, plus (3) the grant date fair value of the performance-based restricted stock awards earned (included in the year earned) and (4) the earnings of options exercised in the year exercised. The Committee believes it is important to compare the Company’s performance with the CEO’s total realized compensation because the total compensation amount included in the Summary Compensation Table includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized.
**    Total Stockholder Return represents the change in market value of $100, including reinvestment of dividends, invested in Terex stock for the period commencing December 31, 2022 through December 31, 2025.

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COMPENSATION
•The Company continued its long-standing engagement efforts with its stockholders both during and outside of the proxy season.
▪As part of its shareholder outreach program since the last annual meeting, stockholders accounting for approximately 39% of the Company’s then outstanding shares were contacted and offered the opportunity to meet with the Company’s Non-Executive Chairman and Chair of the Governance, Nominating and Corporate Responsibility Committee. The Company’s Non-Executive Chairman and Chair of the Governance, Nominating and Corporate Responsibility Committee held discussions with two of the Company’s largest stockholders (accounting for over 20% of the Company’s then outstanding shares) during which they discussed various topics including governance and compensation matters.
▪Additionally, all of the Company’s stockholders were given the opportunity to ask questions of the Committee’s chairperson and provide feedback on the Company’s executive compensation program at last year’s annual meeting of stockholders.
▪The Company’s CEO, CFO and Investor Relations team engage in frequent communication with the Company’s stockholders and analysts.

Executive Compensation Program
The Committee is composed of solely independent directors committed to applying sound governance practices to compensation decisions. The Committee considers a variety of reports and analyses, such as market survey data, compensation tally sheets and compensation data of peer companies, when making decisions regarding target compensation opportunities and the delivery of awards to the Company’s executives, including the Named Executive Officers.
The Committee has the sole authority to hire and dismiss the outside compensation consultants to the Committee. For 2025, the Committee retained Pay Governance LLC (“Pay Governance”), an independent, outside consultant, to support it in determining the compensation of the Company’s executive officers. Pay Governance was not given a narrow list of instructions, but rather was engaged to provide the Committee with any and all information and advice that might assist the Committee in performing its duties and analyzing executive pay packages. In accordance with the Guidelines, the Committee’s compensation consultant did not provide the Company with any other services.
Pay Governance performed a comprehensive analysis of the compensation practices of the Benchmark Companies and provided the Committee with compensation data, including updates regarding trends in executive compensation that the Committee utilized in making its decisions. The comprehensive analysis performed by Pay Governance indicated that the Committee’s mix of target total compensation is in line with typical market practice. In 2025, the target total cash, target long-term incentives and target total compensation provided to the Company’s executives, in the aggregate, were below the median of the Benchmark Companies primarily due to lower tenured executives.
Compensation Objectives and Principles: The objectives of the Company’s executive compensation program are to: (i) attract and retain executives with the skills critical to the long-term success of the Company; (ii) motivate and reward individual and team performance in attaining business objectives and maximizing stockholder value; and (iii) link a significant portion of compensation to achieving performance goals and appreciation in the total stockholder return of the Company, so as to align the interests of the executives with those of the stockholders.
The Committee believes that its objectives of pay for performance and retention should be balanced and appropriately competitive with the Company’s peers and competitors, so that successful, high-achieving executives will remain motivated and committed to the Company during all phases of the business cycle. The Committee also believes that generally more than half of an executive’s total compensation opportunity should be aligned with the performance of the Company. As executives progress to higher levels in the Company they have a greater ability to affect the Company’s results and should have an increasing proportion of their pay linked to Company performance and stockholder returns. Annual and long-term incentive compensation opportunities should promote the appropriate focus on short- and long-term individual and corporate strategic business results. Long-term stock-based compensation opportunities should represent a larger proportion of total compensation for Named Executive Officers than short-term cash-based opportunities. Challenging but achievable annual objectives should be compatible with sustainable long-term performance. The allocation in compensation between short and long-term compensation is generally based on employment market conditions with an emphasis on attraction and retention, as well as attempting to motivate executive officers to achieve excellent results.
Stockholder Engagement: Engagement with its stockholders is a key component of the Company’s corporate governance practices. The Committee seeks

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COMPENSATION
and is open to input from its stockholders regarding the Company’s executive compensation program.
The Committee also believes it is important for stockholders to have the ability to voice their comments or concerns on the Company’s executive compensation practices. Accordingly, in 2025, during the annual meeting, the Company gave stockholders the opportunity to ask questions of the Committee chairperson and provide feedback on the Company’s executive compensation program. The Committee’s chairperson will also review and respond to stockholder questions on compensation that may be submitted at this year’s Annual Meeting in a further effort to engage with stockholders on compensation matters.
The Committee took note of the continued strong stockholder support in recent years reflected in the advisory vote on the compensation of the Company’s Named Executive Officers (approximately 94% or more voted in favor in each of the last ten years, with approximately 97% voting in favor in 2025). However, the Committee still believed it was important to continue to engage with stockholders on compensation matters. Consequently since the last annual meeting, stockholders accounting for approximately 39% of the Company’s then outstanding shares were contacted and offered the opportunity to meet with the Company’s Non-Executive Chairman and Chair of the Governance, Nominating and Corporate Responsibility Committee. The Company’s Non-Executive Chairman and Chair of the Governance, Nominating and Corporate Responsibility Committee held discussions with two of the Company’s largest stockholders (accounting for over 20% of the Company’s then outstanding shares) during which they discussed various topics including governance and compensation matters.
Based on these discussions, along with the results of the advisory vote of the compensation of the Company’s Named Executive Officers, the Company learned that its stockholders continue to generally approve of the Company’s overall executive compensation program and understand the performance oriented nature of the Company’s executive compensation program. The stockholders were very appreciative of the Company’s outreach. The Committee has taken feedback received into consideration in its ongoing efforts to improve the Company’s executive compensation program and the quality of its compensation disclosures.

Executive Compensation Practices
Peer Group: The Committee designs the Company’s total compensation program to be motivational and competitive with the programs of other corporations. The corporations included in the Company’s peer group have been selected based on criteria such as:
•having comparable revenues, assets and market capitalization as the Company;
•being from a similar industry with which the Company competes for executives; and
•being a manufacturing corporation that may not be in the same industry as the Company but that provides similar returns to their stockholders (collectively, the “Benchmark Companies”).
In keeping with current best practices, an annual review of the Company’s peer group was conducted and the Committee analyzed the composition of the Benchmark Companies. In conducting its annual review in 2025, the Committee determined that all of the Benchmark Companies continued to have revenues that were between one-third and three times the Company’s revenue and the Company’s revenue was appropriately positioned relative to the median of the Benchmark Companies.
The companies currently comprising the Benchmark Companies are:

Peer Group
•AGCO Corporation
•Allison Transmission Holdings, Inc.
•Dauch Corporation (formerly American Axle & Manufacturing Holdings, Inc.)
•BorgWarner Inc.
•Carlisle Companies Inc.
•Dana Inc.
•Dover Corporation
•Flowserve Corporation
•The Greenbrier Companies, Inc.

•Hubbell Inc.
•Hyster-Yale, Inc.
•Lincoln Electric Holdings, Inc.
•Oshkosh Corporation
•Pentair plc
•Regal Rexnord Corporation
•Rockwell Automation, Inc.
•The Timken Company
•Trinity Industries Inc.
•Westinghouse Air Brake Technologies Corporation

2026 PROXY STATEMENT	29

COMPENSATION

Compensation Recoupment Policy: In 2023, the Board and Committee adopted the Terex Corporation Clawback Policy (the “Clawback Policy”), which adheres to the rules of the SEC and the listing standards of the NYSE. The Clawback Policy requires the Board/Committee to recoup certain incentive-based compensation granted to, paid to or deferred by current and former Section 16 officers of the Company (“Covered Officer(s)”) in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Under the Clawback Policy, unless an exception applies, the Board/Committee will require recoupment if it determines that incentive-based compensation received by a Covered Officer exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.
The Board and Committee have additional discretionary authority, via a clawback provision in the 2018 Omnibus Plan (as defined below) and will have additional discretionary authority, via a clawback provision in the 2026 Omnibus Plan (as defined below), to recover all or a portion of any incentive award granted or paid to an executive in the event the award is affected by a restatement of the Company’s financial results caused by errors, omissions or fraud. This policy is in addition to the requirements of Sarbanes-Oxley Act of 2002.
In 2024, the Committee determined that additional clawback language should be included in all of the Company’s long-term time-based and performance-based incentive awards, as well as the Company’s annual incentive awards under the 2018 Omnibus Plan. The terms of such award agreements now provide that the Committee may recoup incentive-based compensation, including all time-based and performance-based compensation, if: (i) the award recipient intentionally violates his or her fiduciary duty to the Company, or a written policy of the Company, including, without limitation, the Company’s code of ethics and conduct, and any written policy related to harassment, discrimination or retaliation; (ii) the award recipient engages in conduct, or oversees a team member who engages in conduct, and knew of or was willfully blind to such conduct, that could give rise to a termination for cause (even if the Company does not actually terminate the team member); (iii) the award recipient breaches the terms of any confidentiality or other restrictive covenant term or agreement, in each case, owed to or in favor of the Company; or (iv) the award recipient commits any act or omission which is, or is reasonably likely to be, materially adverse or injurious (financially, reputationally or otherwise) to the Company or any of its affiliates. The Company intends to use similar clawback terms for awards issued under the 2026 Omnibus Plan.
Insider Trading Policy: The Company has adopted an insider trading policy (the “Insider Trading Policy”), which governs the purchase, sale and other dispositions of Company securities by directors, officers, employees, and other individuals associated with the Company, as well as by the Company itself, and which the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. The full text of the Insider Trading Policy is included as Exhibit 19.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 13, 2026.
Anti-Hedging and Anti-Pledging Policy: The Company’s Insider Trading Policy prohibits Terex team members and directors from making short sales of Terex securities and from engaging in speculative trading in Terex securities, including trading for speculative purposes in puts, calls, publicly traded options or similar instruments on Terex securities. The Company’s Insider Trading Policy also prohibits Terex team members and directors from purchasing Terex securities on margin or Terex securities in a margin account or otherwise pledging Terex securities as collateral for a loan.
Stock Ownership Guidelines: The Company has stock ownership guidelines to encourage acquisition and retention of the Company’s Common Stock and to foster an ownership culture, thereby aligning the executives’ interests with the long-term interests of the Company’s stockholders. These ownership guidelines are based on a multiple of each executive’s base salary. Shares that count toward meeting the ownership guidelines include shares held outright by the executive, unvested time-based restricted stock or stock units, unvested performance-based stock where performance has been achieved (but these shares remain unvested and only vest in accordance with the original terms of the stock award) and any shares acquired through a Company benefit plan. Unearned performance-based shares/units and unexercised stock options are not counted toward meeting the ownership guidelines. Executive officers are required to achieve their target ownership level within five years of appointment to their position. The following table shows the Named Executive Officers’ ownership levels and their achievement of the relevant target levels as of December 31, 2025:

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Named Executive Officer	Annual Salary ($)	Target Ownership Level Guideline (# times base salary)	Total Stock Ownership ($)	Total Stock Ownership versus Annual Salary (#)
Simon Meester	$975,000	6.0 times	$6.2 million	6.4 times
Jennifer Kong-Picarello	$650,000	3.0 times	$2.3 million	3.5 times
Julie Beck*	NA	NA	NA	NA
Scott Posner	$564,300	2.0 times	$2.1 million	3.7 times
Kieran Hegarty**	$566,691	2.5 times	$7.9 million	14.0 times
Patrick Carroll	$480,000	2.5 times	$4.0 million	8.3 times
*    Ms. Beck departed from the Company on April 1, 2025.
** Mr. Hegarty received his 2025 salary in Pounds Sterling. Amount shown is converted into U.S. Dollars at an average rate of £1.00 = $1.3165.

Executive Compensation Components
The executive compensation program has three principal components: short-term compensation (base salary and annual incentive), long-term incentive compensation and post-employment compensation, each of which is described below.
While each component of compensation is considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual executive when making its decisions.

Short-Term Compensation
Base Salary: Base salary is determined by evaluating the responsibilities of the position held, the individual’s experience in his/her current position, current performance, future potential and the competitive marketplace for executive talent. The Company’s objective is to provide its executive officers with competitive base salaries that are, on average, at the median of the Benchmark Companies. Base salaries are reviewed annually to ensure that strong individual performance is reflected in any increase in an executive’s base salary level. The Committee approved the following annual base salary levels for the Named Executive Officers in 2025.

Named Executive Officer	Base Salary Effective March 31, 2025	Prior Base Salary
Simon Meester	$975,000	$925,000
Jennifer Kong-Picarello	$650,000*	$650,000*
Julie Beck	$--**	$643,750**
Scott Posner	$564,300	$545,300
Kieran Hegarty	$566,691***	$540,935****
Patrick Carroll	$480,000*****	$480,000*****
*     Ms. Kong-Picarello’s salary became effective February 3, 2025 upon joining the Company.
**    Ms. Beck departed from the Company on April 1, 2025. Ms. Beck’s departure was the result of an involuntary without cause termination.
*** Mr. Hegarty’s salary shown was effective April 1, 2025 instead of March 31, 2025. Mr. Hegarty received his 2025 salary in Pounds Sterling. Amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.3165.
**** Mr. Hegarty received his 2024 salary in Pounds Sterling. Amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.2818.
***** Mr. Carroll’s salary was increased effective January 1, 2025, from $438,901 to $480,000, as a result of his role expanding from President, Environmental Solutions Group to President, Environmental Solutions.

The Committee believed that the annual base salary increases to Messrs. Meester, Posner and Hegarty of 2.0%–5.4% were within the range of base salary increases provided by the Benchmark Companies and appropriate given the positioning of their compensation levels relative to the market data.
The Committee believes that the base salaries in 2025 for the Company’s Named Executive Officers were, in the aggregate, below the median of the Benchmark Companies primarily due to lower tenured executives.
Annual Incentive Program: In addition to base salary, each executive officer was eligible to participate in the Company’s annual incentive program under the 2018 Omnibus Plan, which was adopted by the Board and approved by the stockholders of Terex in 2018 and in 2021. The Committee’s objective is to provide the Company’s executive officers with an annual incentive opportunity that is competitive with annual incentive target percentage ranges for the Benchmark Companies. The goal of the management annual incentive program is to provide annual incentive opportunity and reward executive

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officers when their actions drive the overall performance of the Company. While there is downside risk to the executive officer in having a performance component that can result in no award, there is also an upside opportunity if the Company and the individual both perform at or above expectations. This meets the Committee’s objective that superior performance that adds value to the Company and its stockholders should be rewarded and performance that does not meet expectations should have adverse consequences. For 2025, the Committee, in its sole discretion, could decrease or eliminate the payment of an annual incentive award to any participant under certain extraordinary events in accordance with the annual incentive program.
Annual incentive payouts are based upon the Company’s performance and the executive’s individual performance, both measured against previously determined targets. The individual targets include both financial and non-financial metrics, and contain individual and Company performance measures. Mr. Meester’s annual incentive target for 2025 was 115% of his base salary. The annual incentive targets of the other executive officers generally range from 65% - 75% of their base salary. The Committee believes this is consistent with its philosophy of paying for superior performance.
In 2025, 80% of the annual incentive target for each of the Named Executive Officers was based upon financial targets determined at the overall Terex consolidated level and the other 20% was based on individual performance metrics.
Named Executive Officer (Other than CEO) Annual Incentive Targets:
Quantitative Targets: The Committee, with the assistance of its compensation consultant, conducted a review of the metrics used by the Company, the Benchmark Companies and other manufacturing companies, as well as the number of metrics used by such other companies. The Committee determined that using two performance metrics continued to be most prevalent among both the Benchmark Companies and other manufacturing companies. It was determined that net working capital as a percentage of net sales (“NWC”) and operating profit of the Company (“Operating Profit”) would be the two financial metrics for the Company’s 2025 annual incentive program as they both aligned with and supported the Company’s business strategy and goals for 2025.
The Committee wanted management focused on driving Operating Profit in 2025; therefore, 75% of the quantitative portion of the annual incentive program was based on Operating Profit. Operating Profit is defined as earnings before interest, other non-operating income (loss) and taxes and excludes certain unusual and non-recurring items such as one-time gains and losses, restructuring and related costs, and acquisition and divestiture impacts. The Committee continued to believe it was appropriate to have Operating Profit measured at the segment level for segment leadership in order to best drive performance. As a result, 2/3 of Mr. Hegarty’s Operating Profit portion was based on Materials Processing’s (”MP”) performance and 1/3 of Mr. Hegarty’s Operating Profit portion was based on overall Company performance. Similarly, 2/3 of Mr. Carroll’s Operating Profit portion was based on Environmental Solutions’ (”ES”) performance and 1/3 of Mr. Carroll’s Operating Profit portion was based on overall Company performance.
It was also important to the Committee that the Company focus on its working capital; therefore, 25% of the quantitative portion of the annual incentive program was based on NWC. NWC is trade receivables (net of allowance) plus inventory, less trade accounts payable and customer advances, divided by net sales for the trailing twelve months. The NWC amount was calculated on a quarterly basis and performance was measured based on how the Company performed against its annual operating plan targets.
The Committee believes NWC is an important metric as strong NWC augments the Company’s cash conversion characteristics and performance overall. The Committee believes management should be managing the net working capital levels in relation to the Company’s net sales and the calculation of NWC is a good way to measure management’s success at managing the Company’s net working capital levels. In 2025, the net working capital metric was measured as a percentage of quarterly sales annualized to align with how the Company reports on this metric for its investors.
For 2025, the quarterly targeted NWC amounts are set forth below and the targeted Operating Profit was $604 million for the Company, $264 million for MP, and $264 million for ES, which amounts were based upon the 2025 operating plan of the Company, approved by the Board in early 2025. The following tables indicate the correlation between the Company’s NWC, the Company’s Operating Profit performance and the payout percentage of the quantitative portion of the annual incentive target:

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25%					75%
2025 NWC Achievement %					2025 Operating Profit Achievement
Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025 NWC Payout Matrix % *	2025 Terex Operating Profit Achievement ($ millions)	2025 MP Operating Profit Achievement ($ millions)	2025 ES Operating Profit Achievement ($ millions)	2025 Terex/ MP/ES Operating Profit Payout Matrix % *
28.3%	24.2%	23.0%	22.5%	0%	Less than $423	Less than $185	Less than $185	0%
27.3%	23.2%	22.0%	21.5%	25%	$423	$185	$185	25%
26.3%	22.2%	21.0%	20.5%	50%	$483	$211	$211	50%
25.3%	21.2%	20.0%	19.5%	75%	$544	$238	$238	75%
24.3%	20.2%	19.0%	18.5%	100%	$604	$264	$264	100%
23.3%	19.2%	18.0%	17.5%	125%	$664	$290	$290	150%
22.3%	18.2%	17.0%	16.5%	150%	$725 or more	$317 or more	$317 or more	200%
21.3%	17.2%	16.0%	15.5%	175%
20.3%	16.2%	15.0%	14.5%	200%
* Results between the thresholds will be interpolated.
Qualitative Targets: Individual performance for each of the Named Executive Officers can include all or any combination of segment performance, business unit performance, personal goals, as well as other financial and non-financial measurements and milestones. The CEO is responsible for determining individual performance measurements for each of his direct reports. The individual performance calculation for the Named Executive Officers, other than the CEO, is done on a holistic basis in evaluating the achievement of such goals rather than based upon a rigid formula. The difficulty in achieving the targeted goals depends on a variety of factors, some of which are in the executive’s control and some of which are not. These targets are established annually based on the Company’s operating plan for the coming year and in conjunction with the executive’s annual review by the CEO. If the Company achieves its operating plan objectives for the year, the Committee believes the goals are attainable. Unlike the quantitative targets, the maximum payout percentage for qualitative targets is 100%, although the CEO and the Committee retain discretion to pay up to 120% on a case-by-case basis for extraordinary performance. This is done in an effort to increase the alignment of the executives’ interests and the Company’s stockholders.
The Company’s NWC for 2025, calculated in accordance with the Company’s annual incentive plan, was 26.0%, 22.8%, 23.2% and 20.8% for the first, second, third and fourth quarters of 2025, respectively, which resulted in a payout of 33.6% of target for this metric. The Company’s Operating Profit, as adjusted for certain unusual and non-recurring items and calculated in accordance with the Company’s annual incentive plan, for 2025 was $560 million, which resulted in a payout of 82.0% of target for this quantitative metric. MP’s Operating Profit, as adjusted for certain unusual and non-recurring items and calculated in accordance with the Company’s annual incentive plan, for 2025 was $210 million, which resulted in a payout of 42.6% of target for this quantitative metric. ES’s Operating Profit, as adjusted for certain unusual and non-recurring items and calculated in accordance with the Company’s annual incentive plan, for 2025 was $318 million, which resulted in a payout of 200% of target for this quantitative metric. The following table shows the total 2025 annual incentive payout under the 2018 Omnibus Plan and details the annual incentive amount that was earned for the quantitative and qualitative portions of the 2025 annual incentive award for each of the Named Executive Officers other than the CEO.

Name	Amount for Achievement of NWC	Amount for Achievement of Terex Operating Profit	Amount for Achievement of MP Operating Profit	Amount for Achievement of ES Operating Profit	Amount for Achievement of Qualitative Targets	Total Annual Incentive Amount
Jennifer Kong-Picarello	$29,798	$218,165	N/A	N/A	$88,685	$336,648
Julie Beck*	$—	$—	$—	$—	$—	$—
Scott Posner	$28,207	$206,517	N/A	N/A	$83,950	$318,674
Kieran Hegarty**	$28,423	$69,366	$72,073	N/A	$84,593	$254,455
Patrick Carroll	$22,579	$55,104	N/A	$268,800	$67,200	$413,683
* Ms. Beck departed the Company in April 2025.
** Mr. Hegarty received his 2025 annual incentive award in Pounds Sterling. Amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.3165.

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COMPENSATION

Sign-On Award: In connection with the Company’s leadership changes and Ms. Kong-Picarello joining the Company as the Chief Financial Officer, the Board approved a one-time, sign-on award to Ms. Kong-Picarello in the amount of $500,000 that was paid in the first half of 2025. This award was generally a make-whole award intended to replace forfeited bonus compensation opportunities from Ms. Kong-Picarello’s prior employer.

Mr. Meester Annual Incentive Targets:
Quantitative Targets: Consistent with the other corporate Named Executive Officers, the 2025 quantitative financial performance measures were NWC as a percentage of net sales and the Company’s Operating Profit for Mr. Meester and represented 80% of his annual incentive target.
Qualitative Targets: The following table provides a detailed listing of the qualitative performance measures, collectively representing 20% of Mr. Meester’s annual incentive target, that were considered by the Committee and their percentage weighting:

Performance Measure	Weighting of the Qualitative Target (%)	Goals
Safety	10%	Achieve a Total Recordable Injury Rate of 1.77 by end of December 2025. Achieve a Lost Time Rate of 0.45 by end of December 2025.
Financial, Governance & Compliance	35%	Meet or beat 2025 annual operating plan targets. Achieve a 2% increase in the External Cyber Risk Score from BitSight, a 25% reduction in phishing threats, and a 50% decrease in the average time to detect cybersecurity incidents. Conduct enterprise risk reviews. Address feedback on the Directors’ annual survey.
Talent and Culture	15%	Develop short and long term succession plans for executive leadership team and key leaders; develop specific actions to address potential talent vulnerabilities. Increase engagement by 2% year over year. Improve voluntary turnover versus 2024.
Strategy	40%	Meet or beat 2025 Environmental Solutions Group (“ESG”) business case goal and complete ESG integration. Divest RT cranes and tower cranes businesses. Execute segment organic growth roadmaps. Complete first phase of finance transformation. Execute digital transformation roadmap. Execute Terex Operating systems roadmap, including year-over-year decremental margin improvement.
The following tables detail the quantitative and qualitative portions of Mr. Meester’s 2025 bonus amount:

Quantitative Annual Incentive Goal	Quantitative Annual Incentive Target Amount	Amount for Achievement of Quantitative Targets
NWC	$221,446	$74,406
Operating Profit	$664,337	$544,757
Total	$885,783	$619,163

Qualitative Annual Incentive Goal	Qualitative Annual Incentive Target Amount	Amount for Achievement of Qualitative Targets
Safety	$22,145	$22,145
Financial, Governance & Compliance	$77,506	$77,506
Talent and Culture	$33,217	$33,217
Strategy	$88,578	$88,578
Total	$221,446	$221,446
Benefits and Perquisites: The Company previously eliminated substantially all perquisites that applied to its executive officers other than benefits which are also provided generally to all other U.S.-based salaried employees, such as Company-paid life insurance and matching contributions in the Company’s 401(k) Plan and Employee Stock Purchase Plan, medical, dental and vision plans, flexible spending accounts, long and short-term disability coverage and relocation reimbursements and payments. In addition, executive officers, as well as certain other middle management team members of the Company, may elect to defer compensation and receive matching contributions in one of the Company’s deferred compensation plans.

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Generally, perquisites granted to executive officers are allocated to their income and they are required to pay income taxes on such perquisites. The Company does not provide a tax gross up on executive perquisites except as they relate to certain relocation benefits or expatriate assignments.

Long-Term Incentive Compensation
Long-Term Incentive Compensation: One of the primary components of the Company’s long-term incentive compensation is the granting of restricted stock and/or cash awards to executive officers, including awards which have a performance-based component. Stock awards have the dual objective of helping to build stockholder value while also serving to retain and motivate the Company’s senior leadership. Long-term incentive compensation is designed to provide wealth creation for executives if stockholder value is created.
The Company’s objective is to provide its executive officers with long-term incentive awards that are generally at the median of the award level at the Benchmark Companies. While long-term incentive awards may include cash and non-cash components, over the past several years all executive long-term incentives have been made in Common Stock. The Committee made this determination to better align its objective with majority market practice, including the majority of the Benchmark Companies.
When determining the size of equity awards, the Committee also believes that there is merit in taking into account the amount of equity that an executive owns in the Company, and the Committee undertook an extensive review in 2025 of the equity ownership in the Company of each of the executive officers. However, the overriding factor in determining the size and amount of equity grants is ensuring that grants are motivational and measurable, while providing competitive equity grants that are determined based on grant date economic value. The Committee also takes into account that the Company competes for corporate management talent in high cost labor locations when determining the size and amount of equity grants. In 2025, the long-term incentive awards to the Named Executive Officers were, in the aggregate, below the median of the Benchmark Companies primarily due to lower tenured executives.
In 2025, the long-term compensation awards granted by the Company consisted of time-based restricted stock awards and performance-based restricted stock awards.
For each of the Named Executive Officers, 65% of the long-term incentive awards were allocated to performance-based restricted stock and 35% allocated to time-based restricted stock. The long-term incentive awards for the entire leadership team of the Company were more heavily performance-based than that of the rest of the Company because the Committee believes the senior leadership team has the highest level of decision-making in the Company and, therefore, has the greatest potential impact on the Company’s overall performance. As a result, the Committee believes their compensation should be more heavily weighted to the Company’s overall performance.

Long-Term Incentive Awards
Named Executive Officer	Performance-Based	Time-Based
Simon Meester	65%	35%
Jennifer Kong-Picarello	65%	35%
Julie Beck*	NA	NA
Scott Posner	65%	35%
Kieran Hegarty	65%	35%
Patrick Carroll	65%	35%
*Ms. Beck did not receive any long-term incentive award grants in 2025 as she departed from the Company.
2025 Long-Term Incentive Awards: The Company’s policy is to make grants of long-term incentive awards in the first quarter of each calendar year, shortly after the Company’s prior year’s results are finalized and both the results and earnings guidance for the coming year are released publicly. The Committee does not take material nonpublic information into account when determining the timing or terms of the annual equity awards, nor is the purpose of the timing of such awards intended to affect the value of executive compensation.
Following that policy, in March 2025, the executive officers were granted long-term incentive awards. The grants for the executives contained both time-based awards and performance-based awards. Each time-based award will vest solely on the passage of time over a three-year period, with one-third of the time-based award vesting on March 15 of each of 2026, 2027 and 2028, to the extent the executive officer is still employed with the Company.
As in previous years, the performance-based awards were generally split between two performance metrics. For

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2025, the Committee approved using both total shareholder return (“TSR”) and return on invested capital (“ROIC”) as the performance metrics for the performance-based awards.
The Committee continued to believe that TSR was an appropriate performance measure as it closely aligns this portion of executive pay with stockholder performance. The Committee continued to believe that ROIC was an appropriate performance measure for long-term incentive awards. ROIC is one of the primary measures to assess operational performance, as it measures how effectively the Company uses money invested in its operations, and the Committee believes this is a metric that is strongly aligned with longer-term performance and decision making. ROIC highlights the level of value creation when compared to the Company’s cost of capital. The after-tax measurement of ROIC is important because the Committee believes tax planning and management are important components of the Company’s overall performance. ROIC is determined by dividing the sum of adjusted net operating profit after-tax (“NOPAT”) for each of the previous four quarters by the average of Debt less Cash and cash equivalents plus Stockholders’ equity for the previous five quarters. NOPAT for each quarter is calculated by multiplying Income (loss) from operations by one minus the full-year 2025 effective tax rate as adjusted. Debt is calculated using amounts for current portion of long-term debt plus Long-term debt, less current portion.
Each long-term incentive award included two performance-based awards. The first performance-based award (the “ROIC Award”) is generally contingent upon the Company achieving a targeted ROIC in each of 2025, 2026 and 2027 (the “ROIC Target”). For each of 2025, 2026 and 2027, the proportionate target amount will be received if the Company achieves its ROIC Target for such year, with the amount subject to increase or decrease for attainment above or below the ROIC Target for such year. The ROIC Target for 2025 was 11.7%. Please refer to Appendix A for additional details on the calculation of this metric. The Company achieved an ROIC performance of 11.6% in 2025, resulting in the executives earning 97.9% of the 2025 portion of the performance-based award. The ROIC Targets for 2026 and 2027 will be based upon the operating plan approved by the Board for the applicable year. The executive officer will earn 100% of the ROIC Award for a particular year if the Company achieves the ROIC Target for such year. Any earned portion of an award will not be paid until the end of the three-year performance period. For performance that fails to meet the ROIC Target, less than 100% of the ROIC Award will be received, with the actual payment amount corresponding directly with the level of achievement under the target (e.g., 90% achievement would result in a 75% payment, 80% achievement would result in a 50% payment, 70% achievement would result in a 25% payment and less than 70% achievement would result in no payment). Alternatively, for performance that exceeds the ROIC Target, greater than 100% of the ROIC Shares will be received, with the actual payment amount corresponding directly with the level of achievement in excess of the target (e.g., 110% achievement would result in a 125% payment, 120% achievement would result in a 150% payment, 140% achievement would result in 200% payment and greater than 140% achievement is capped at a payment of 200%). The Committee, together with its independent consultant, did a thorough review of the long-term incentive awards granted by the Benchmark Companies. The Committee believes the Company’s performance award payout structure and performance ranges support the cyclical nature of our industry and closely align with the threshold levels of the Benchmark Companies.
The second performance-based award (the “TSR Award”) is contingent upon the Company achieving a percentile rank of 50th (the “TSR Target”) against the Benchmark Companies for three-year annualized total stockholder return (“TSR”) for the period January 1, 2025 through December 31, 2027.
TSR combines share price appreciation and dividends paid to measure the total return to shareholders. TSR is calculated by adding the change in a company’s stock price during a specified time period to any dividends paid by such company during the time period and dividing that sum by the stock price of such company at the beginning of the period. The amount of shares earned will be based on the performance attainment as contained in the table below.

TSR Award
	Performance	Payout
Below Threshold	< 30th Percentile	0%
Threshold	30th Percentile	25%
Target	50th Percentile	100%
Maximum	≥ 80th Percentile	200%
The Committee, together with its independent consultant, did a thorough review of the TSR awards granted by the Benchmark Companies. The Committee believes the Company’s performance award payout structure and performance ranges for the TSR awards support the cyclical nature of our industry and closely align with the threshold, target and maximum levels of the Benchmark Companies.
The Committee believes that the three-year period for these awards and these performance metrics helps motivate long-term decision making and better aligns the interests of the executives and the Company’s stockholders. No shares earned prior to the end of the three-year period are paid out until after the end of the three-year period.
As a result of the Company’s 2025 TSR performance, for the annual period between January 1, 2025 and December 31, 2025, the executives earned 90.6% of the relevant

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performance-based awards on 2023 and 2024 grants, and 100.7% of the relevant performance-based awards on the 2025 grant, and for the period between January 1, 2023 and December 31, 2025, the executives earned 0% of the relevant performance-based awards.
Sign-On Long-Term Incentive Award: In connection with the Company’s leadership changes and Ms. Kong-Picarello joining the Company as the Chief Financial Officer, the Board approved a one-time, sign-on long-term incentive award to Ms. Kong-Picarello. This award was generally a make-whole award intended to replace the forfeited long term incentive amount from Ms. Kong-Picarello’s previous employer. The table below summarizes the equity award granted to Ms. Kong-Picarello.

Sign-On Long-Term Incentive Award
Named Executive Officer	Shares of Stock Awarded	Grant Date Fair Value of Stock Award(1)	Vesting
Jennifer Kong-Picarello	28,256	$1,299,472	The shares of Restricted Stock will vest as follows: 1∕3 on February 28, 2026, 1∕3 on February 28, 2027 and 1∕3 on February 28, 2028.(2)
(1) The grant date fair value of the stock award listed in this column was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(2) Payable if Ms. Kong-Picarello is actively employed with the Company on vesting or if terminated by the Company without cause.

Post-Employment Compensation
Retirement Plans and Life Insurance: The Company offers a variety of mechanisms for its executive officers to plan for their retirement. These plans are offered to attract and retain executive officers by offering them benefits similar to those offered by the Benchmark Companies. The retirement plans offered by the Company to its executive officers generally include a 401(k) plan, which is also offered to most of the Company’s U.S. based employees, a deferred compensation plan, an ERISA excess plan and a defined contribution supplemental executive retirement plan (“DC SERP”). See “Nonqualified Deferred Compensation” for a description of the Company’s deferred compensation plan and DC SERP.
In addition, each executive officer receives a life insurance benefit that provides his or her family with a core level of security in case of the premature death of the executive officer. The Company provides each U.S. executive officer with a group life insurance benefit that is approximately two times his or her base salary, up to a maximum of $900,000, and Mr. Hegarty with a group life insurance benefit that is approximately three times his base salary.
Termination of Employment and Change in Control Arrangements: Each of the Named Executive Officers is a party to a Change in Control and Severance Agreement with the Company (collectively, the “Executive Agreements”). The Company does not have any agreements that contain excise tax gross ups.
The Executive Agreements provide the Named Executive Officers with a core level of assurance that their actions on behalf of the Company and its stockholders can proceed without the potential distraction of short-term issues that may affect the Company (e.g., merger, buyout, etc.) and helps ensure that they continue to act in the best interests of the Company. In addition, these agreements contain measures that protect the Company as well, such as confidentiality, non-compete and non-solicitation provisions. The key terms of these agreements are generally customary provisions for agreements of this type and are described in “Potential Payments Upon Termination or Change in Control”.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION AND HUMAN CAPITAL COMMITTEE
DONALD DEFOSSET
JEAN MARIE (JOHN) CANAN
DAVID DAUCH
ANDRA RUSH
KATHLEEN STEELE

2026 PROXY STATEMENT	37

COMPENSATION

EXECUTIVE OFFICERS
The following table sets forth, as of April 1, 2026, the respective names and ages of the Company’s executive officers, indicating all positions and offices held by each such person.

Name	Age	Positions and Offices With Company
Simon Meester	56	President and Chief Executive Officer
Jennifer Kong-Picarello	47	Senior Vice President and Chief Financial Officer
Patrick Carroll	61	President, Environmental Solutions
John Dreasher	59	Senior Vice President Human Resources, Chief Human Resources Officer
Joshua Gross	40	President, Aerials
Kieran Hegarty	60	President, Materials Processing
Namita Jindal	45	Senior Vice President, Chief Digital and AI Officer
Scott Posner	51	Senior Vice President, General Counsel and Secretary
Michael Virnig	58	President, Specialty Vehicles
For information regarding Mr. Meester, refer to the section above titled “Election of Directors.”
Jennifer Kong-Picarello was appointed Senior Vice President, Chief Financial Officer on February 10, 2025. Prior to joining Terex, Ms. Kong-Picarello served as Senior Vice President, Chief Financial Officer of Energy Management, a segment within Schneider Electric, from 2022 to 2025. Prior to that, from 2013-2022 she served in various finance leadership roles at Honeywell, including Vice President, Chief Financial Officer of Honeywell's Intelligrated division in warehouse automation and material handling solutions from 2020-2022. Ms. Kong-Picarello began her career at Deloitte & Touche.
Patrick Carroll was appointed President, Environmental Solutions effective January 1, 2025. Most recently, Mr. Carroll served as President, Environmental Solutions Group (“ESG”). Mr. Carroll and his team helped establish ESG at Dover Corporation in 2010, and Mr. Carroll led ESG from its inception for nearly 15 years. Before his work with ESG, Mr. Carroll served in various roles at several manufacturing businesses, including Ingersoll-Rand and Terex, where he led Terex Utilities from 2001 through 2005.
John Dreasher was appointed Senior Vice President and Chief Human Resources Officer (CHRO) for Terex Corporation effective April 1, 2026. He joined Terex from REV, where he was Senior Vice President and CHRO when Terex and REV merged in early 2026. Mr. Dreasher was employed by REV in senior communications roles for almost 16 years over two separate terms. His other industry roles included seven years as CHRO of Engineered Transportation International and HR leadership positions with Textron Fastening Systems, Alloyd Company, and Gates Rubber Company. He started his industrial career as a graduate of GE’s machinist apprentice program.
Joshua Gross currently President, Aerials, has been leading the Aerials business since January 1, 2024. Previously, Mr. Gross served as Genie’s Vice President Global Strategy and Product Management since July 2022, and prior to that was Vice President Global Commercial Operations since August 2020. Mr. Gross joined Genie in 2019 and has led areas including strategy, product management, the Genie Operating System, marketing, pricing and sales, inventory and operations planning. Before joining Genie, Mr. Gross spent almost 11 years with Eaton Corporation, where he served in a variety of roles in increasing levels of responsibility including Plant Operations Manager and Multi-Site Leader, Global Product Line Manager, Product Manager, and Senior Sales Engineer.
Kieran Hegarty was named President, Terex Materials Processing in March 2010. Prior to that, Mr. Hegarty had been serving as Vice President, Terex Materials Processing since January 2006. Previously, he held various general management positions within the Powerscreen group of companies since 1992.
Namita Jindal currently serves as Senior Vice President, Chief Digital & AI Officer. Ms. Jindal first joined Terex in January 2026, as Senior Vice President, Chief AI & Data Officer. Previously, she worked at CentralSquare Technologies, where since 2021, she had been Chief Information Officer. Over the prior two decades, she had held leadership roles in digital transformation, including 11 years as Chief Information Officer for the Honeywell Intelligrated automation business entity.
Scott Posner was appointed Senior Vice President, General Counsel and Secretary in December 2019. Previously, Mr. Posner had been serving as Vice President, Deputy General Counsel and Assistant Secretary of the Company since April 2012. He joined Terex in January 2004 as Legal Counsel and has held a number of positions of increasing responsibility since that time. Prior to joining Terex, Mr. Posner was an associate at Weil, Gotshal & Manges LLP from 2001 to 2004.

38	WWW.TEREX.COM

COMPENSATION
Michael Virnig was appointed President Specialty Vehicles Senior Vice President, effective February 2, 2026. Since February 2023, he had served as President, Specialty Vehicles for REV Group, Inc., which merged with Terex in February 2026. Earlier, he served as Vice President, Global Sales and Marketing for REV Fire Group. Prior to that role, he held several leadership positions within the emergency vehicle and commercial truck industries, including Vice President of Sales for Spartan Emergency Response and General Manager for Rush Peterbilt California. Earlier in his career, he founded and operated multiple businesses across the specialty vehicle sector.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
The Summary Compensation Table below shows the compensation for the three previous fiscal years, as applicable, of the Company’s Chief Executive Officer, Chief Financial Officer, Former Chief Financial Officer, and the Company’s three other highest paid executive officers in 2025 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Simon Meester President and Chief Executive Officer	2025	$961,538	$0	$5,203,318	$0	$840,609	$0	$289,525	$7,294,990
	2024	$917,847	$0	$4,923,294	$0	$555,749	$0	$222,481	$6,619,371
	2023	$540,480	$0	$1,168,866	$0	$675,271	$0	$137,247	$2,521,864
Jennifer Kong-Picarello Senior Vice President, Chief Financial Officer	2025	$575,000	$500,000	$2,720,866	$0	$336,648	$0	$374,594	$4,507,108

Julie Beck(6) Former Senior Vice President and Chief Financial Officer	2025	$205,994	$0	$0	$0	$0	$0	$710,424	$916,418
	2024	$638,702	$0	$1,429,766	$0	$276,176	$0	$213,774	$2,558,418
	2023	$618,269	$0	$1,556,437	$0	$772,054	$0	$196,664	$3,143,424
Scott Posner Senior Vice President, General Counsel and Secretary	2025	$559,184	$0	$1,218,338	$0	$318,674	$0	$136,000	$2,232,196
	2024	$535,796	$0	$942,758	$0	$216,396	$0	$170,765	$1,865,715
	2023	$503,269	$0	$984,308	$0	$544,743	$0	$147,073	$2,179,393
Kieran Hegarty(7) President, Materials Processing	2025	$563,913	$0	$1,269,102	$0	$254,455	$0	$121,372	$2,208,842
	2024	$536,362	$0	$1,309,387	$0	$224,553	$0	$123,136	$2,193,438
	2023	$498,163	$0	$3,037,981	$0	$569,296	$0	$100,072	$4,205,512
Patrick Carroll President, Environmental Solutions	2025	$480,000	$0	$1,116,810	$0	$413,683	$0	$67,959	$2,078,452

(1)The amount in this column for 2025 for Ms. Kong-Picarello reflects the sign-on bonus that she received when she joined the Company in February 2025.
(2)See Note K – “Stockholders’ Equity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a detailed description of the assumptions that the Company used in determining the dollar amounts recognized for financial statement reporting purposes of its stock awards.
(3)The amounts listed in the Stock Awards column are the aggregate grant date fair value amounts computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The amounts listed in the Stock Awards column include awards that are subject to performance conditions. For the 2025 awards, if the maximum performance is achieved, the stock award amounts for Mr. Meester, Ms. Kong-Picarello, Mr. Posner, Mr. Hegarty and Mr. Carroll would be $8,609,771, $3,651,409, $2,015,946, $2,099,944, and $1,847,951, respectively. For Ms. Kong-Picarello, the 2025 amount includes a $1,299,472 sign-on grant award, which will vest ratably over three years, as described in more detail in the “Compensation Discussion and Analysis.”
(4)The 2025, 2024 and 2023 amounts for Messrs. Meester, Posner and Hegarty, the 2024 and 2023 amounts for Ms. Beck, and the 2025 amounts for Mr. Carroll and Ms. Kong-Picarello, as applicable, reflect annual incentive awards earned during fiscal years 2025, 2024 and 2023, respectively, under the 2018 Omnibus Plan.
(5)As part of its competitive compensation program, the Company in 2025 provided its Named Executive Officers with certain perquisites and other personal benefits. The amounts listed below are the aggregate incremental cost of the benefits and perquisites paid by the Company. The aggregate incremental cost to the Company is computed as the actual out-of-pocket cost to the Company of supplying such perquisite. For example, the amount listed under the Company Paid Life Insurance column is the amount that the Company paid to a third party as a result of providing the life insurance to the Named Executive Officer. As part of their compensation, each of the Named Executive Officers in 2025 received the benefits and perquisites listed in the table below:

2026 PROXY STATEMENT	39

COMPENSATION

Name	Disability Premiums	401(k) Matching Contributions	Employee Stock Purchase Plan Company Contributions	Company Paid Life Insurance	Dividends on Stock Awards*	Other**	Total
Simon Meester	$1,073	$17,250	$0	$2,268	$50,790	$218,144	$289,525
Jennifer Kong-Picarello	$1,073	$17,250	$0	$2,268	$25,549	$328,454	$374,594
Julie Beck	$1,073	$17,250	$0	$2,268	$8,441	$681,392	$710,424
Scott Posner	$1,073	$17,250	$0	$2,268	$17,069	$98,340	$136,000
Kieran Hegarty	$—	$—	$0	$2,122	$42,632	$76,618	$121,372
Patrick Carroll	$1,073	$17,250	$0	$2,268	$41,230	$6,138	$67,959
*Dividends are received on time-based restricted stock awards and on performance-based stock only to the extent that awards have been earned. Payment of the dividend is only made if and when the underlying stock award vests.
**The amount shown for Mr. Meester consists of (i) $600 for the Company’s contribution to Mr. Meester’s health savings account; (ii) $148,075 for the Company’s contribution to the DC SERP; and (iii) $69,469 for matching contribution to the Company’s Deferred Compensation Plan; the amount shown for Ms. Kong-Picarello consists of (i) $500 for the Company’s contribution to Ms. Kong-Picarello’s health savings account; (ii) $5,250 related to executive health benefits; (iii) $300 related to a wellness award; (iv) $14,518 for matching contribution to the Company’s Deferred Compensation Plan; and (v) $307,886 of relocation costs/allowance of which $135,361 is for the reimbursement of taxes (these are one-time costs that will not recur); the amount shown for Ms. Beck consists of (i) $13,809 for matching contribution to the Company’s Deferred Compensation Plan; (ii) $91,524 for the Company’s contribution to the DC SERP; and (iii) $576,059 for severance related payments; the amount shown for Mr. Posner consists of (i) $600 for the Company’s contribution to Mr. Posner’s health savings account; (ii) $125 for a wellness award; (iii) $75,287 for the Company’s contribution to the DC SERP; and (iv) $22,328 for matching contribution to the Company’s ERISA Excess Plan; the amount shown for Mr. Hegarty consists of (i) $25,672 for a vehicle allowance and fuel expenses, (ii) $49,815 for pension contributions and related payments and (iii) $1,131 related to executive health benefits; the amount shown for Mr. Carroll consists of (i) $600 for the Company’s contribution to Mr. Carroll’s health savings account; and (ii) $5,538 for matching contribution to the Company’s Deferred Compensation Plan.
(6)Ms. Kong-Picarello succeeded Ms. Beck as Senior Vice President and Chief Financial Officer, effective February 10, 2025.
(7)Mr. Hegarty received his 2025, 2024 and 2023 compensation in Pounds Sterling. The 2025 amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.3165. The 2024 amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.2818. The 2023 amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.2393.

Grants of Plan-Based Awards
The following table sets forth information on grants of awards under the Company’s equity and non-equity incentive plans during 2025 to the Named Executive Officers. The amount of stock awards, option awards and non-equity incentive plan compensation recognized for financial reporting purposes by the Company for the Named Executive Officers during 2025 is also listed in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Simon Meester	3/15/2025							44,499			$1,796,865
	3/15/2025				10,330	41,320	82,640				$1,668,517
	3/15/2025				10,330	41,320	82,640				$1,737,936
	N/A	$17,716	$1,107,229	$2,037,301
Jennifer Kong-Picarello	2/28/2025							28,256			$1,299,472
	3/15/2025							12,156			$490,851
	3/15/2025				2,822	11,288	22,576				$455,790
	3/15/2025				2,822	11,288	22,576				$474,753
	N/A	$70,948	$443,425	$815,902
Scott Posner	3/15/2025							10,419			$420,729
	3/15/2025				2,419	9,675	19,350				$390,677
	3/15/2025				2,419	9,675	19,350				$406,931
	N/A	$67,160	$419,750	$772,340
Kieran Hegarty	3/15/2025							10,853			$438,260
	3/15/2025				2,520	10,078	20,156				$406,955
	3/15/2025				2,520	10,078	20,156				$423,887
	N/A	$67,674(5)	$422,963(5)	$778,252(5)
Patrick Carroll	3/15/2025							9,551			$385,669
	3/15/2025				2,217	8,869	17,738				$358,121
	3/15/2025				2,217	8,869	17,738				$373,020
	N/A	$53,760	$336,000	$618,240

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COMPENSATION
(1)The target award levels established for the annual incentive program are established annually in the first quarter and are expressed as a percentage of the Named Executive Officer’s base salary. See “Compensation Discussion and Analysis” under the heading “Annual Incentive Program” for a description of the annual incentive bonus program. The amounts reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for awards under the annual incentive bonus program made in 2025 and based on performance in 2025, that were paid in March 2025. Thus, the amounts shown in the “threshold, target and maximum” columns reflect the range of potential payouts when the target award levels were established in the first quarter of 2025. The actual amounts paid pursuant to those awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)The amounts reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for performance-based awards granted in 2025. The first performance-based award is subject to the Company achieving certain ROIC targets and the second performance-based award is subject to the Company achieving certain TSR targets. The performance-based awards pay $0 for performance below threshold. These performance-based awards will vest in full in 2028 if the target performance criteria are satisfied. For a description of the process for determining target award levels and the terms of the performance-based awards, please refer to “Compensation Discussion and Analysis” under the heading “Long-Term Incentive Compensation.” Upon the earliest to occur of certain changes in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such performance-based awards shall vest immediately. Dividends, if any, are paid on earned performance-based awards at the same rate as paid to all stockholders.
(3)The amounts in this column reflect the time-based awards granted in 2025. For a description of the process for determining award levels and the terms of such awards, see “Compensation Discussion and Analysis” under the heading “Long-Term Incentive Compensation.” Upon the earliest to occur of certain changes in control of the Company or the death or disability of the recipient of the grant, any unvested portion of such award shall vest immediately. Dividends, if any, are paid on such awards at the same rate as paid to all stockholders.
(4)The grant date fair value of the equity awards granted in 2025 was calculated in accordance with ASC 718. For a description of the assumptions made in valuing the equity awards see Note K – “Stockholders’ Equity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(5)Mr. Hegarty receives his non-equity incentive awards in Pounds Sterling. Amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.3165.

Outstanding Equity Awards at Fiscal Year-End
The table below summarizes the amount of unexercised stock options, Restricted Stock that has not vested and equity incentive plan awards that have not yet vested for each of the Named Executive Officers as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Simon Meester						2,314(2)	$123,548
								1,838(3)	$98,102
								1,555(4)	$83,003
								1,555(5)	$83,003
								3,997(6)	$213,379
								1,411(7)	$75,339
								2,073(8)	$110,671
						19,027(9)	$1,015,675
								6,465(10)	$345,090
								6,465(11)	$345,090
								6,465(12)	$345,090
								5,868(13)	$313,226
								8,620(14)	$460,120
								8,620(15)	$460,121
						44,952(16)	$2,399,560
								10,330(17)	$551,421
								10,330(18)	$551,421
								10,330(19)	$551,421
								10,330(20)	$551,421
								13,773(21)	$735,228
								13,773(22)	$735,228
								13,773(23)	$735,228

2026 PROXY STATEMENT	41

COMPENSATION

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jennifer Kong-Picarello						12,280(16)	$655,490
								2,822(17)	$150,632
								2,822(18)	$150,632
								2,822(19)	$150,632
								2,822(20)	$150,632
								3,763(21)	$200,843
								3,763(22)	$200,843
								3,763(23)	$200,843
						28,666(24)	$1,530,190
Julie Beck*								2,071(4)	$110,525
								2,071(5)	$110,525
								2,761(8)	$147,367
Scott Posner						1,949(2)	$104,040
								1,548(3)	$82,612
								1,309(4)	$69,897
								1,309(5)	$69,897
								3,366(6)	$179,688
								1,189(7)	$63,443
								1,746(8)	$93,196
						3,644(9)	$194,513
								1,238(10)	$66,081
								1,238(11)	$66,081
								1,238(12)	$66,081
								1,124(13)	$59,979
								1,651(14)	$88,108
								1,651(15)	$88,108
						10,525(16)	$561,848
								2,419(17)	$129,113
								2,419(18)	$129,113
								2,419(19)	$129,113
								2,419(20)	$129,113
								3,225(21)	$172,151
								3,225(22)	$172,151
								3,225(23)	$172,151
Kieran Hegarty						3,045(2)	$162,563
								2,418(3)	$129,082
								2,046(4)	$109,214
								2,046(5)	$109,214
								5,260(6)	$280,762
								1,857(7)	$99,130
								2,728(8)	$145,619
						5,061(9)	$270,160
								1,719(10)	$91,779
								1,719(11)	$91,779
								1,719(12)	$91,779
								1,561(13)	$83,305
								2,292(14)	$122,372
								2,292(15)	$122,372
						10,964(16)	$585,258

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COMPENSATION

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kieran Hegarty								2,520(17)	$134,493
								2,520(18)	$134,493
								2,520(19)	$134,493
								2,520(20)	$134,493
								3,359(21)	$179,324
								3,359(22)	$179,324
								3,359(23)	$179,324
						16,220(25)	$865,827
Patrick Carroll						9,648(16)	$515,027
								2,217(17)	$118,354
								2,217(18)	$118,354
								2,217(19)	$118,354
								2,217(20)	$118,354
								2,956(21)	$157,805
								2,956(22)	$157,805
								2,956(23)	$157,805
						47,943(26)	$2,559,213
(1)Values based on the closing price of the Company’s Common Stock on the NYSE on December 31, 2025 of $53.38.
(2)The shares of Restricted Stock vested on March 15, 2026.
(3)The shares of Restricted Stock vested on March 15, 2026 because the Company exceeded its target TSR percentile rank for the annual period between January 1, 2023 and December 31, 2023. Based on the Company’s TSR performance as reported by an independent third party and approved by the Board, each executive earned 115% of the initial performance award.
(4)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2025 and December 31, 2025. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank. Based on the Company’s TSR performance as reported by an independent third party and approved by the Board, each executive earned 90.6% of the initial performance award and forfeited the remaining 9.4% of the initial performance award. The earned shares vested on March 15, 2026.
(5)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the period between January 1, 2023 and December 31, 2025. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank. As the Company’s TSR performance was below the threshold, as reported by an independent third party and approved by the Board, the executives did not receive any portion of this initial performance award and forfeited 100% of the initial performance award.
(6)The shares of Restricted Stock vested on March 15, 2026 because the Company exceeded its threshold ROIC for 2023. Based on the Company’s ROIC performance in 2023, each executive earned 187.6% of the initial performance award.
(7)The shares of Restricted Stock vested on March 15, 2026 because the Company exceeded its threshold ROIC for 2024. Based on the Company’s ROIC performance in 2024, each executive earned 67.1% of the initial performance award and forfeited the remaining 32.9% of the initial performance award.
(8)The shares of Restricted Stock vest if the Company achieves a target ROIC for 2025. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. Based on the Company’s ROIC performance in 2025, each executive earned 97.9% of the initial performance award and forfeited the remaining 2.1% of the initial performance award. The earned shares vested on March 15, 2026.
(9)The shares of Restricted Stock vest as follows: 1∕2 on March 15, 2026 and 1∕2 on March 15, 2027.
(10)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2025 and December 31, 2025. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2026 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank. Based on the Company’s TSR performance as reported by an independent third party and approved by the Board, each executive earned 90.6% of the initial performance award and forfeited the remaining 9.4% of the initial performance award.
(11)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2026 and December 31, 2026. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2026 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.

2026 PROXY STATEMENT	43

COMPENSATION
(12)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the period between January 1, 2024 and December 31, 2026. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant or after the Company’s 2026 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.
(13)The shares of Restricted Stock will vest on the later of the third anniversary of the date of grant, or after the Company’s 2026 financial statements are completed and filed with the SEC because the Company exceeded its target ROIC for 2024. Based on the Company’s ROIC performance in 2024, each executive earned 67.1% of the initial performance award and forfeited the remaining 32.9% of the initial performance award.
(14)The shares of Restricted Stock vest if the Company achieves a target ROIC for 2025. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2026 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. Based on the Company’s ROIC performance in 2025, each executive earned 97.9% of the initial performance award and forfeited the remaining 2.1% of the initial performance award.
(15)The shares of Restricted Stock vest if the Company achieves a targeted ROIC in 2026. If the target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2026 financial statements are completed and filed with the SEC. The number of shares in this grant is subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. The ROIC target for 2026 will be based upon the Company’s 2026 operating plan.
(16)The shares of Restricted Stock vest as follows:1∕3 on March 15, 2026; 1∕3 on March 15, 2027; and 1∕3 on March 15, 2028.
(17)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2025 and December 31, 2025. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2027 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank. Based on the Company’s TSR performance as reported by an independent third party and approved by the Board, each executive earned 100.7% of the initial performance award.
(18)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2026 and December 31, 2026. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2027 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.
(19)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the annual period between January 1, 2027 and December 31, 2027. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant or after the Company’s 2027 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.
(20)The shares of Restricted Stock vest if the Company achieves a targeted TSR percentile rank for the period between January 1, 2025 and December 31, 2027. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant or after the Company’s 2027 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted percentile rank.
(21)The shares of Restricted Stock vest if the Company achieves a target ROIC for 2025. If this target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2027 financial statements are completed and filed with the SEC. The number of shares in this grant are subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. Based on the Company’s ROIC performance in 2025, each executive earned 97.9% of the initial performance award and forfeited the remaining 2.1% of the initial performance award.
(22)The shares of Restricted Stock will vest if the Company achieves a targeted ROIC in 2026. If the target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2027 financial statements are completed and filed with the SEC. The number of shares in this grant is subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. The ROIC target for 2026 will be based upon the Company’s 2026 operating plan.
(23)The shares of Restricted Stock will vest if the Company achieves a targeted ROIC in 2027. If the target is achieved, the shares will vest in full on the later of the third anniversary of the date of grant, or after the Company’s 2027 financial statements are completed and filed with the SEC. The number of shares in this grant is subject to adjustment, up or down, based upon attainment above or below the targeted ROIC. The ROIC target for 2027 will be based upon the Company’s 2027 operating plan.
(24)The shares of Restricted Stock will vest as follows: 1∕3 on February 28, 2026; 1∕3 on February 28, 2027; and 1∕3 on February 28, 2028.
(25)The shares of Restricted Stock will vest on October 20, 2026.
(26)The shares of Restricted Stock will vest as follows: 1∕2 on December 31, 2026; and 1∕2 on December 31, 2027.
* Ms. Beck's shares that were scheduled to vest in the first quarter of 2025 vested in accordance with the terms of her awards. Ms. Beck had 15,407 shares that vested on an accelerated basis on April 2, 2025, in accordance with the terms of Ms. Beck’s Executive Agreement. Ms. Beck’s other performance shares that would have vested by April 1, 2026 (6,902 shares) continued to vest in accordance with the terms of the award agreements and as detailed in the relevant footnotes above. Ms. Beck forfeited all remaining shares (15,448 shares) in accordance with the terms of her Executive Agreement.

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COMPENSATION

Option Exercises and Stock Vested
The table below summarizes the stock options exercised and each vesting of Restricted Stock during 2025 for each of the Named Executive Officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Simon Meester	0	$0	28,253	$1,138,797
Jennifer Kong-Picarello	0	$0	0	$0
Julie Beck	0	$0	45,328	$1,792,562
Scott Posner	0	$0	18,271	$736,451
Kieran Hegarty	0	$0	45,751	$2,049,486
Patrick Carroll	0	$0	23,728	$956,423

Nonqualified Deferred Compensation
The table below provides information for the Named Executive Officers with respect to the Company’s Deferred Compensation Plan, ERISA Excess Plan and DC SERP.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Simon Meester	$277,874	$217,544	$142,527	$0	$872,333
Jennifer Kong-Picarello	$580,719	$14,518	$49,270	$0	$644,508
Julie Beck	$55,235	$105,333	$96,563	$0	$813,069
Scott Posner	$22,328	$97,615	$68,108	$0	$797,479
Kieran Hegarty	$0	$0	$0	$0	$0
Patrick Carroll	$22,154	$5,538	$4,927	$0	$32,619
(1)The amounts shown in the “Executive Contributions in Last FY” column are included in the “Salary”, “Bonus” and/or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
(2)The amounts shown in the “Registrant Contributions in Last FY” column are included in the “All Other Compensation” column of the Summary Compensation Table.
(3)Includes $223,991 for Mr. Meester, $318,673 for Ms. Beck and $479,494 for Mr. Posner, which amounts were included in Summary Compensation Tables in previous years.
Under the Deferred Compensation Plan or ERISA Excess Plan, a Named Executive Officer may defer up to (i) 20% of his/her salary and (ii) 100% of his/her bonus (participants may not defer salary and/or bonus amounts in the same year to both the Deferred Compensation Plan and the ERISA Excess Plan). The deferrals in the Deferred Compensation Plan may be invested in Common Stock or in a bond fund and deferrals in the ERISA Excess Plan may be invested in a number of investment options that generally mirror the investment options of the Company’s 401(k) Plan. The Deferred Compensation Plan bond deferrals are invested in the Baird Core Plus Bond Fund (Institutional Class). For Deferred Compensation Plan deferrals, the Company makes a contribution of 25% of the Named Executive Officer’s salary and/or bonus that is deferred and invested in Common Stock. For ERISA Excess Plan deferrals, the Company makes a contribution of 100% of the Named Executive Officer’s salary and/or bonus that is deferred to the extent such deferral does not exceed 5% of salary and bonus. The Company does not make a contribution with respect to any deferrals into the
Deferred Compensation Plan bond fund. Participants in the Deferred Compensation Plan and ERISA Excess Plan are always fully vested in their deferrals and any matching contributions received.
The DC SERP is intended to provide certain senior executives of the Company with retirement benefits in recognition of their contributions to the long-term growth of the Company. Participants in the DC SERP with ten or more years of eligible service are vested and entitled to contributions made by the Company to their DC SERP account. Ms. Beck was credited with five years of service for vesting purposes when she was hired by the Company. Annual contributions are based upon 10% of the participant’s base salary and bonus earned. DC SERP accounts are invested in the Baird Core Plus Bond Fund (Institutional Class). Benefits are payable in a lump sum payout following termination of employment.
The Named Executive Officers may receive payments under the Deferred Compensation Plan and ERISA Excess Plan after their employment terminates, upon their death

2026 PROXY STATEMENT	45

COMPENSATION
or if they have an unforeseeable emergency (as defined in the Deferred Compensation Plan).
In addition, participants in the Deferred Compensation Plan may elect to receive all or a portion of their deferral, including the Company’s matching contribution, after the deferral has been in the Deferred Compensation Plan for at least three years. Furthermore, for deferrals made prior to December 31, 2004, if they elect to receive an accelerated distribution under the Deferred Compensation
Plan, the Named Executive Officers shall (i) forfeit 10% of the amount of the distribution to the Company, (ii) forfeit any Company matching contribution that has not been in the plan for at least one year due to the accelerated distribution and (iii) be unable to make further deferrals into the plan for at least 12 months. In accordance with Section 409A of the Code, accelerated distributions are not allowed under the Deferred Compensation Plan for any deferrals made after December 31, 2004.

Potential Payments Upon Termination or Change in Control
Pursuant to the Executive Agreements in effect as of December 31, 2025, if a Named Executive Officer’s employment with the Company is terminated within six months of a Change in Control (as defined in the Executive Agreements) in anticipation of such Change in Control or within 24 months following a Change in Control, other than for Cause, by reason of death or Permanent Disability or by the Named Executive Officer without Good Reason (each as defined in the Executive Agreements), the Named Executive Officer is to receive (i) two times his/her base salary (Messrs. Posner and Carroll and Mses. Beck and Kong-Picarello would receive one times his/her base salary), (ii) two times his/her target annual bonus (Messrs. Posner and Carroll and Mses. Beck and Kong-Picarello would receive one times his/her annual bonus), (iii) a prorata payment for year-to-date service, and (iv) any accrued vacation pay. This payment is to be paid in a lump sum simultaneously with the Named Executive Officer’s termination or on a monthly basis. In addition, the Named Executive Officer also will receive (a) immediate vesting of unvested stock options, stock grants and cash performance awards, with a period of up to six months following termination to exercise such options, (b) continuing insurance coverage for 24 months from termination (Messrs. Posner and Carroll and Mses. Beck and Kong-Picarello would receive coverage for 12 months), (c) continuation of all other benefits in effect at the time of termination for 24 months from termination (Messrs. Posner and Carroll and Mses. Beck and Kong-Picarello would receive benefits for 12 months) and (d) outplacement services for a period of at least 12 months from termination.
In the event a Named Executive Officer’s employment with the Company is terminated by the Company without Cause or by the Named Executive Officer for Good Reason (other than in connection with a Change in Control), the Company is to pay the Named Executive Officer (i) two times his/her base salary (Messrs. Posner and Carroll and Mses. Beck and Kong-Picarello would receive one times his/her base salary), (ii) two times his/her target annual bonus (this is not applicable for Messrs. Posner and Carroll and Mses. Beck and Kong-Picarello), (iii) a prorata payment for year-to-date service, and (iv) any accrued vacation pay. This amount is to be paid in 24 equal monthly payments (Messrs. Posner and Carroll and
Mses. Beck and Kong-Picarello would be paid in 12 equal monthly payments). In such event, the Named Executive Officer would also have the right to exercise any stock options, long-term incentive awards or similar awards for up to six months following termination, and would immediately vest in non-performance based options and stock awards granted under the Company’s incentive plans that would vest in the 24 months following the date of termination (Messrs. Posner and Carroll and Mses. Beck and Kong-Picarello would immediately vest in the options and stock awards granted to him/her under the Company’s incentive plans that would vest in the 12 months following the date of termination). In addition, the Company would also provide continuing insurance coverage, continuation of all other benefits in effect at the time of termination for 24 months from termination (Messrs. Posner and Carroll and Mses. Beck and Kong-Picarello would receive coverage and benefits for 12 months) and outplacement services for a period of at least 12 months from termination.
As part of the Executive Agreements, the Named Executive Officers agree to keep confidential certain Company information and not to disparage the Company. In addition, Messrs. Meester and Hegarty agree that, for a period of 24 months following the date of termination, and Mr. Carroll and Mses. Beck and Kong-Picarello agree that, for a period of 12 months following the date of termination, the Named Executive Officer will not, without the prior written consent of the Company, directly or indirectly engage in or render any services to any Competitive Business (as such term is defined in the Executive Agreements) nor solicit, induce or entice any employee of the Company to leave the Company.
Each Executive Agreement has an initial term of one year and automatically renews for an additional term of one year commencing on each anniversary of the date of the agreement until and unless either party sends written notice of non-renewal to the other party at least six months prior to a renewal date; provided, however, that if a Change in Control shall occur during the initial or renewed term of such agreement, then the Executive Agreement remains in effect until the third anniversary of the date of the Change in Control.

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COMPENSATION
The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Meester, assuming that the triggering event took place on December 31, 2025 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2025 and Mr. Meester was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (Change in Control)	Death	Disability
Base Salary	0	0	$1,950,000	0	$1,950,000	0	0
Annual Incentive	0	0	$3,363,750	0	$3,363,750	0	0
Restricted Shares (time-based)	0	0	$2,738,880	0	$3,538,783	$3,538,783	$3,538,783
Restricted Shares (performance-based)	0	0	$700,045	0	$7,343,599	$7,343,599	$7,343,599
Stock Options	0	0	0	0	0	0	0
Cash Awards	0	0	0	0	0	0	0
Disability Premiums	0	0	$2,000(1)	0	$2,000(1)	0	0
Life Insurance Premiums	0	0	$5,000(1)	0	$5,000(1)	0	0
Health and Welfare Premiums	0	0	$54,000(1)	0	$54,000(1)	0	0
Other Benefits	0	0	$164,000(1)	0	$164,000(1)	0	0
Retirement Plan Payments(2)	$1,054,000	$1,054,000	$1,461,000	$1,054,000	$1,461,000	$1,054,000	$1,461,000
Life Insurance Proceeds	0	0	0	0	0	$900,000	0
Disability Benefits	0	0	0	0	0	0	$1,244,599(3)
(1)Reflects the estimated value of a benefit that Mr. Meester would be entitled to receive.
(2)Reflects the estimated value of Mr. Meester’s qualified and non-qualified retirement plans on December 31, 2025.
(3)Reflects the estimated value of all future payments that Mr. Meester would be entitled to receive under the Company’s disability program.
The following table describes the potential payments upon termination or a Change in Control of the Company for Ms. Kong-Picarello, assuming that the triggering event took place on December 31, 2025 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2025 and Ms. Kong-Picarello was not terminated on that date.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (Change in Control)	Death	Disability
Base Salary	0	0	$650,000	0	$650,000	0	0
Annual Incentive	0	0	$487,500	0	$975,000	0	0
Restricted Shares (time-based)	0	0	$728,482	0	$2,185,680	$2,185,680	$2,185,680
Restricted Shares (performance-based)	0	0	0	0	$1,205,056	$1,205,056	$1,205,056
Stock Options	0	0	0	0	0	0	0
Cash Awards	0	0	0	0	0	0	0
Disability Premiums	0	0	$1,000(1)	0	$1,000(1)	0	0
Life Insurance Premiums	0	0	$2,000(1)	0	$2,000(1)	0	0
Health and Welfare Premiums	0	0	$18,000(1)	0	$18,000(1)	0	0
Other Benefits	0	0	$8,000(1)	0	$8,000(1)	0	0
Retirement Plan Payments(2)	$140,000	$140,000	$688,000	$140,000	$688,000	$140,000	$688,000
Life Insurance Proceeds	0	0	0	0	0	$900,000	0
Disability Benefits	0	0	0	0	0	0	$2,043,388(3)
(1)Reflects the estimated value of a benefit that Ms. Kong Picarello would be entitled to receive.
(2)Reflects the estimated value of Ms. Kong Picarello’s qualified and non-qualified retirement plans on December 31, 2025.
(3)Reflects the estimated value of all future payments that Ms. Kong-Picarello would be entitled to receive under the Company’s disability program.

Ms. Kong-Picarello succeeded Ms. Beck as Senior Vice President, Chief Financial Officer, effective February 10, 2025, and Ms. Beck separated from the Company on April 1, 2025. Pursuant to Ms. Beck’s Executive Agreement, Ms. Beck received: (i) her annual base salary ($643,750) and a fraction of her 2025 bonus ($120,372); (ii) an annual benefit under the DC SERP in the amount of $91,524; (iii) vesting of 15,407 shares in April 2025 and potential vesting of 6,902 shares prior to April 1, 2026 depending on Company performance (as of December 31, 2025, such awards had a market value of $368,429); (iv) $3,956 cash in lieu of certain benefits; and (v) continuation of certain health and welfare benefits for 22

2026 PROXY STATEMENT	47

COMPENSATION
months. All remaining shares owned by Ms. Beck (15,448 shares) were forfeited in accordance with the terms of her Executive Agreement.
The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Posner, assuming that the triggering event took place on December 31, 2025 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2025 and Mr. Posner was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (Change in Control)	Death	Disability
Base Salary	0	0	$564,300	0	$564,300	0	0
Annual Incentive	0	0	$423,225	0	$846,450	0	0
Restricted Shares (time-based)	0	0	$388,584	0	$860,401	$860,401	$860,401
Restricted Shares (performance-based)	0	0	$325,743	0	$2,026,078	$2,026,078	$2,026,078
Stock Options	0	0	0	0	0	0	0
Cash Awards	0	0	0	0	0	0	0
Disability Premiums	0	0	$1,000(1)	0	$1,000(1)	0	0
Life Insurance Premiums	0	0	$2,000(1)	0	$2,000(1)	0	0
Health and Welfare Premiums	0	0	$27,000(1)	0	$27,000(1)	0	0
Other Benefits	0	0	$83,000(1)	0	$83,000(1)	0	0
Retirement Plan Payments(2)	$2,667,000	$2,667,000	$2,667,000	$2,667,000	$2,667,000	$2,667,000	$2,667,000
Life Insurance Proceeds	0	0	0	0	0	$900,000	0
Disability Benefits	0	0	0	0	0	0	$1,746,686(3)
(1)Reflects the estimated value of a benefit that Mr. Posner would be entitled to receive.
(2)Reflects the estimated value of Mr. Posner’s qualified and non-qualified retirement plans on December 31, 2025.
(3)Reflects the estimated value of all future payments that Mr. Posner would be entitled to receive under the Company’s disability program.
The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Hegarty, assuming that the triggering event took place on December 31, 2025 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2025 and Mr. Hegarty was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination(2)	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (Change in Control)(2)	Death(2)	Disability(2)
Base Salary	0	0	$1,133,382	0	$1,133,382	0	0
Annual Incentive	0	0	$1,275,055	0	$1,275,055	0	0
Restricted Shares (time-based)	0	0	$1,688,691	0	$1,883,809	$1,883,809	$1,883,809
Restricted Shares (performance-based)	0	0	$592,278	0	$2,552,352	$2,552,352	$2,552,352
Stock Options	0	0	0	0	0	0	0
Cash Awards	0	0	0	0	0	0	0
Disability Premiums	0	0	0	0	0	0	0
Life Insurance Premiums	0	0	$4,000(1)	0	$4,000(1)	0	0
Health and Welfare Premiums	0	0	$8,000(1)	0	$8,000(1)	0	0
Other Benefits	0	0	$55,000(1)	0	$55,000(1)	0	0
Retirement Plan Payments	0	0	0	0	0	0	0
Life Insurance Proceeds	0	0	0	0	0	$1,700,000(1)	0
Disability Benefits	0	0	0	0	0	0	0
(1)Reflects the estimated value of a benefit that Mr. Hegarty would be entitled to receive.
(2)Mr. Hegarty receives payments in Pounds Sterling. Amounts shown are converted into U.S. Dollars at an average rate of £1.00 = $1.3165.

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COMPENSATION
The following table describes the potential payments upon termination or a Change in Control of the Company for Mr. Carroll, assuming that the triggering event took place on December 31, 2025 using the share price of Common Stock as of that day (both as required by the SEC). However, a termination or Change in Control did not occur on December 31, 2025 and Mr. Carroll was not terminated on that date. There can be no assurance that a termination or Change in Control would produce the same or similar results as those described if it occurs on any other date or when the Common Stock is trading at any other price.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early or Normal Retirement	Involuntary Not For Cause or Good Reason Termination	For Cause Termination	Involuntary Not For Cause or Good Reason Termination (Change in Control)	Death	Disability
Base Salary	0	0	$480,000	0	$480,000	0	0
Annual Incentive	0	0	$336,000	0	$672,000	0	0
Restricted Shares (time-based)	0	0	$1,451,225	0	$3,074,240	$3,074,240	$3,074,240
Restricted Shares (performance-based)	0	0	0	0	$946,830	$946,830	$946,830
Stock Options	0	0	0	0	0	0	0
Cash Awards	0	0	0	0	0	0	0
Disability Premiums	0	0	$1,000(1)	0	$1,000(1)	0	0
Life Insurance Premiums	0	0	$2,000(1)	0	$2,000(1)	0	0
Health and Welfare Premiums	0	0	$19,000(1)	0	$19,000(1)	0	0
Other Benefits	0	0	$8,000(1)	0	$8,000(1)	0	0
Retirement Plan Payments(2)	$85,000	$85,000	$85,000	$85,000	$85,000	$85,000	$85,000
Life Insurance Proceeds	0	0	0	0	0	$900,000	0
Disability Benefits	0	0	0	0	0	0	$611,259(3)
(1)Reflects the estimated value of a benefit that Mr. Carroll would be entitled to receive.
(2)Reflects the estimated value of Mr. Carroll’s qualified and non-qualified retirement plans on December 31, 2025.
(3)Reflects the estimated value of all future payments that Mr. Carroll would be entitled to receive under the Company’s disability program.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about the Company’s equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	—(1)	$—	1,358,205
Equity compensation plans not approved by stockholders	—	$—	—
Total	—	$—	1,358,205
(1)This does not include 1,696,505 shares of restricted stock awards and 666,139 shares held in a rabbi trust for a deferred compensation plan.

CEO PAY RATIO
For 2025, the median annual total compensation of all employees of the Company (other than the CEO), was $56,041. The annual total compensation of the Company’s CEO was $7,294,990. Based on this information, the ratio of the annual total compensation of the Company’s CEO to the median of the annual total compensation of all employees was approximately 130 to 1 in 2025. The process that we used to determine our median employee in 2025 is summarized below.
In order to determine the median employee from a compensation perspective, the Company used annual salary in the 2025 calendar year for all employees globally employed as of December 30, 2025. For those employees compensated in foreign currencies, average exchange rates for the full year 2025 were used to convert their compensation into U.S. dollars. The Company determined that its median employee from a compensation perspective is employed in one of its manufacturing locations in the United States.
Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

2026 PROXY STATEMENT	49

COMPENSATION

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance for the fiscal years listed below. For further information concerning our pay-for-performance philosophy and how we align executive compensation with Company financial performance, refer to the “Compensation Discussion and Analysis” section, beginning on page 25.
The following table discloses information on “Compensation Actually Paid” (“CAP”) (as defined by SEC rule and further described below) to our principal executive officer (“PEO”) (also referred to as our CEO) and to our other Named Executive Officers (“NEOs”), on an average basis, during the specified years, alongside total shareholder return (“TSR”) and net income metrics, as well as the Company selected performance measure of ROIC, as defined and described in the “Compensation Discussion and Analysis” section beginning on page 25. In reviewing this information, it is important to consider that the amounts included in the tables below are described as “compensation actually paid” in accordance with the SEC rules, but such amounts do not necessarily represent compensation actually earned or realized by our PEO and NEOs in such years, as the below calculations are influenced by numerous factors, including, but not limited to, fluctuations in the stock price of outstanding unvested stock award grants.

Year	Summary Compensation Table Total for First PEO[1]	Summary Compensation Table Total for Second PEO[1]	Compensation Actually Paid (“CAP”) to First PEO[1,2]	Compensation Actually Paid (“CAP”) to Second PEO[1,2]	Average Summary Compensation Table Total for Non-PEO NEOs[1]	Average Compensation Actually Paid (“CAP”) to Non-PEO NEOs[1,2]	Value of Initial Fixed $100 Investment Based On:[3]		Net Income ($MM)	ROIC[4]
							TSR	Peer Group TSR
2025	$—	$7,294,990	$—	$9,546,329	$2,388,603	$2,876,076	$163	$160	$221	11.6%
2024	$—	$6,619,371	$—	$4,045,537	$2,015,680	$755,552	$139	$147	$336	21.1%
2023	$10,208,430	$—	$21,648,207	$—	$3,012,548	$4,371,853	$171	$132	$518	28.9%
2022	$9,778,425	$—	$10,488,051	$—	$2,155,049	$2,295,919	$125	$105	$300	21.7%
2021	$9,540,015	$—	$15,777,895	$—	$2,426,224	$3,531,383	$127	$123	$221	18.8%
1 The PEO(s) for whom compensation figures are shown in this table are: for the 2021, 2022 and 2023 fiscal years, John L. Garrison, Jr. (“First PEO”); and for the 2024 and 2025 fiscal years, Simon Meester (“Second PEO”). Mr. Garrison retired as Chairman and Chief Executive Officer, and Mr. Meester was appointed as President and Chief Executive Officer, effective as of January 1, 2024. The Non-PEO NEOs for whom the average compensation is presented in this table are: for the 2025 fiscal year, Jennifer Kong-Picarello, Julie Beck, Scott Posner, Kieran Hegarty and Patrick Carroll, for the 2024 fiscal year, Julie Beck, Kieran Hegarty, Scott Posner and Joshua Gross; for the 2023 fiscal year, Julie Beck, Kieran Hegarty, Simon Meester and Scott Posner; for the 2022 fiscal year, Julie Beck, Kieran Hegarty, Simon Meester and Scott Posner; and for the 2021 fiscal year, John D. Sheehan, Kieran Hegarty, Scott Posner and Amy George.
2 The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table with the following deductions (grant date fair value of all equity awards granted during the fiscal year) and additions (the fair value as of the end of the fiscal year of awards granted in that fiscal year that remain outstanding and unvested as of fiscal year-end; the change in fair value from the prior fiscal year-end to that fiscal year-end of equity awards granted in prior years that remained outstanding and unvested at fiscal year-end; and the change in fair value from the prior fiscal year-end through the vesting date of equity awards granted in prior years that vested during that fiscal year), as detailed in the table below. Fair value of time-based awards is based on the price of our common stock at year-end date or, in the case of vesting date, the actual vesting price. The fair value of performance-based awards, except for awards based on a market condition, is based on the same valuation methodology, except year-end values are multiplied by the probability of achievement as of the year-end date or, in the case of vesting date, the vesting date values are multiplied by actual shares earned based on performance. For awards based on a market condition, fair value is based on the Monte Carlo method as of the year-end date or, in the case of vesting date, the actual vesting price and actual shares earned.

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COMPENSATION

	2021		2022		2023		2024		2025
	First PEO	Average of Non-PEO NEOs	First PEO	Average of Non-PEO NEOs	First PEO	Average of Non-PEO NEOs	Second PEO	Average of Non-PEO NEOs	Second PEO	Average of Non-PEO NEOs
Compensation Total for covered fiscal year (“FY”) from Summary Compensation Table (“SCT”)	$9,540,015	$2,426,224	$9,778,425	$2,155,049	$10,208,430	$3,012,548	$6,619,371	$2,015,680	$7,294,990	$2,388,603
DEDUCT: grant date fair value (“GDFV”) of awards granted during FY, reported under the Stock Awards column in the SCT	$6,005,749	$1,128,010	$5,956,740	$1,023,006	$6,543,682	$1,686,898	$4,923,294	$1,111,648	$5,203,318	$1,265,023
ADD: FY-end fair value of awards granted during year that remain outstanding and unvested as of FY-end	$6,575,896	$1,286,783	$6,808,043	$1,169,208	$7,975,223	$1,869,372	$3,174,022	$722,596	$7,151,484	$1,683,113
ADD: change in fair value from prior FY-end to current FY-end of awards granted in any prior year that are outstanding and unvested as of FY-end	$4,552,701	$779,463	$638,536	$52,017	$5,861,498	$817,301	$(822,209)	$(866,562)	$466,850	$175,231
ADD: change in fair value from prior FY-end to vesting date for any awards granted in any prior year that vested during the FY.	$1,115,032	$166,923	$(780,213)	$(57,349)	$4,146,738	$359,530	$(2,353)	$(4,514)	$(163,677)	$(105,848)
Total: Compensation Actually Paid (CAP)	$15,777,895	$3,531,383	$10,488,051	$2,295,919	$21,648,207	$4,371,853	$4,045,537	$755,552	$9,546,329	$2,876,076
3 For purposes of this disclosure, the peer group is the S&P 500 Industrial Machinery & Supplies & Components Index. Dollar values assume $100 was invested for the cumulative period from December 31, 2020 through the end of the listed year in either the Company or the S&P 500 Industrial Machinery & Supplies & Components Index, and reinvestment of the pre-tax value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.
4 We determined ROIC to be the “most important” financial performance measure used to link performance to Compensation Actually Paid to our PEO and other NEOs in the 2025 fiscal year, in accordance with Item 402(v) of Regulation S-K. For the definition and further description of ROIC, please refer to the “Compensation Discussion and Analysis” section beginning on page 25.

Financial Performance Measures
The following table represents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs to company performance for the 2025 fiscal year. The measures in this table are not ranked; for further information regarding these performance metrics, how the Operating Profit, ROIC and NWC measures are calculated, and how these factors affected our PEO and NEOs’ compensation, please see the “Compensation Discussion and Analysis” section, beginning on page 25.

2025 Most Important Measures (Unranked)
ROIC	Relative TSR compared to Benchmark Companies
Operating Profit	NWC

2026 PROXY STATEMENT	51

COMPENSATION

Description of Relationship Between CAP and Company TSR
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our other Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

Description of Relationship Between CAP and Net Income
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our other Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

Compensation Actually Paid (CAP) (in Millions)
Net Income (in Millions)
$25
$20
$15
$10
$5
$0
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$15.78
$3.53
$221
$10.49
$2.30
$300
$21.65
$4.37
$518
$4.05
$0.76
$336
$9.55
$2.88
$221
2021
2022
2023
2024
2025
PEO CAP
Average Non-PEO NEOs CAP
Net Income

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COMPENSATION

Description of Relationship Between CAP and ROIC
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our other Non-PEO NEOs, and our ROIC during the five most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the S&P 500 Industrial Machinery & Supplies & Components Index over the same period.

2026 PROXY STATEMENT	53

2026 OMNIBUS INCENTIVE PLAN

PROPOSAL 3: APPROVAL OF THE TEREX CORPORATION 2026 OMNIBUS INCENTIVE PLAN

General
Stockholders are being asked to approve the Terex Corporation 2026 Omnibus Incentive Plan (the “2026 Omnibus Plan”). The purpose of the 2026 Omnibus Plan is to assist the Company in attracting and retaining selected individuals to serve as employees, directors, officers, consultants and advisors of the Company and its subsidiaries and affiliates who will contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentive inherent in the ownership of the Common Stock. The 2026 Omnibus Plan authorizes the granting of (i) options (“Options”) to purchase shares of Common Stock (“Shares”), (ii) stock appreciation rights (“SARs”), (iii) restricted stock awards (“RSAs”), (iv) restricted stock units (“RSUs”), (v) other stock awards (“OSAs”), (vi) cash awards, and (vii) performance awards. The cash awards under the 2026 Omnibus Plan will be utilized, in conjunction with the performance awards, for incentive compensation in the form of an annual bonus award and in certain circumstances, long-term performance awards to key executives responsible for the success of the Company. The Board believes that such incentive compensation can help to attract and retain outstanding executives.
As of March 24, 2026, there were 1,754,897 Shares subject to outstanding stock awards under the Terex Corporation Amended and Restated 2018 Omnibus Incentive Plan (“2018 Omnibus Plan”) in the form of RSAs and RSUs, and 921,659 Shares available for issuance under the 2018 Omnibus Plan. As of March 24, 2026, there were 475,384 Shares subject to outstanding stock awards under the Amended and Restated Rev Group, Inc. 2016 Omnibus Incentive Plan (“Rev 2016 Omnibus Plan”) in the form of RSAs and RSUs, and 6,522 Shares available for issuance under the Rev 2016 Omnibus Plan.
The Board continues to actively manage the number of Shares used for equity-based compensation each year.
The following table sets forth information regarding options and time-based restricted stock granted and performance-based restricted stock earned under the 2018 Omnibus Plan for each of the last three fiscal years.

	FY 2023	FY 2024	FY 2025
Stock options granted	-0-	-0-	-0-
Time-based restricted stock granted	436,388	474,076	626,022
Performance-based restricted stock earned	432,376	115,901	220,661
The Board believes that the approval of the the 2026 Omnibus Plan is in the best interests of the Company and its stockholders because the 2026 Omnibus Plan will enable the Company to provide competitive equity incentives to employees, officers, directors, consultants and advisors to enhance the profitability of the Company and increase stockholder value.
The Board adopted the 2026 Omnibus Plan on April 24, 2026, and directed that the 2026 Omnibus Plan be submitted to the stockholders of the Company for their approval. Approval of the granting of equity awards under the 2026 Omnibus Plan will require the affirmative vote of a majority of the shares present virtually or by proxy at the Annual Meeting, provided that the total votes cast on this proposal represent over 50% of the total number of Shares entitled to vote on this proposal.
The following description of the 2026 Omnibus Plan is qualified in its entirety by reference to the 2026 Omnibus Plan, attached to this Proxy as Appendix B.

Common Stock Authorized
As of March 24, 2026, there were: (i) 1,754,897 Shares subject to outstanding stock awards under the 2018 Omnibus Plan in the form of RSAs and RSUs, and 921,659 Shares available for issuance under the 2018 Omnibus Plan; and (ii) 475,384 Shares subject to outstanding stock awards under the Rev 2016 Omnibus Plan in the form of RSAs and RSUs, and 6,522 Shares available for issuance under the Rev 2016 Omnibus Plan.

The maximum number of Shares that may be the subject of awards under the 2026 Omnibus Plan is proposed to be 3,200,000 Shares, plus the number of Shares remaining available for issuance under the 2018 Omnibus Plan and Rev 2016 Omnibus Plan that are not subject to outstanding awards as of the date of stockholder approval, and the number of Shares subject to awards outstanding under the 2018 Omnibus Plan and Rev 2016 Omnibus Plan as of such date but only to the extent that such

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2026 OMNIBUS INCENTIVE PLAN
outstanding awards are forfeited, expire, or otherwise terminate without the issuance of such Shares. Under the 2026 Omnibus Plan, Shares covered by RSAs, RSUs and OSAs shall only be counted as used to the extent that they are actually issued. Accordingly, RSAs, RSUs or OSAs forfeited by participants and Shares subject to any RSAs, RSUs or OSAs that are otherwise surrendered by a participant without receiving any payment or other benefit with respect thereto, or are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares may again be subject to new awards. However, Shares covered by any unexercised portions of terminated Options or SARs, Options or SARs forfeited by participants and Shares subject to any Options or SARs that are otherwise surrendered by a participant without receiving any payment or other benefit with respect thereto, or are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares may not again be subject to new awards.
Participants, except non-executive Directors, may not be granted in any fiscal year awards for more than a total of 750,000 Shares under the 2026 Omnibus Plan. Non-executive director participants may not be granted in any fiscal year Shares worth more than $1,00,000 under the 2026 Omnibus Plan. The Shares to be issued or delivered under the 2026 Omnibus Plan are authorized and unissued Shares, or issued Shares that have been acquired by the Company, or both.

2026 Plan Administration
The 2026 Omnibus Plan provides that the Compensation and Human Capital Committee of the Board or a subcommittee thereof, or any other committee designated by the Board (the “Plan Committee”) consisting of not fewer than two members of the Board who are non-employee directors and outside directors shall administer the 2026 Omnibus Plan. The Plan Committee is authorized, subject to the provisions of the 2026 Omnibus Plan, to establish such rules and regulations as it may deem appropriate for the proper administration of the 2026 Omnibus Plan. Subject to the provisions of the 2026 Omnibus Plan, the Plan Committee shall have authority, in its sole discretion, to grant awards under the 2026
Omnibus Plan, to set performance goals in conjunction with any award, and to make determinations with respect to the achievement of performance goals, to interpret and construe the provisions of the 2026 Omnibus Plan and, subject to the requirements of applicable law, to prescribe, amend and rescind rules and regulations relating to the 2026 Omnibus Plan or any award thereunder as it may deem necessary or advisable. In general, the Plan Committee may delegate to one or more of its members or to one or more officers of the Company the right to grant awards under the 2026 Omnibus Plan on such terms and conditions as the Plan Committee may from time to time establish.

Eligibility
Officers, employees, directors, consultants, advisors and independent contractors of the Company or any of its subsidiaries or affiliates as the Plan Committee shall select from time to time are eligible to receive awards under the 2026 Omnibus Plan. As of April 1, 2026, approximately
13,500 people would be eligible to participate under the terms of the 2026 Omnibus Plan and approximately 560 people had outstanding awards under the 2018 Omnibus Plan and REV 2016 Omnibus Plan.

Minimum Vesting
There is a minimum vesting period for all awards under the 2026 Omnibus Plan of 12 months, provided that up to 5%
of the awards under the 2026 Omnibus Plan are not required to have a minimum vesting period.

Stock Option Awards
Options to be granted under the 2026 Omnibus Plan may be “Incentive Stock Options” meeting the requirements of Section 422 of the Code or “Non-Qualified Stock Options” that do not meet such requirements. Only employees of the Company or certain of its subsidiaries may receive Incentive Stock Options under the 2026 Omnibus Plan. The Plan Committee must grant Options to purchase Shares at a price per share not less than 100% of the fair market value of such Share on the date of grant of such Option. For so long as the Common Stock is listed on the NYSE, fair market value is the closing price of a Share on the NYSE on the trading day of the date of the award. The term of each Option will be determined by the Plan Committee, but generally will not exceed ten years from the date of grant.

2026 PROXY STATEMENT	55

2026 OMNIBUS INCENTIVE PLAN

SARs
The 2026 Omnibus Plan provides that SARs may be granted to participants in the discretion of the Plan Committee. The Plan Committee may grant SARs at a price per share not less than 100% of the fair market value of a Share on the date of grant of such SAR. Upon the exercise of a SAR, the recipient is entitled to receive from the Company, without the payment of any cash (except for any applicable withholding taxes), up to, but no more than, an amount in cash or Shares determined by multiplying the (A) excess of the fair market value of a Share on the date of such exercise over the grant price, by (B) the number of Shares with respect to which the SAR is exercised. The term of each SAR will be determined by the Plan Committee, but generally will not exceed ten years from the date of grant.

Restricted Stock Awards and Restricted Stock Units
The grant of an RSA gives a participant the right to receive Shares, subject to a risk of forfeiture based upon certain conditions, such as performance standards, length of service or other criteria as the Plan Committee may determine. Until all restrictions are satisfied, lapsed or waived, the Company will maintain custody over the restricted Shares but the participant may be able to vote the Shares and may be entitled to receive unvested dividends or distributions with respect to the Shares, which dividends or distributions shall vest when the underlying RSA vests. During such restrictive period, the restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution. If a participant terminates employment with the Company prior to expiration of the forfeiture period, the participant forfeits all rights to the Shares. The Company also may grant RSUs under the 2026 Omnibus Plan. The grant of RSUs generally operates in the same manner as the grant of restricted stock, except that no Shares are actually awarded on the date of grant and the participant shall have no voting rights with respect to any RSUs granted under the 2026 Omnibus Plan and shall not be entitled to distributions paid on the Shares with respect to any RSUs.

Performance Awards
The Plan Committee may grant, either alone or in addition to other awards granted under the 2026 Omnibus Plan, performance awards based upon performance of the Company or the participant. Performance awards entitle the participant to receive cash, Options, SARs, RSAs,
RSUs or any other form of equity as the Plan Committee shall determine, if such participant achieves the measures of performance or other criteria established by the Plan Committee in its absolute discretion.

Cash-Based Awards and Other Stock-Based Awards
The Plan Committee may grant, either alone or in addition to other awards granted under the 2026 Omnibus Plan, cash-based awards and other stock-based awards as determined by the Plan Committee. Such awards may be subject to performance goals and may be designed to comply with or take advantage of the laws of jurisdictions other than the United States. Cash awards under the
2026 Omnibus Plan will be utilized, in conjunction with the performance awards, for incentive compensation in the form of an annual bonus award and in certain circumstances, long-term performance awards to key executives responsible for the success of the Company.

Amendment and Termination
The Board may amend or modify the 2026 Omnibus Plan, subject to any required stockholder approval. The Board may not amend the 2026 Omnibus Plan to increase the number of Shares that may be the subject of awards under the 2026 Omnibus Plan (other than for antidilution adjustments) without the approval of the Company’s stockholders. The 2026 Omnibus Plan will terminate by its terms and without any further action June 25, 2036. No awards may be made after that date under the 2026 Omnibus Plan, although awards outstanding under the 2026 Plan on such date will remain valid in accordance with their terms.

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2026 OMNIBUS INCENTIVE PLAN

Antidilution Adjustments
The number of Shares authorized to be issued under the 2026 Omnibus Plan and subject to outstanding awards (and the grant or exercise price thereof) may be adjusted to prevent dilution or enlargement of rights in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar capitalization change.

Federal Income Tax Consequences of Options
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2026 Omnibus Plan based on federal income tax laws currently in effect. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.
Tax Consequences to Participants
Non-Qualified Stock Options. In general: (i) no income will be recognized by an optionee at the time a Non-Qualified Stock Option is granted; (ii) at the time of exercise of a Non-Qualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares if they are non-restricted on the date of exercise; and (iii) at the time of sale of Shares acquired pursuant to the exercise of a Non-Qualified Stock Option, any appreciation (or depreciation) in the value of the Shares after the date of exercise will be treated as capital gain (or loss) and will be long-term capital gain (or loss) if the Shares have been held for over one year.
Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. For purposes of the alternative minimum tax, however, the difference between the option price and the fair market value of the Common Stock on the date of exercise is an adjustment in computing the optionee’s alternative minimum taxable income. If Shares are issued to an optionee pursuant to the exercise of an Incentive Stock Option and no transfer or disposition of the Shares is made by the optionee within two years after the date of grant or within one year after the transfer of the Shares to the optionee (such disposition, a “Disqualifying Disposition”), then upon the sale of the Shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.
If Shares acquired upon the exercise of an Incentive Stock Option are disposed of in a Disqualifying Disposition, then the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the Shares at the time of exercise (or, if less, the amount realized on the disposition of the Shares in a sale or exchange) over the option price paid for the Shares.
Special Rules Applicable to Directors and Officers. In limited circumstances where the sale of Common Stock that is received as the result of a grant of an award could subject a director or an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the director or officer may differ from the tax consequences described above.
Tax Consequences to the Company or Subsidiary
To the extent that a participant recognizes ordinary income in the circumstances described above, or with respect to performance based compensation payable under the 2026 Omnibus Plan, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) such deduction is reasonable in amount, constitutes an ordinary and necessary business expense, is not subject to the $1,000,000 annual compensation limitation set forth in Section 162(m) of the Code and does not constitute an “excess parachute payment” within the meaning of Section 280G of the Code, and (ii) any applicable withholding obligations are satisfied.
The foregoing summary of the income tax consequences in respect of the 2026 Omnibus Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

Grants Under the 2026 Omnibus Plan
Because benefits under the 2026 Omnibus Plan will depend on the discretion of the Plan Committee and the fair market value of the Common Stock at various future dates, it is not possible to determine the benefits that will be received if the amendment of the 2026 Omnibus Plan is approved by stockholders. In addition, because the payment of a bonus under the 2026 Omnibus Plan for any fiscal year is contingent on the achievement of performance goals as of the end of the fiscal year, the

2026 PROXY STATEMENT	57

2026 OMNIBUS INCENTIVE PLAN
Company cannot determine the amounts that will be payable or allocable for fiscal year 2026 or in the future.

During 2025 the Company granted restricted stock units under the 2018 Omnibus Plan as follows:

•Restricted stock units for 278,194 Shares were granted to the 2025 Named Executive Officers (one of whom was also a director) as a group. For more details on these grants, including the allocation of restricted stock awards among the Named Executive Officers, see “Executive Compensation – Summary Compensation Table” and “Executive Compensation – Grants of Plan-Based Awards.”

•Restricted stock units for 43,414 Shares were granted to all 2025 executive officers of the
Company (not including the Named Executive Officers) as a group.

•Restricted stock units for 655,228 Shares were granted to all employees of the Company (not including all current executive officers and Named Executive Officers of the Company) as a group.
No Options or SARs were granted under the 2018 Omnibus Plan during 2025.
For details on the bonuses received in 2025 pursuant to the 2018 Omnibus Plan by the Named Executive Officers, see “Executive Compensation – Summary Compensation Table” and “Compensation Discussion and Analysis – Annual Incentive Program.”

Recommendation
The Board believes that the approval of the the 2026 Omnibus Plan is in the best interests of the Company and its stockholders because the 2026 Omnibus Plan will enable the Company to provide competitive equity incentives to employees, officers, directors, consultants and advisors to enhance the profitability of the Company and increase stockholder value.

The Board recommends that the stockholders vote FOR approval of the Terex Corporation 2026 Omnibus Incentive Plan.

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AUDIT

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm KPMG LLP has audited the consolidated financial statements and the internal control over financial reporting of the Company for 2025. The Board, at the recommendation of the Audit Committee, desires to continue the service of KPMG LLP for 2026. Accordingly, the Board recommends to the stockholders ratification of the retention of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. If the stockholders do not approve
KPMG LLP as the Company’s independent registered public accounting firm, the Board and the Audit Committee will reconsider this selection.
A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he/she desires to do so, and he/she is expected to be available to subsequently respond to appropriate questions submitted.

Audit Fees
During the fiscal year ended December 31, 2025 KPMG LLP charged the Company $4,425,000 for professional services rendered by such firm for the audit of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year, work performed for statutory audits as well as procedures related to the filing of a Registration Statement on Form S-4. During the fiscal year ended December 31, 2024 KPMG LLP charged the Company $4,747,000, for professional services rendered by such firm for the audit of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year, work performed for statutory audits and work performed for the issuance of comfort letters pertaining to the Company’s debt issuance. 2024 audit fees include the impact of additional audit scope resulting from the Company’s acquisition of ESG.

Audit-Related Fees
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The aggregate fees billed by KPMG
LLP for such audit-related services for the fiscal year ended December 31, 2025 was $0. The aggregate fees billed by KPMG LLP for such audit-related services for the fiscal year ended December 31, 2024 was $0.

Tax Fees
The aggregate fees billed for tax services provided by KPMG LLP in connection with tax compliance services for the fiscal year ended December 31, 2025 was $157,000.
The aggregate fees billed for tax services provided by KPMG LLP in connection with tax compliance services for the fiscal year ended December 31, 2024 was $73,000.

All Other Fees
The aggregate fees billed by KPMG LLP for services not included in the above services for the fiscal year ended December 31, 2025 was $7,000, which includes fees for certain agreed upon procedures. The aggregate fees billed by KPMG LLP for services not included in the above services for the fiscal year ended December 31, 2024 was $145,000, which includes fees for trainings provided by KPMG LLP and other agreed upon procedures.
All of the services related to the Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the general pre-approval provisions set forth in the Audit Committee’s pre-approval policies described in “Audit Committee: Service Pre-Approval.”

The Board recommends that the stockholders vote FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2026.

2026 PROXY STATEMENT	59

AUDIT

AUDIT COMMITTEE REPORT
The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2025 with the management of the Company and the Company’s independent registered public accounting firm for such fiscal year, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP the independence of such independent registered public accounting firm. The Audit Committee also has considered whether KPMG LLP’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.
Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2025 for filing with the SEC.
The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management, and on the report issued by the independent registered public accounting firm.
AUDIT COMMITTEE

MAUREEN O’CONNELL
JOHN CANAN
SANDIE O’CONNOR
SEUN SALAMI
KATHLEEN STEELE

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OTHER IMPORTANT INFORMATION
The Board does not know of any other business to be brought before the Annual Meeting. In the event any such matters are brought before the Annual Meeting, the persons named in the enclosed Proxy will vote the Proxies received by them as they deem best with respect to all such matters.
All proposals of stockholders intended to be included in the proxy statement to be presented at the 2027 annual meeting of stockholders must be received at the Company’s offices at 301 Merritt 7, 4th Floor, Norwalk, CT 06851, no later than December 30, 2026. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.
To nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such a meeting, the Bylaws of the Company generally provides that notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s annual meeting. The Company anticipates that in order for a stockholder to nominate a candidate for election as a director at the Company’s 2026 annual meeting or to propose business for consideration at such meeting, notice must be given between February 25, 2027 and March 27, 2027. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

In addition to satisfying the provisions in our By-laws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than February 25, 2027.
Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver a single copy of our Notice of Internet Availability of Proxy Materials or Annual Report and Proxy Statement to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify us of their requests by calling (203) 222-7170 or writing to Terex Corporation at 301 Merritt 7, 4th Floor, Norwalk, CT 06851.
STOCKHOLDERS ARE URGED TO VOTE THEIR PROXIES WITHOUT DELAY.
A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By order of the Board of Directors,
Scott Posner
Secretary
April 29, 2026
Norwalk, Connecticut

2026 PROXY STATEMENT	61

APPENDIX A
Non-GAAP Reconciliation
In this proxy statement, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures that management believes are useful to both management and Terex's stockholders. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Management believes that presenting these non-GAAP financial measures provide investors with additional analytical tools which are useful in evaluating our operating results and the ongoing performance of our underlying businesses because they (i) provide meaningful supplemental information regarding financial performance by excluding impact of one-time items and other items affecting comparability between periods, (ii) permit investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our core operating performance across periods, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our financial results. We do not, nor do we suggest that investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures in this proxy are reconciled to the closest GAAP measure in the tables below in accordance with SEC rules. The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended December 31, 2025, unless otherwise indicated.

Free Cash Flow
The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as Net cash provided by (used in) operating activities less Capital expenditures, net of proceeds from sale of capital assets and free cash flow conversion as free cash flow divided by GAAP net income. The Company believes that these measures provide management and investors further useful information on cash generation or use in our primary operations and the efficiency with which the Company converts earnings into cash. The following table reconciles Net cash provided by (used in) operating activities to free cash flow (in millions) and free cash flow conversion:

Year Ended December 31, 2025
Net cash provided by (used in) operating activities	$440
Capital expenditures, net of proceeds from sale of capital assets	(115)
Free cash flow (use)	$325

Net income (loss)	$221
Free cash flow conversion	147%

GAAP to Non-GAAP Reconciliations

	FY 2025 GAAP	Restructuring and Other	Deal Related	Purchase Price Accounting	Litigation Related	Equity Security Related	Divestitures	Tax	FY 2025 Non-GAAP
Net Sales	$5,421	—	—	—	—	—	—	—	$5,421
Operating Profit	475	28	12	82	10	—	(41)	—	566
Operating Margin	8.8%								10.4%
Earnings (Loss) per Share	$3.33	0.32	0.30	0.96	0.12	(0.04)	(0.47)	0.41	$4.93

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ROIC (2025 Long-Term Incentive Award)

	Dec '25	Sep '25	Jun '25	Mar '25	Dec '24
Effective tax rate as adjusted	13.5%	13.5%	13.5%	13.5%
Operating profit as adjusted	127	168	164	100
Multiplied by: 1 minus effective tax rate as adjusted	86.5%	86.5%	86.5%	86.5%
Net operating income (loss) after tax as adjusted	$110	$145	$142	$87
Debt	$2,584	$2,593	$2,593	$2,586	$2,584
Less: Cash and cash equivalents	(772)	(509)	(374)	(298)	(388)
Debt less Cash and cash equivalents	1,812	2,084	2,219	2,288	2,196
Stockholders’ equity as adjusted	2,219	2,141	2,062	1,913	1,873
Debt less Cash and cash equivalents plus Stockholders’ equity as adjusted	$4,031	$4,225	$4,281	$4,201	$4,069

December 31, 2025 ROIC	11.6%
NOPAT as adjusted (last 4 quarters)	$484
Average Debt less Cash and cash equivalents plus Stockholders’ equity as adjusted (5 quarters)	$4,161

	Three months ended 12/31/25	Three months ended 9/30/25	Three months ended 6/30/25	Three months ended 3/31/25
Reconciliation of operating profit:
Operating profit as reported	$137	$140	$129	$69
Adjustments:
Restructuring	4	5	9	5
Acquisitions and divestitures	(14)	23	26	26
Operating profit as adjusted	$127	$168	$164	$100

	As of 12/31/25	As of 9/30/25	As of 6/30/25	As of 3/31/25	As of 12/31/24
Reconciliation of Stockholders’ equity:
Stockholders’ equity as reported	$2,095	$2,017	$1,965	$1,844	$1,832
Effects of adjustments, net of tax:
Restructuring	31	28	23	15	11
Acquisitions and divestitures	88	91	70	46	23
Non-operational gains and losses	7	7	7	7	7
Operational and multi-year impact items	(2)	(2)	(3)	1	—
Stockholders’ equity as adjusted	$2,219	$2,141	$2,062	$1,913	$1,873

2026 PROXY STATEMENT	63

Twelve Months Ended December 31, 2025	Income (loss) from continuing operations before income taxes	(Provision for) benefit from income taxes	Income tax rate
Reconciliation of the full year 2025 effective tax rate:
As reported	$292	$(71)	24.3%
Effects of adjustments:
Restructuring	28	(7)
Acquisitions and divestitures	41	(9)
Operational and multi-year impact items	33	(7)
Tax related benefit(1)	—	27
Tax related to Swiss deferred tax assets	—	14
As adjusted	$394	$(53)	13.5%

(1) The amount represents tax benefit arising from foreign tax legislative changes, in addition to tax planning associated with restructuring activity.

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APPENDIX B

Terex Corporation 2026 Omnibus
Incentive Plan

2026 PROXY STATEMENT	65

Contents

______________________________________________________________________

Article 1. Establishment, Purpose, and Duration 1
Article 2. Definitions 1
Article 3. Administration 6
Article 4. Shares Subject to This Plan and Maximum Awards 8
Article 5. Eligibility and Participation 10
Article 6. Stock Options 10
Article 7. Stock Appreciation Rights 13
Article 8. Restricted Stock and Restricted Stock Units 14
Article 9. Performance Units/Performance Shares 15
Article 10. Cash-Based Awards and Other Stock-Based Awards 16
Article 11. Transferability of Awards and Shares 17
Article 12. Performance Measures 17
Article 13. Nonemployee Director Awards 18
Article 14. Dividend Equivalents 19
Article 15. Beneficiary Designation 19
Article 16. Rights of Participants 19
Article 17. Change in Control 19
Article 18. Disability 20
Article 19. Death 20
Article 20. Amendment and Termination 20
Article 21. Withholding 21
Article 22. Successors 21
Article 23. General Provisions 22

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Terex Corporation
2026 Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration
1.1 Establishment. Terex Corporation, a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Terex Corporation 2026 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. This Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
1.2 Purpose of This Plan. The purpose of this Plan is to provide a means whereby Employees, Directors, and Third-Party Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third-Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.
1.3 Duration of This Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.
2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2026 PROXY STATEMENT	67

2.4 “Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.
2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.6 “Board” or “Board of Directors” means the board of directors of the Company.
2.7 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.
2.8 "Cause" shall mean:
(a) Willful, substantial and continued failure to perform duties;
(b) Willful engagement in conduct that is demonstrably and materially injurious to the Company; or
(c) Entry by a court or quasi-judicial governmental agency of the United States or a political subdivision thereof of an order barring an Employee from serving as an officer or director of a public company.
For the purposes of clauses, (a) and (b) of this definition, no act or failure to act shall be deemed "willful" (x) if caused by a Disability or (y) unless done, or omitted to be done, not in good faith or without reasonable belief that such act or omission was in the best interest of the Company.
2.9 "Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
(i) any person or group (as described in regulations under Section 409A of the Code) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing
(A) more than 50% or more of the combined voting power of the Company's then outstanding securities, excluding any person or group who becomes such a Beneficial Owner in connection with transactions described in clauses (x), (y) or (z) of paragraph (iii) below and excluding the acquisition by a person or group holding more than 50 percent of such voting power or
(B) 30 percent or more of the combined voting power of Terex’s then outstanding securities during any twelve-month period;
(ii) there is a change in the composition of the Board of Directors of the Company occurring during any twelve month period, as a result of which fewer than a majority of the directors are Incumbent Directors (“Incumbent Directors” shall mean directors who either (x) are members of the Board as of the date of this Agreement or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination); or

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(iii) there is consummated, in any transaction or series of transactions during a twelve-month period, a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company’s assets (collectively, a “Business Combination”) other than a Business Combination after which (x) the stockholders of the Company own more than 50 percent of the common stock or combined voting power of the voting securities of the company resulting from the Business Combination, (y) at least a majority of the board of directors of the resulting corporation were Incumbent Directors and (z) no individual, entity or group (excluding any corporation resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) becomes the Beneficial Owner of 35 percent or more of the combined voting power of the securities of the resulting corporation, who did not own such securities immediately before the Business Combination.
This definition of “Change in Control” is intended to comply with the definition of “Change in Control” under Code Section 409A. For purposes of this Section 2.9, any of the events described above shall in any case constitute a "change in the ownership or effective control" of the Company or a "change in the ownership of a substantial portion of the assets" of the Company, in each case, within the meaning of Code Section 409A in order to be a “Change in Control” hereunder.
For purposes of this Section 2.9, the rules of Code Section 318(a) and the regulations issued thereunder shall be used to determine stock ownership.
2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.11 “Committee” means the Compensation and Human Capital Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. Each member of the Committee shall be a Nonemployee Director and an Outside Director, except that if the Board determines that (i) the Plan cannot or need not satisfy the requirements of Rule 16b-3 of the Exchange Act (such that grants of Awards are not or need not be exempt from Section 16(b) of the Exchange Act), then there may be less than two members of the Committee, and the members of the Committee need not be Nonemployee Directors or (ii) they no longer want the Plan to comply with the requirements of Section 162(m) of the Code and the regulations thereunder, or the Plan need not comply with such requirements, then there may be less than two members of the Committee and the members of the Committee need not be Outside Directors. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
2.12 “Company” means Terex Corporation, a Delaware corporation, and any successor thereto as provided in Article 20 herein.
2.13 “Director” means any individual who is a member of the Board of Directors.
2.14 “Disability” means, subject to an examination as specified by the Committee, a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of twelve (12) months or longer.
2.15 “Dividend Equivalents” has the meaning set forth in Section 3.2(i).
2.16 “Effective Date” has the meaning set forth in Section 1.1.

2026 PROXY STATEMENT	69

2.17 “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, a Subsidiary or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute "employment" by the Company.
2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.19 “Extraordinary Items” means (a) extraordinary, unusual, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or acquisition.
2.20 “Fair Market Value” or “FMV” means:
(a) If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the "Fair Market Value" of a Share as of a specified date shall mean the per Share closing price of the Shares for the date as of which Fair Market Value is being determined (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) on the principal securities exchange on which the Shares are listed or admitted to trading.
(b) If the Shares are not listed or admitted to trading on any such exchange but are listed as a national market security on the NASDAQ Stock Market, Inc. ("NASDAQ"), traded in the over-the-counter market or listed or traded on any similar system then in use, the Fair Market Value of a Share shall be the last sales price for the date as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system. If the Shares are not listed or admitted to trading on any such exchange, are not listed as a national market security on NASDAQ and are not traded in the over-the-counter market or listed or traded on any similar system then in use, but are quoted on NASDAQ or any similar system then in use, the Fair Market Value of a Share shall be the average of the closing high bid and low asked quotations on such system for the Shares on the date in question.
(c) In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the price of a Share as determined by the Committee in its sole discretion by application of a reasonable valuation method. The Committee may, in its sole discretion, seek the advice of outside experts in connection with any such determination.
2.21 “Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.
2.22 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

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2.23 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
2.24 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.
2.25 “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a Beneficial Owner of more than ten percent (10%) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.26 “Nonemployee Director” means a Director who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act.
2.27 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.
2.28 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.29 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
2.30 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.31 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
2.32 “Outside Director” is a Director who is an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code.
2.33 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.34 “Performance Measures” mean measures as described in Article 12 on which the performance goals are based.
2.35 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.36 “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.37 “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2026 PROXY STATEMENT	71

2.38 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
2.39 “Plan” means the Terex Corporation 2026 Omnibus Incentive Plan.
2.40 “Plan Year” means the Company’s fiscal year which begins January 1 and ends December 31.
2.41 “Prior Plans” means the Terex Corporation Amended and Restated 2018 Omnibus Incentive Plan and the Amended and Restated Rev Group, Inc. 2016 Omnibus Incentive Plan.

2.42 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.
2.43 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant Date.
2.44 “SEC” means the United States Securities and Exchange Commission.
2.45 “Share” means a share of common stock of the Company, no par value per share.
2.46 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.
2.47 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.48 “Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, a Subsidiary, or an Affiliate that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
Article 3. Administration
3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:
(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or

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combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;
(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(c) To approve forms of Award Agreements for use under the Plan;
(d) To determine Fair Market Value of a Share in accordance with Section 2.20 of the Plan;
(e) To amend the Plan or any Award Agreement as provided in the Plan;
(f) To adopt subplans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such subplans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such subplans and/or special provisions, the provisions of the Plan shall govern;
(g) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock award previously granted by the Committee or the Board;
(h) To determine whether Awards will be settled in Shares of common stock, cash, or in any combination thereof;
(i) To determine whether Awards will be adjusted for Dividend Equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant; provided, however, that Options and SARs may not be adjusted for Dividend Equivalents;
(j) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;
(k) To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards;
(l) To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation: (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and
(m) To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without

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payment to the Company, a number of Shares, cash, or a combination thereof, the amount of which is determined by reference to the value of Shares.
3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more Directors or officers, in accordance with applicable law, of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such Director or officer for Awards granted to an Employee who is considered an Insider; and (ii) the Director(s) or officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4. Shares Subject to This Plan and Maximum Awards
4.1 Number of Shares Authorized and Available for Awards. The number of Shares authorized and available for Awards under the Plan shall be determined in accordance with the following provisions:
(a) Subject to adjustment as provided in Section 4.4 of the Plan, the maximum number of Shares available for issuance under the Plan shall be 3,200,000 shares, plus (i) the number of Shares remaining available for issuance under the Prior Plans that are not subject to outstanding Awards as of the Effective Date, and (ii) the number of Shares subject to Awards outstanding under the Prior Plans as of the Effective Date but only to the extent that such outstanding Awards are forfeited, expire, or otherwise terminate without the issuance of such Shares.
(b) The maximum number of Shares that may be issued pursuant to ISOs under the Plan shall be 3,200,000.
4.2 Share Usage. Shares covered by an Award granted under Articles 8 and 9 shall be counted as used only to the extent they are actually issued. Any Shares related to Awards granted under Articles 8 and 9 or under Articles 8 and 9 under the Prior Plans that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. However, Shares covered by an Award granted under Articles 6, 7 and 10 shall be counted as used once the Award is granted. If the Option Price of any Option granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), the tendered Shares shall not be available for grant under this Plan. Furthermore, if an SAR is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall not be available for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.
4.3 Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Sections 4.4 and 20.2, shall apply to grants of such Awards under this Plan:

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(a) Options and SARs: The maximum aggregate number of Shares subject to Options and SARs granted to any one Participant in any one Plan Year shall be 750,000.
(b) Restricted Stock and Restricted Stock Units: The maximum aggregate number of Shares subject to Restricted Stock and Restricted Stock Units granted to any one Participant in any one Plan Year shall be 750,000.
(c) Performance Units: The maximum aggregate amount awarded or credited with respect to Performance Units to any one Participant in any one Plan Year in respect of any performance period may not exceed $20,000,000, determined as of the date of grant.
(d) Performance Shares: The maximum aggregate number of Performance Shares that a Participant may receive in any one Plan Year in respect of any performance period shall be 750,000 Shares, determined as of the date of grant.
(e) Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year in respect of any performance period may not exceed $20,000,000, determined as of the date of grant.
(f) Other Stock-Based Awards: The maximum aggregate amount awarded or credited with respect to Other Stock-Based Awards to any one Participant in any one Plan Year in respect of any performance period may not exceed 750,000 Shares, determined as of the date of grant.
(g) Nonemployee Director Awards: In addition to the limits described in (a) – (f) above, a Nonemployee Director may not be granted in any one Plan Year Awards worth more than $1,000,000.
For the avoidance of doubt, in no event shall any Participant be granted Options, SARS, Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards in any Plan Year in an amount in excess of 750,000 Shares in the aggregate under the Plan.
4.4 Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:
(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards, provided that the

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Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.
(b) The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions described in Section 4.4(a).
(c) The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
(d) Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

Article 5. Eligibility, Participation and Minimum Vesting
5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third-Party Service Providers.
5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.
5.3 Minimum Vesting. There shall be a minimum vesting period of one year for all Awards under the Plan, provided that up to 5% of the Awards under this Plan are not required to have a minimum vesting period.

Article 6. Stock Options
6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Employees and Directors in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.
6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.
6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.
6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

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6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:
(a) In cash or its equivalent;
(b) By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;
(c) By a cashless (broker-assisted) exercise;
(d) By any combination of (a), (b), and (c); or
(e) Any other method approved or accepted by the Committee in its sole discretion.
Subject to any governing rules or regulations, as soon as practicable, but in no event later than 45 days, after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.
6.7 Termination of Employment. Each Participant’s Award Agreement may set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination. In the absence of a specific provision in a Participant’s Award Agreement, in the event of the termination of employment of a Participant or the termination or separation from service of a Third-Party Service Provider or a Director for any reason (other than by reason of death, Disability or Change in Control), the term of any Options granted to such Participant outstanding and vested as of the date of (or as a result of) such termination or separation, shall expire six (6) months after the date of such termination or separation, provided, however, that in no instance may the term of an Award, as so extended, extend beyond the end of the original term of the Award Agreement. Except as otherwise provided by the Committee, any unvested options held by such Participant under this Plan shall be forfeited upon such termination or separation.
6.8 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall be subject to the following rules:
(a) Special ISO Definitions.

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(i) “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).
(ii) “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).
(iii) A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.
(b) Eligible Employees. ISOs may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary (as permitted under Code Sections 422 and 424).
(c) Option Price. The Option Price of an ISO granted under the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must at least equal one hundred percent (100%) of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be not less than 110% of such Fair Market Value).
(d) Right to Exercise. Any ISO granted to a Participant under the Plan shall be exercisable during his or her lifetime solely by such Participant.
(e) Exercise Period. The period during which a Participant may exercise an ISO shall not exceed ten (10) years (five (5) years in the case of a Participant who is a 10% Owner) from the date on which the ISO was granted.
(f) Termination of Employment. In the event a Participant terminates employment due to death or disability, as defined under Code Section 22(e)(3), the Participant (or his beneficiary, in the case of death) shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his/her death or disability, as applicable; provided, however that such period may not exceed one (1) year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, as defined under Code Section 22(e)(3), the Participant shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; provided, however that such period may not exceed three (3) months from the date of such termination of employment or, if shorter, the remaining term of the ISO.
(g) Dollar Limitation. To the extent that the aggregate Fair Market Value of: (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the Shares of common stock of the Company, Parent Corporation, and any Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and any Affiliate and Subsidiary exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which

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they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other Incentive Stock Option is granted.
(h) Duration of Plan. No Incentive Stock Options may be granted more than ten (10) years after the earlier of: (i) adoption of this Plan by the Board, or (ii) the Effective Date.
(i) Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within thirty (30) days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.
(j) Transferability. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, at the discretion of the Committee, an ISO may be transferred to a grantor trust under which the Participant making the transfer is the sole beneficiary.

Article 7. Stock Appreciation Rights
7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Grant Date.
7.3 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
7.4 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date.
7.5 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.6 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company, within 45 days of the date of exercise, in an amount determined by multiplying:
(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b) The number of Shares with respect to which the SAR is exercised.

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7.7 Form of Payment. Payment, if any, with respect to an SAR settled in accordance with Section 7.6 of the Plan shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares, or a combination thereof, as the Committee determines.
7.8 Termination of Employment. Each Award Agreement may set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, Affiliates, or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination. In the absence of a specific provision in a Participant’s Award Agreement, in the event of the termination of employment or separation from service of a Participant for any reason (other than by reason of death, Disability or Change in Control), the term of any SAR granted to such Participant outstanding and vested as of the date (or as a result of) such termination or separation, shall expire six (6) months after the date of such termination or separation, provided, however, that in no instance may the term of an Award, as so extended, extend beyond the end of the original term of the Award Agreement. Except as otherwise provided by the Committee, any unvested SARs held by such Participant under this Plan shall be forfeited upon such termination or separation.
7.9 Other Restrictions. The Committee shall impose such other conditions or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units
8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.
8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted

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Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.
8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Terex Corporation.
8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.6 Termination of Employment. Each Award Agreement may set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination. In the absence of a specific provision in a Participant’s Award Agreement, in the event of the termination of employment of a Participant or the termination or separation from service of a Third-Party Service Provider or a Director for any reason (other than by reason of death, Disability or Change in Control), any unvested Restricted Stock and/or Restricted Stock Units granted to such Participant under this Plan shall be forfeited upon such termination or separation.

Article 9. Performance Units/Performance Shares
9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to 100% of Fair Market Value of a Share as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive a payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced

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in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares in accordance with the terms of the Award Agreement. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
9.5 Termination of Employment. Each Award Agreement may set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination. In the absence of a specific provision in a Participant’s Award Agreement, in the event of the termination of employment of a Participant or the termination or separation from service of a Third-Party Service Provider or a Director for any reason (other than by reason of death, Disability or Change in Control), any unvested Performance Units and/or Performance Shares granted to such Participant under this Plan shall be forfeited upon such termination or separation.

Article 10. Cash-Based Awards and Other Stock-Based Awards
10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines. In the absence of an Award Agreement or a specific provision in a Participant’s Award Agreement to the contrary, no Participant shall have any right to receive payment of any Cash-Based Award or Other Stock-Based Award unless such Participant remains in the employ of the Company at the time of payment of such Award.
10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following

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termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination. In the absence of an Award Agreement or a specific provision in a Participant’s Award Agreement, in the event of a Participant’s termination of employment or separation from service for any reason (other than by reason of death, Disability or Change in Control), any unvested Cash-Based Awards or Other Stock-Based Awards granted to such Participant under this Plan shall be forfeited upon such termination or separation.

Article 11. Transferability of Awards and Shares
11.1 Transferability of Awards. Except as provided in Section 6.8(j) and Section 11.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relation order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of this Section 11.1 shall be null and void; provided, however, Options or SARs that have vested may be transferred to a charitable organization or a Family Member of such Participant. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided. For purposes of this provision, Family Member means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
11.2 Committee Action. Except as provided in Section 6.8(j), the Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards shall be transferable to and exercisable by such transferees, and be subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without stockholder approval.
11.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 12. Performance Measures
12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Participant may include, but are not limited to the following Performance Measures:
(a)    Net earnings or net income (before or after taxes);
(b)    Earnings per share;
(c)    Net sales or revenue growth;
(d)    Net operating profit or income;
(e)    Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

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(f)    Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(g)    Earnings before or after taxes, interest, depreciation, and/or amortization;
(h)    Gross or operating margins;
(i)    Productivity ratios;
(j)    Share price (including, but not limited to, growth measures and total stockholder return);
(k)    Cost control;
(l)    Margins;
(m)    Operating efficiency;
(n)    Market share;
(o)    Customer satisfaction or employee satisfaction;
(p)    Working capital;
(q)    Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);
(r)    Management development;
(s)    Diversity;
(t)    Succession planning;
(u)    Financial controls;
(v)    Ethics;
(w)    Information technology;
(x)    Marketing initiatives;
(y)    Business development;
(z)    Financial structure;
(aa)    Taxes;
(bb)    Depreciation and amortization;
(cc)    Safety; and
(dd)    Total Stockholder Return.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices.
12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.
12.3 Adjustment of Performance-Based Compensation. The Committee shall retain the discretion to adjust such Awards upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.

Article 13. Nonemployee Director Awards
The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

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Article 14. Dividend Equivalents
Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, provided that in no circumstance will a Participant vest in a dividend or a Dividend Equivalent prior to the vesting of the underlying Award. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents based on the dividends declared on Shares that are subject to an Option, ISO, or SAR Award and further no dividends or Dividend Equivalents shall be paid out with respect to any unvested Performance Shares or Performance Units.

Article 15. Beneficiary Designation
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 16. Rights of Participants
16.1 Employment. Nothing in this Plan or an Award Agreement shall: (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his/her employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
16.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Change in Control
Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement. In the event of a Change in Control, (i) any unvested Awards granted to a Participant shall immediately vest, including any Awards that are subject to Performance Measures, which shall vest at target, and (ii) such Participant shall have the unqualified right to exercise any Options or SARs that are outstanding as of the date of such Change in Control for a period of three (3) years after such Change in Control of the Company, provided,

2026 PROXY STATEMENT	85

however, that in no instance may the term of the Awards, as so extended, extend beyond the end of the original term of the Award Agreement; provided, further, however that the accelerated vesting of any Award shall not effect the distribution date of any Award subject to Code Section 409A.
Article 18. Disability
Except for ISOs covered by Section 6.8(f), in the absence of a specific provision in a Participant’s Award Agreement, if a Participant terminates employment or separates from service due to Disability, (i) any unvested Awards granted to such Participant shall immediately vest and (ii) such Participant, or his/her guardian or legal representative, shall have the unqualified right to exercise any Options or SARs that are outstanding as of the date of such termination or separation for a period of one year after such termination or separation, provided, however, in no instance may the term of the Option or SAR, as so extended, extend beyond the end of the original term of the Award Agreement; provided, further, however that the accelerated vesting of any Award shall not effect the distribution date of any Award subject to Code Section 409A.
Article 19. Death
Except for ISOs covered by Section 6.8(f), in the absence of a specific provision in a Participant’s Award Agreement, if a Participant dies while employed or otherwise engaged by or providing services to the Company or any of its Subsidiaries or Affiliates, as the case may be, (i) any unvested Awards granted to such Participant under the Plan shall immediately vest and (ii) any Options or SARs outstanding as of the date of such Participant’s death shall be exercisable by the estate of such Participant or by any person who acquired such Award by bequest or inheritance, at any time within one year after the death of such Participant, provided, however, that in no instance may the term of the Option or SAR, as so extended, extend beyond the end of the original term of the Award Agreement.
Article 20. Amendment and Termination
20.1 Amendment and Termination of the Plan and Award Agreements.
(a) Subject to subparagraphs (b) and (c) of this Section 20.1 and Section 20.3 of the Plan, the Board may at any time alter, amend, suspend or terminate the Plan as it shall deem advisable and the Committee may, at any time and from time to time, amend an outstanding Award Agreement.
(b) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of an outstanding Award may not be amended to reduce the exercise price of outstanding Options or to reduce the Grant Price of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other Awards, or Options or SARs with an exercise price or Grant Price, as applicable, that is less than the exercise price of the cancelled Options or the Grant Price of the cancelled SARs without shareholder approval.
(c) Notwithstanding the foregoing, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or

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regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
20.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 12.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 20.2 without further consideration or action.
20.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 20.2, 20.4, or 23.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
20.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 20.4 to any Award granted under the Plan without further consideration or action.
Article 21. Withholding
21.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the amount to satisfy applicable federal, state, and local taxes, domestic or foreign, due with respect to any taxable event arising as a result of this Plan.
21.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, the lapse of restrictions on Restricted Stock, the delivery of cash or Shares in the settlement of Restricted Stock Units, or the achievement of performance goals related to Performance Units or Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum withholding requirement. All such elections shall be irrevocable, made electronically or in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 22. Successors
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

2026 PROXY STATEMENT	87

Article 23. General Provisions
23.1 Forfeiture Events.
(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary.
(b) If a Participant fails to sign an Award Agreement within six (6) months of such Award Agreement being delivered to the Participant by the Company, the Award being granted pursuant to such Award Agreement shall be subject to forfeiture.
(c) If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant or make additional payments or grants to a Participant for any Award with respect to any fiscal year of the Company the financial results of which are affected by such restatement. The amount to be recovered from or paid to the Participant shall be the amount by which the Award differed from the amount that would have been payable to the Participant had the financial statements been initially filed as restated. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002). The Committee shall determine the method of any recovery or payment pursuant to this provision.
23.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
23.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
23.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
23.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
23.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

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(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
23.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
23.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
23.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:
(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan;
(b) Determine which Employees, Directors, or Third-Party Service Providers outside the United States are eligible to participate in this Plan;
(c) Modify the terms and conditions of any Award granted to Employees, Directors, or Third-Party Service Providers outside the United States to comply with applicable foreign laws;
(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 23.9 by the Committee shall be attached to this Plan document as appendices; and
(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
23.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
23.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any

2026 PROXY STATEMENT	89

individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
23.12 Fractional Shares. The Committee shall determine whether to issue or deliver fractional shares pursuant to this Plan or any Award hereunder, or to issue or pay cash, Awards, or other property in lieu of fractional Shares; or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
23.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
23.14 Deferred Compensation.
(a) The Committee may grant Awards under the Plan that provide for the deferral of compensation within the meaning of Code Section 409A. It is intended that such Awards comply with the requirements Section 409A so that amounts deferred thereunder are not includible in income and are not subject to an additional tax of twenty percent (20%) at the time the deferred amounts are no longer subject to a substantial risk of forfeiture.
(b) Notwithstanding any provision of the Plan or Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Committee may reform the Plan and Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of the Plan and Award Agreement. By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 23.14(b) without further consideration or action.
23.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
23.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
23.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise

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provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
23.18 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.
23.19 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.
23.20 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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TEREX

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time either (i) Monday, June 22, 2026 for shares in the 401(k) plan or (ii) Wednesday, June 24, 2026 for all other shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TEREX2026**

The Company will be hosting the meeting live via the Internet this year. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time either (i) Monday, June 22, 2026 for shares in the 401(k) plan or (ii) Wednesday, June 24, 2026 for all other shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V97022-P50346

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TEREX CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES, AND "FOR" PROPOSALS 2, 3 AND 4.

1. ELECTION OF DIRECTORS.

NOMINEES:	For	Against	Abstain
1a. Jean Marie "John" Canan	☐	☐	☐
1b. David Dauch	☐	☐	☐
1c. Don DeFosset	☐	☐	☐
1d. Charles Dutil	☐	☐	☐
1e. Simon Meester	☐	☐	☐
1f. Maureen O'Connell	☐	☐	☐
1g. Sandie O'Connor	☐	☐	☐
1h. Srikanth Padmanabhan	☐	☐	☐
1i. Andra Rush	☐	☐	☐
1j. David A. Sachs	☐	☐	☐
1k. Seun Salami	☐	☐	☐
1l. Kathleen Steele	☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF

TEREX CORPORATION

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Annual Meeting of Stockholders live via the Internet, you can ensure that these shares are represented at the meeting by completing, signing and returning your proxy card on the reverse side.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please detach and mail in the envelope provided.

V97023-P50346

TEREX CORPORATION

2026 ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Simon Meester and Scott J. Posner, and either one of them, proxies with the power of substitution to act, by unanimous vote, or if only one votes or acts then by that one, to vote for the undersigned at the Annual Stockholders' Meeting of Terex Corporation, to be held at 10:00 A.M., Eastern Time on Thursday, June 25, 2026, live via the Internet at www.virtualshareholdermeeting.com/TEREX2026, and any adjournment or postponement thereof, as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE BOARD OF DIRECTORS' NOMINEES, AND FOR PROPOSALS 2, 3 AND 4.

(Continued and to be signed on reverse side)